                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-76384



         PROXY STATEMENT
     FOR THE ANNUAL MEETING                             PROSPECTUS
       OF STOCKHOLDERS OF                         AMERICAN HOME MORTGAGE
      VALLEY BANCORP, INC.                            HOLDINGS, INC.


    MERGER PROPOSED AND DIRECTOR NOMINATIONS -- YOUR VOTE IS VERY IMPORTANT

        The boards of directors of Valley Bancorp, Inc., a Maryland corporation and the holding company for Valley Bank of Maryland headquartered in Hunt Valley, Maryland, and American Home Mortgage Holdings, Inc., a Delaware corporation headquartered in Melville, New York, have agreed to a transaction which will result in the acquisition of Valley by American Home by means of the merger of a newly-formed wholly-owned subsidiary of American Home with Valley.

        In exchange for each of your shares of Valley common stock, you will receive total consideration computed to have a value of approximately $40.8042. The consideration that you will receive will consist of either (1) a combination of American Home common stock and cash or (2) solely cash, depending on the "average price" of American Home common stock immediately prior to the date we complete the acquisition. The "average price" is the average of the daily volume weighted averages of trading prices of one share of American Home common stock for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the date we complete the acquisition.

        If the average price is not greater than $22.9259 or not less than $11.0384, upon completion of the acquisition, you will receive, in exchange for each of your shares of Valley common stock, (1) that number of shares of American Home common stock equal to the quotient obtained by dividing $20.4021 by the average price and (2) a cash payment of $20.4021. If the average price is less than $11.0384, you will receive, in exchange for each of your shares of Valley common stock, a cash payment of $40.8042. If the average price is greater than $22.9259, you will receive, in exchange for each of your shares of Valley common stock, at the option of American Home, either (1) a cash payment of $40.8042 or (2) a cash payment of $20.4021 and .8899 of a share of American Home common stock.

        Based on the average price of American Home common stock on January 11, 2002, the latest practicable date prior to the mailing of this proxy statement-prospectus, of $12.6195, you would have received for each share of Valley common stock you own 1.6167 shares of American Home common stock and a cash payment of $20.4021.

        American Home common stock is quoted on the Nasdaq National Market under the symbol "AHMH." Valley common stock is not quoted on any established market. For information on the recent market price of American Home common stock, see "SUMMARY -- Comparative Market Price of Common Stock" on page 4.

        The annual meeting of Valley stockholders will be held on February 14, 2002 at 9:00 a.m. local time at the administrative offices of Valley Bank of Maryland, located at 130 Lakefront Drive, Hunt Valley, Maryland. At the annual meeting, you will be asked to approve the agreement and plan of reorganization, which we refer to as the "agreement and plan of reorganization," by and between American Home and Valley, the related plans of merger and the transactions contemplated thereby. The acquisition cannot be completed unless the holders of two-thirds of the shares of Valley common stock outstanding and entitled to vote, approve it.

        At the annual meeting, Valley stockholders also will be asked to elect three directors for terms ending on the date we complete the acquisition or, if the acquisition is not completed, at the annual meeting of stockholders in 2005. See "ELECTION OF DIRECTORS OF VALLEY" on page 86.

        Your board of directors unanimously recommends that you vote FOR the acquisition and FOR the election of the three nominees of your board for director.


        YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 14 OF THIS PROXY STATEMENT-PROSPECTUS.

--------------------------------------------------------------------------------
           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF AMERICAN HOME COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

        The date of this proxy statement-prospectus is January 16, 2002. It is first being mailed on or about January 16, 2002.

                                   PLEASE NOTE

        As used in this proxy statement-prospectus, the terms "Valley" and "American Home" refer to Valley Bancorp, Inc. and American Home Mortgage Holdings, Inc., respectively, and, where the context requires, to Valley and American Home and their respective subsidiaries.

        No one has been authorized to give any information or make any representation about the acquisition, Valley or American Home that differs from, or adds to, the information in this proxy statement-prospectus, the documents that are referred to herein or in American Home's documents filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

        This proxy statement-prospectus has been prepared as of January 16, 2002. There may be changes in the affairs of Valley or American Home since that date which are not reflected in this document.

        American Home has supplied all information contained or incorporated by reference in this proxy statement-prospectus relating to American Home, as well as all pro forma financial information, and Valley has supplied all information contained in this proxy statement-prospectus relating to Valley.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

        This proxy statement-prospectus incorporates important business and financial information about American Home that is not included in or delivered with this document. This information is described under "WHERE YOU CAN FIND MORE INFORMATION" on page 96. You can obtain free copies of this information from American Home by writing or calling:

                      Corporate Secretary's Office
                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                      520 Broadhollow Road
                      Melville, New York  11747
                      Telephone:  (631) 899-3900


        IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY FEBRUARY 7, 2002.

                              VALLEY BANCORP, INC.
                               130 LAKEFRONT DRIVE
                        HUNT VALLEY, MARYLAND 21030-2215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 14, 2002.

        Valley Bancorp, Inc. will hold the 2002 annual meeting of stockholders at the administrative offices of Valley Bank of Maryland, located at 130 Lakefront Drive, Hunt Valley, Maryland, at 9:00 a.m. local time on February 14, 2002, to vote on:

        (1) Acquisition. The agreement and plan of reorganization, dated as of August 24, 2001, between Valley Bancorp, Inc. and American Home Mortgage Holdings, Inc., the related plans of merger and the transactions contemplated thereby. These transactions include the merger of either Valley with and into a newly-formed wholly-owned subsidiary of American Home or, in certain circumstances, the merger of a newly-formed wholly-owned subsidiary of American Home with and into Valley.

        (2) Election of Directors. A proposal to elect three directors of Valley for terms ending at the date we complete the acquisition or, if the acquisition is not completed, at the annual meeting of stockholders in 2005.

        (3) Other Business. Any other matters that properly come before the annual meeting, or any adjournments or postponements of the annual meeting.

        Record holders of Valley common stock at the close of business on January 10, 2002, will receive notice of and may vote at the annual meeting, including any adjournments or postponements thereof. The agreement and plan of reorganization and the related plans of merger require approval by the holders of two-thirds of the shares of Valley common stock outstanding and entitled to vote at the annual meeting. Provided a quorum is present, the affirmative vote of a majority of the votes cast by Valley stockholders is required for the election of each of the nominees for director.

        YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the acquisition and the nominees for director named in the attached proxy statement-prospectus. If you do not return your proxy card, or if you do not attend and vote in favor of the acquisition at the annual meeting, the effect will be a vote against the acquisition and your shares will not be counted in the election of directors. You may revoke your proxy by delivering a written notice of revocation to the Corporate Secretary of Valley before a vote is taken at the annual meeting.

        This proxy statement-prospectus provides you with detailed information about the proposed acquisition and election of directors. You can also get information about American Home from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully. Your board of directors supports this acquisition transaction and the election of directors and unanimously recommends that you vote FOR the acquisition and FOR the election of each of the nominees of your board for director.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Irwin E. Epstein
                                           Secretary
January 16, 2002

                   QUESTIONS AND ANSWERS ABOUT THE ACQUISITION



Q:      WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to approve the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby, including the merger of Valley with a newly-formed wholly-owned subsidiary of American Home. As a result of the acquisition, in certain circumstances, you will become a stockholder of American Home.

        You are also being asked to vote upon the election of three directors of Valley for terms ending on the date we complete the acquisition or, if the acquisition is not completed, at the annual meeting of stockholders in 2005.

Q:      WHAT SHOULD I DO NOW?

A: SEND IN YOUR PROXY CARD. After reviewing this document, indicate on your proxy card how you want to vote, and sign, date and mail it in the enclosed envelope as soon as possible to ensure that your shares will be represented at the annual meeting.

        If you sign, date and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the agreement and plan of reorganization, the plans of merger, the transactions contemplated thereby and the election of three directors. If you do not sign and send in your proxy card, or if you do not attend and cast your vote in person at the annual meeting, it will have the same effect as a vote against the acquisition and your shares will not be counted in the election of directors.

Q:      SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: NO. After the acquisition is completed, we will send you written instructions for exchanging your Valley common stock certificates.

Q:      CAN I REVOKE MY PROXY AND CHANGE MY MIND?

A: YES. You may revoke your proxy up to the time a vote is taken at the annual meeting by delivering to the Corporate Secretary a written notice of revocation or by delivering a later dated proxy, as explained under "2002 ANNUAL MEETING OF VALLEY STOCKHOLDERS -- Record Date, Voting Rights, Required Vote and Revocability of Proxies" on page 39 of this proxy statement-prospectus.

Q:      CAN I VOTE MY SHARES IN PERSON?

A: YES. You may attend the annual meeting and vote your shares in person rather than signing and mailing your proxy card.

Q:      WHEN AND WHERE WILL THE ANNUAL MEETING TAKE PLACE?

A: The annual meeting will be held at the administrative office of Valley Bank of Maryland, 130 Lakefront Drive, Hunt Valley, Maryland, at 9:00 a.m. local time on February 14, 2002.

Q:      WHAT WILL I RECEIVE FOR MY VALLEY SHARES?

A: In exchange for each of your shares of Valley common stock, you will receive total consideration computed to have a value of approximately $40.8042. The type and amount of consideration that you will receive in exchange for your shares of Valley common stock upon consummation of the acquisition will vary based on what we refer to as the "average price" of American Home common stock immediately prior to the date that we complete the acquisition. The "average price" is the average of the daily volume weighted averages of trading prices of American Home common stock for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the date we complete the acquisition. For example:

        >> If the average price is not greater than $22.9259 and is not less than $11.0384, upon completion of the acquisition, subject to certain limitations, you will receive, in exchange for each of your shares of Valley common stock, (1) that number of shares of American Home common stock equal to the quotient obtained by dividing $20.4021 by the average price and (2) a cash payment of $20.4021.

        >> If the average price is less than $11.0384, you will receive, in exchange for each of your shares of Valley common stock, a cash payment of $40.8042.

        >> If the average price is greater than $22.9259, you will receive, in exchange for each of your shares of Valley common stock, at the option of American Home, either (1) a cash payment of $40.8042 or (2) subject to certain limitations, a cash payment of $20.4021 and .8899 of a share of American Home common stock.

        If Valley stockholders receive both American Home common stock and cash in the acquisition, the acquisition will be consummated pursuant to the plan of merger attached to this proxy statement-prospectus as Appendix B, and Valley will be merged with and into a newly-formed wholly-owned subsidiary of American Home and the newly-formed subsidiary will be the surviving entity. If Valley stockholders receive only cash in the acquisition, the acquisition will be consummated pursuant to the alternative plan of merger attached to this proxy statement-prospectus as Appendix C and a newly-formed wholly-owned subsidiary of American Home will be merged with and into Valley and Valley will be the surviving entity.

        Based on the average price of American Home common stock on January 11, 2002 of $12.6195, the latest practicable date prior to the mailing of this proxy statement-prospectus, you would have received for each share of Valley common stock you own 1.6167 shares of American Home common stock and a cash payment of $20.4021. If you receive shares of American Home common stock in the acquisition, the actual value of American Home common stock you receive will depend on the market price of American Home common stock at the time of closing.

Q:      WILL FRACTIONAL SHARES BE ISSUED?

A: American Home will not issue any fractional shares of common stock in the acquisition. Instead, American Home will pay cash (without interest) for any fractional share interest in American Home common stock you would otherwise receive as a result of the acquisition. The cash payment will be in an amount equal to the fraction multiplied by the closing price of one share of American Home common stock on the Nasdaq National Market on the last trading day before the acquisition is completed.


Q:      WHOM CAN I CALL WITH QUESTIONS?

A: If you want additional copies of this document, or if you want to ask any questions about the acquisition, you should contact:

                                Joseph M. Solomon
                                    President
                              VALLEY BANCORP, INC.
                               130 Lakefront Drive
                        Hunt Valley, Maryland 21030-2215
                                 (410) 785-3870

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
SUMMARY.......................................................................................................1
           The Companies......................................................................................1
           The Acquisition....................................................................................1
           What You Will Receive in the Acquisition...........................................................1
           Effect of the Acquisition on Valley Options........................................................2
           Dissenters' Rights in the Acquisition..............................................................3
           Your Expected Tax Treatment as a Result of the Acquisition.........................................3
           Comparative Market Prices of Common Stock..........................................................4
           American Home's Reasons for the Acquisition........................................................5
           Valley's Reasons for the Acquisition...............................................................5
           Opinion of Valley's Financial Advisor..............................................................5
           Annual Meeting of Stockholders.....................................................................5
           Stockholder Vote Required..........................................................................6
           Voting Rights at the Annual Meeting................................................................6
           Voting Procedures for the Annual Meeting...........................................................6
           Recommendation to Stockholders on the Acquisition..................................................6
           Share Ownership of Management and Certain Stockholders.............................................7
           Interests of Certain Persons in the Acquisition That May Be Different from Yours...................7
           Effective Time.....................................................................................7
           Regulatory Approval and Other Conditions...........................................................7
           Waiver, Amendment, and Termination.................................................................8
           Accounting Treatment...............................................................................8
           Certain Differences in Stockholders' Rights........................................................8
           Election of Directors..............................................................................9
           Historical and Pro Forma Comparative Per Share Data...............................................10
A WARNING ABOUT FORWARD-LOOKING STATEMENTS...................................................................13
RISK FACTORS.................................................................................................14
           General...........................................................................................14
           Risks Relating to the Acquisition.................................................................14
           Risks Related to American Home's Business.........................................................16
SELECTED CONSOLIDATED FINANCIAL DATA.........................................................................22
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION...........................................................26
MANAGEMENT DISCUSSION AND ANALYSIS OF VALLEY.................................................................32
           General...........................................................................................32
           Asset/Liability Management........................................................................32
           Interest Rate Sensitivity Analysis................................................................33
           Comparison of Financial Condition at September 30, 2001 and 2000..................................34
           Comparison of Operating Results for the Years Ended September 30, 2001 and 2000...................35

           Liquidity and Capital Resources...................................................................36
           Impact of Inflation and Changing Prices...........................................................37
           Forward-Looking Statements........................................................................38
2002 ANNUAL MEETING OF VALLEY STOCKHOLDERS...................................................................38
           Purpose...........................................................................................38
           Record Date, Voting Rights, Required Vote, and Revocability of Proxies............................39
           Solicitation of Proxies...........................................................................40
           Dissenters' Rights................................................................................40
           Recommendation....................................................................................43
THE ACQUISITION..............................................................................................43
           General...........................................................................................43
           What You Will Receive in the Acquisition..........................................................43
           Effect of the Acquisition on Valley Options.......................................................46
           Certain Federal Income Tax Consequences...........................................................47
           Background of and Reasons for the Acquisition.....................................................49
           Opinion of Valley's Financial Advisor.............................................................52
           Effective Time of the Acquisition.................................................................58
           Conditions to Consummation of the Acquisition.....................................................58
           Regulatory Approval...............................................................................59
           Waiver, Amendment, and Termination................................................................60
           Conduct of Business Pending the Acquisition.......................................................62
           Management and Operations After the Acquisition...................................................62
           Interests of Certain Persons in the Acquisition...................................................63
           Accounting Treatment..............................................................................65
           Expenses and Fees.................................................................................65
           Resales of American Home Common Stock.............................................................66
EFFECT OF THE ACQUISITION ON RIGHTS OF STOCKHOLDERS..........................................................67
           Antitakeover Provisions Generally.................................................................67
           Authorized Capital Stock..........................................................................68
           Amendment of Certificate or Articles of Incorporation and Bylaws..................................68
           Classified Board of Directors and Absence of Cumulative Voting....................................69
           Removal of Directors..............................................................................70
           Limitations on Director Liability.................................................................70
           Indemnification...................................................................................71
           Special Meetings of Stockholders..................................................................72
           Actions by Stockholders Without a Meeting.........................................................72
           Stockholder Nominations and Proposals.............................................................72
           Merger, Consolidations, and Sales of Assets Generally.............................................74
           Business Combinations with Certain Persons........................................................74
           Dissenters' Rights................................................................................75
           Stockholders' Rights to Examine Books and Records.................................................75
           Dividends.........................................................................................76
           Liquidation Rights................................................................................76
COMPARATIVE MARKET PRICES AND DIVIDENDS......................................................................76

BUSINESS OF VALLEY...........................................................................................78
           Valley............................................................................................78
           Valley Bank.......................................................................................78
           Regulation and Supervision........................................................................79
BUSINESS OF AMERICAN HOME....................................................................................86
           General...........................................................................................86
ELECTION OF DIRECTORS OF VALLEY..............................................................................86
           Meetings and Committees of the Board of Directors.................................................88
           Executive Compensation............................................................................89
           Stock Options.....................................................................................90
           Restricted Stock Awards...........................................................................91
           Employment Agreements.............................................................................91
           Directors' Compensation...........................................................................93
           Certain Transactions..............................................................................93
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF..............................................................93
RELATIONSHIP WITH INDEPENDENT AUDITORS.......................................................................94
CERTAIN REGULATORY CONSIDERATIONS............................................................................94
DESCRIPTION OF AMERICAN HOME CAPITAL STOCK...................................................................95
OTHER MATTERS................................................................................................95
STOCKHOLDER PROPOSALS........................................................................................95
EXPERTS......................................................................................................96
OPINIONS.....................................................................................................96
WHERE YOU CAN FIND MORE INFORMATION..........................................................................96
INDEX TO VALLEY FINANCIAL STATEMENTS........................................................................F-1


APPENDICES:

   Appendix A   --   Agreement and Plan of Reorganization, dated as of August
                     24, 2001, by and between Valley Bancorp, Inc. and American
                     Home Mortgage Holdings, Inc.

   Appendix B   --   Plan of Merger by and between Valley Bancorp, Inc. and a
                     newly-formed wholly-owned subsidiary of American Home
                     Mortgage Holdings, Inc.

   Appendix C   --   Alternative Plan of Merger by and between Valley Bancorp,
                     Inc. and a newly-formed wholly-owned subsidiary of American Home Mortgage Holdings, Inc.

   Appendix D   --   Opinion of Feldman Financial Advisors, Inc.

   Appendix E   --   Copies of Section 3-201 through 3-213, Maryland General
                     Corporation Law, pertaining to dissenters' rights.

   Appendix F   --   Financial Statements of Valley Bancorp, Inc. and its
                     subsidiary thrift institution, Valley Bank of Maryland, as of September 30, 2000 and 1999.

                                     SUMMARY

        This summary highlights selected information from this proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document in order to understand fully the acquisition and to obtain a more complete description of the legal terms of the acquisition. For more information about American Home, see "WHERE YOU CAN FIND MORE INFORMATION" on page 96. We have included page references in this summary to direct you to other places in this proxy statement-prospectus where you can find a more complete description of the topics we have summarized.


THE COMPANIES (SEE PAGE 78 FOR VALLEY, PAGE 86 FOR AMERICAN HOME)

VALLEY BANCORP, INC.
130 LAKEFRONT DRIVE
HUNT VALLEY, MARYLAND  21030-2215
(410) 785-3870

        Valley is a Maryland corporation and savings and loan holding company headquartered in Hunt Valley, Maryland. Valley operates primarily through its subsidiary thrift institution, Valley Bank of Maryland. Valley serves customers in the suburban Baltimore area through its branch office in Owings Mills, Maryland and its lending and administrative office in Hunt Valley, Maryland.

        On September 30, 2001, Valley had, on a consolidated basis, total assets of approximately $48.2 million, loans of approximately $30.2 million, deposits of approximately $37.3 million, and stockholders' equity of approximately $4.4 million.

AMERICAN HOME MORTGAGE HOLDINGS, INC.
520 BROADHOLLOW ROAD
MELVILLE, NEW YORK  11747
(631) 899-3900

        American Home is a Delaware corporation headquartered in Melville, New York. American Home currently operates, together with its subsidiaries, as an independent retail mortgage banking company primarily engaged in the business of originating and selling residential mortgage loans through its 63 loan offices in the United States and through the Internet.

        On September 30, 2001, American Home had, on a consolidated basis, total assets of approximately $358.2 million, mortgage loans of approximately $293.3 million, and stockholders' equity of approximately $66.3 million.

THE ACQUISITION  (SEE PAGE 43)

        Pursuant to the agreement and plan of reorganization and related plans of merger, American Home will acquire Valley either by means of the merger of Valley with and into a newly-formed wholly-owned subsidiary of American Home or, in certain circumstances, the merger of a newly-formed wholly-owned subsidiary of American Home with and into Valley.

WHAT YOU WILL RECEIVE IN THE ACQUISITION  (SEE PAGE 43)

        In exchange for each of your shares of Valley common stock, you will receive total consideration computed to have a value of approximately $40.8042. The type and amount of consideration that you will receive in exchange for your shares of Valley common stock upon consummation of the acquisition will vary based on what we refer to as the "average price" of American Home common stock immediately prior to the date that we complete the acquisition. The

"average price" is the average of the daily volume weighted averages of trading prices of American Home common stock for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the date we complete the acquisition. For example:

        >> If the average price is not greater than $22.9259 and is not less than $11.0384, upon completion of the acquisition, you will receive, in exchange for each of your shares of Valley common stock, (1) that number of shares of American Home common stock equal to the quotient obtained by dividing $20.4021 by the average price and (2) a cash payment of $20.4021.

        >> If the average price is less than $11.0384, you will receive, in exchange for each of your shares of Valley common stock, a cash payment of $40.8042.

        >> If the average price is greater than $22.9259, you will receive, in exchange for each of your shares of Valley common stock, at the option of American Home, either (1) a cash payment of $40.8042 or (2) a cash payment of $20.4021 and .8899 of a share of American Home common stock.

        If Valley stockholders receive a combination of American Home common stock and cash in the acquisition, American Home may elect to reduce the cash consideration paid to Valley stockholders so that the cash portion of the consideration constitutes no more than 50% of the total consideration paid by American Home in the acquisition. If American Home reduces the amount of cash consideration paid in the acquisition, the number of shares of American Home common stock will be increased accordingly.

        Based on the average price of American Home common stock on January 11, 2002 of $12.6195, the latest practicable date prior to the mailing of this proxy statement-prospectus, you would have received for each share of Valley common stock you own 1.6167 shares of American Home common stock and a cash payment of $20.4021. If you receive shares of American Home common stock in the acquisition, the actual value of American Home common stock you receive at the time we complete the acquisition will depend on the current market price of American Home common stock.

        American Home will not issue any fractions of shares of common stock. Rather, American Home will pay cash (without interest) for any fractional share interest any Valley stockholder would otherwise receive in the acquisition. The cash payment will be in an amount equal to the fraction multiplied by the market value of one share of American Home common stock on the Nasdaq National Market on the last trading day preceding the date we complete the acquisition.

EFFECT OF THE ACQUISITION ON VALLEY OPTIONS  (SEE PAGE 46)

        Valley has granted certain options to acquire Valley common stock under existing Valley stock plans. If the acquisition is completed, each option granted under Valley's stock plans that is outstanding (except for certain options granted to non-employee directors of Valley), whether or not exercisable, will be converted into an option to purchase American Home common stock. The number of American Home shares that may be purchased and the exercise price of each option will be adjusted based on the average price of American Home common stock, subject to certain limitations. Holders of certain options that have been granted to non-employee directors of Valley will receive a cash payment in exchange for the cancellation of such options.

DISSENTERS' RIGHTS IN THE ACQUISITION  (SEE PAGE 40)

        Maryland law permits you to dissent from the acquisition and to have the fair value of your Valley common stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices and refraining from voting your shares in favor of the acquisition. If you return a signed proxy but fail to provide instructions as to the manner in which your shares are to be voted, you will be deemed to have voted in favor of the acquisition and will not be entitled to assert dissenters' rights. If you dissent from the acquisition, your shares of Valley common stock will not be exchanged for the consideration payable in the acquisition, and your only right will be to receive the appraised value of your shares in cash.

YOUR EXPECTED TAX TREATMENT AS A RESULT OF THE ACQUISITION (SEE PAGE 47)

        If the acquisition results in your receipt of American Home common stock and cash, we intend for the acquisition to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes. Accordingly, we expect that you will not recognize gain or loss for federal income tax purposes on the exchange of your Valley common stock for shares of American Home common stock pursuant to the acquisition. You will, however, recognize gain or loss on the receipt of cash in the acquisition. You will also recognize gain or loss on the receipt of cash in lieu of fractional shares of American Home common stock or as a result of the exercise of dissenters' rights. If the acquisition results in your receiving only cash, the acquisition will not qualify as a tax-free reorganization, and you will recognize gain or loss on the exchange of your Valley common stock in exchange for the cash.

        Tax matters are very complicated and the tax consequences of the acquisition to you, whether you receive American Home common stock and cash or only cash, will depend on the facts of your specific situation. You should consult your own tax advisor to determine the exact effect of the acquisition to you under federal, state, local and foreign tax laws.

COMPARATIVE MARKET PRICES OF COMMON STOCK (SEE PAGE 76)

        Shares of American Home are quoted on the Nasdaq National Market under the symbol "AHMH." Shares of Valley are not quoted on any established market and trade intermittently. On August 24, 2001, the last full trading day prior to the public announcement of the acquisition, American Home common stock closed at $15.1043 per share. As of that date, the last known sales price of Valley common stock was $20.00 per share, based on the last known sale of Valley common stock on February 6, 2001. On January 11, 2002, the last practicable date before the mailing of this proxy-statement prospectus, American Home common stock closed at $13.08 per share.

        If the acquisition had been completed, on January 11, 2002, the average price would have been $12.6195 and you would have received in exchange for each of your shares of Valley common stock 1.6167 shares of American Home common stock, with a value (based on such average price) of $21.1464, and a cash payment of $20.4021.

        In addition, the amount and type of consideration that you will receive in the acquisition will be dependent upon the average price of American Home common stock based on the date we actually complete the acquisition. See "THE ACQUISITION -- What You Will Receive in the Acquisition" on page 43.

        The market price of American Home common stock will fluctuate prior to and after completion of the acquisition. Therefore, you should obtain current stock price quotations for American Home common stock.

AMERICAN HOME'S REASONS FOR THE ACQUISITION  (SEE PAGE 51)

        American Home believes that the acquisition will provide an enhanced opportunity to its stockholders. The acquisition is part of American Home's strategy to become a growth-oriented company by converting to a depository institution with additional and more stable funding sources.

VALLEY'S REASONS FOR THE ACQUISITION  (SEE PAGE 50)

        Valley believes that the acquisition is in the best interests of Valley and its stockholders for a variety of reasons including:

        (1) the financial terms of the acquisition, taking into consideration the opinion of Valley's financial advisor as to the fairness, from a financial point of view, of the acquisition consideration, and the fact that American Home common stock has a more liquid trading market than the Valley common stock;

        (2) a comparison between Valley as an independent entity and Valley combined with American Home, particularly as to stockholder value, including the benefits that could reasonably be expected to accrue to Valley's stockholders from the acquisition including the premium offered by American Home;

        (3) financial and other publicly available information concerning American Home, including information with respect to the business, operations, condition and future prospects of American Home;

        (4) the non-financial terms and structure of the acquisition, in particular the fact that the acquisition qualifies as a tax-free reorganization to Valley stockholders, except in respect of cash received for their Valley common stock;

        (5) the likelihood of the acquisition being approved by appropriate regulatory authorities; and

        (6) the impact, generally, of the acquisition on the various constituencies served by Valley, including its employees, customers and community.

OPINION OF VALLEY'S FINANCIAL ADVISOR (SEE PAGE 52)

        Valley has received an opinion of Feldman Financial Advisors, Inc., that the per share consideration to be received in the acquisition is fair, from a financial point of view, to Valley's stockholders. The full text of this opinion is attached as Appendix D. We encourage you to read this opinion.

ANNUAL MEETING OF STOCKHOLDERS (SEE PAGE 38)

        The annual meeting will be held at the administrative offices of Valley Bank of Maryland, located at 130 Lakefront Drive, Hunt Valley, Maryland, at 9:00 a.m., local time, on February 14, 2002. At the annual meeting, Valley stockholders will be asked:

        (1) to approve the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby, including either the merger of Valley with and into a newly-formed wholly-owned subsidiary of American Home or, in certain circumstances, the merger of a newly-formed wholly-owned subsidiary of

                American Home with and into Valley;

        (2)     to vote on a proposal to elect three directors of Valley; and

        (3) to act on any other matters that may be put to a vote at the annual meeting.

        As of the date of this proxy statement-prospectus, Valley's board of directors does not know of any other matters that will be presented at the annual meeting.

STOCKHOLDER VOTE REQUIRED (SEE PAGE 39)

        In order for the annual meeting to be held, a quorum must be present. A quorum is established when a majority of the shares of Valley common stock outstanding and entitled to vote on a matter are represented at the annual meeting either in person or by proxy.

        Acquisition. The agreement and plan of reorganization, the related plans of merger, and the transactions contemplated thereby must be approved by stockholders who own two-thirds of the shares of Valley common stock outstanding and entitled to vote.

        Election of Directors. Provided a quorum is present, the affirmative vote of a majority of the votes cast by Valley stockholders is required for election of each of the nominees for director.

VOTING RIGHTS AT THE ANNUAL MEETING (SEE PAGE 39)

        If you owned shares of Valley common stock as of the close of business on January 10, 2002, the record date, you are entitled to vote at the annual meeting. On the record date, 130,135 shares of Valley common stock were outstanding and entitled to vote at the annual meeting. You will be entitled to one vote for each share of Valley common stock that was validly issued and outstanding and that you owned on the record date. You may vote either by attending the annual meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.

VOTING PROCEDURES FOR THE ANNUAL MEETING (SEE PAGE 39)

        Your Board of Directors is seeking your proxy to use at the annual meeting. We have prepared this proxy statement-prospectus to assist you in deciding how to vote and whether or not to grant your proxy to the proxyholders named therein. Please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the annual meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for the agreement and plan of reorganization, the related plans of merger, the transactions contemplated thereby, and the election of directors. If you fail to return your proxy card and fail to vote at the annual meeting, the effect will be a vote against the acquisition and your shares will not be counted in the election of directors. If you sign a proxy, you may revoke it at any time before it is exercised at the annual meeting by giving written notice of revocation to the Secretary of Valley before a vote is taken at the annual meeting.

RECOMMENDATION TO STOCKHOLDERS ON THE ACQUISITION (SEE PAGE 43)

        Valley's board of directors has approved the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby. The Valley board of directors believes that the proposed acquisition is fair to Valley stockholders and in the best interests of Valley stockholders. The Valley board of directors recommends that you vote FOR approval of the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (SEE PAGES 86 AND 93)

        On the record date, Valley's directors and executive officers and entities they control owned, or had voting or investment power over, 52,619 shares, or approximately 40% of the outstanding shares of Valley common stock. This number does not include stock that the Valley directors and executive officers may acquire through exercising stock options. These shares represent approximately 60% of the shares required to approve the acquisition.

        Each of the directors and executive officers of Valley has entered into an agreement with American Home in which he or she has agreed to vote the shares of Valley common stock over which the director has voting authority (other than in a fiduciary capacity) in favor of the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby.

        On the record date, none of the directors or executive officers of American Home or entities they control owned, or had voting or investment power over, any shares of Valley common stock and American Home held no shares of Valley common stock.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION THAT MAY BE DIFFERENT FROM YOURS (SEE PAGE 63)

        Certain officers of Valley have employment, change in control or retirement agreements, rights under stock options and other benefit plans and other arrangements that may provide them with interests in and benefits from the acquisition that are different from yours. In particular, members of Valley's board of directors and its officers are entitled to indemnification under the agreement and plan of reorganization. The Valley board of directors was aware of these interests and considered them in approving and recommending the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby.

EFFECTIVE TIME (SEE PAGE 58)

        The acquisition will be completed and will become final at the time specified in the certificate of merger reflecting the acquisition to be filed with the Secretary of State of the State of Delaware and the articles of merger reflecting the acquisition to be filed with the State Department of Assessments and Taxation of the State of Maryland. If Valley stockholders approve the acquisition at the annual meeting and American Home obtains all required regulatory approvals, we currently anticipate that the acquisition will be completed during the second quarter of 2002. American Home and Valley cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to consummation of the acquisition can or will be satisfied.

REGULATORY APPROVAL AND OTHER CONDITIONS (SEE PAGES 58 AND 59)

        American Home is required to notify and obtain approvals from certain government regulatory agencies before the acquisition may be completed, including the Office of Thrift Supervision, or "OTS", and other federal and state banking regulators. We expect that American Home will obtain all required regulatory approvals, but we cannot assure you that these regulatory approvals will be obtained or when they will be obtained.

        In addition to the required regulatory approvals, the acquisition will be completed only if certain conditions, including, but not limited to the following, are met or, if waivable, waived:

        (1) Valley stockholders approve the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby at the annual meeting;

        (2) if Valley stockholders receive both American Home common stock and cash in the acquisition, American Home and Valley each receive an opinion of counsel that the acquisition will qualify as a tax-free reorganization; and

        (3) American Home's and Valley's representations and warranties in the agreement and plan of reorganization are accurate in all material respects on the date we complete the acquisition.

        In addition to these conditions, the agreement and plan of reorganization, attached to this proxy statement-prospectus as Appendix A, describes other conditions that must be met before the acquisition may be completed.

        American Home and Valley cannot assure you that the conditions to consummation of the acquisition can or will be satisfied.

WAIVER, AMENDMENT, AND TERMINATION (SEE PAGE 60)

        American Home and Valley may agree to terminate the agreement and plan of reorganization and elect not to complete the acquisition at any time before the acquisition is completed.

        Each of the parties also can terminate the agreement and plan of reorganization in certain other circumstances, including if the acquisition is not completed by December 31, 2002.

        In addition, the parties may also terminate the agreement and plan of reorganization if other circumstances occur which are described in the agreement and plan of reorganization, attached to this proxy statement-prospectus as Appendix A.

        The agreement and plan of reorganization may be amended by the written agreement of American Home and Valley. The parties may amend the agreement and plan of reorganization without stockholder approval, even if Valley stockholders have already approved the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby. However, the Valley stockholders must approve any amendments that would modify, in a material respect, the type and amount of consideration that they will receive in the acquisition.

ACCOUNTING TREATMENT (SEE PAGE 65)

        American Home intends to account for the acquisition as a purchase transaction for accounting and financial reporting purposes.

        The purchase method of accounting involves adding Valley's assets and liabilities, estimated at their fair value at the effective time of the acquisition to the recorded assets of American Home. Therefore, the financial statements of American Home issued after the acquisition will reflect these values from Valley and will not be restated retroactively to reflect the historical financial position or results of operations of Valley.

CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS (SEE PAGE 67)

        When the acquisition is completed, if a portion of the consideration you receive is paid in the form of shares of American Home common stock, you will automatically become an American Home stockholder. The rights of American Home stockholders differ from the rights of Valley stockholders in certain significant ways. These differences have to do with provisions in American Home's certificate of incorporation and bylaws and differences in the Maryland General Corporation Law and the Delaware General Corporation Law. Certain of the provisions of American Home's certificate of incorporation are intended to make a takeover of American Home more difficult if the American Home board of directors does not approve it.

ELECTION OF DIRECTORS (SEE PAGE 86)

        Valley's board of directors is divided into three classes of directors who serve three-year terms. At each annual meeting, one of the three classes of directors is elected. At the annual meeting you also will be asked to vote on the election of Joseph M. Solomon, Alleck A. Resnick and Bernard Gilden to serve as directors for terms ending at the date we complete the acquisition or, if the acquisition is not completed, at the annual meeting of stockholders in 2005. The board of directors of Valley recommends that you vote FOR the election as directors of these three nominees.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

        The following table shows certain comparative per share data relating to net income, cash dividends, and book value. The Valley equivalent pro forma information is based on the consideration which would have been issued if the acquisition had been consummated on September 30, 2001, and each share of Valley common stock was exchanged for 1.244 shares of American Home common stock and a cash payment of $20.4021. The acquisition of Valley is to be accounted for using the purchase method of accounting.

        We present the pro forma and equivalent pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had American Home completed the acquisition at the times indicated, and it does not necessarily indicate what future results of operations or combined financial position will be.

        You should read the information shown below in conjunction with the historical consolidated financial statements of American Home and Valley and the notes provided with them and related financial information appearing elsewhere in, or incorporated by reference in, this proxy statement-prospectus. See "SELECTED CONSOLIDATED FINANCIAL DATA" on page 22, "BUSINESS OF VALLEY" on page 78, "BUSINESS OF AMERICAN HOME" on page 86 and "WHERE YOU CAN FIND MORE INFORMATION" on page 96.

                            AMERICAN HOME AND VALLEY
               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                              FOR THE                  FOR THE
                                                                         FISCAL YEAR ENDED        NINE MONTHS ENDED
                                                                       DECEMBER 31, 2000 (1)    SEPTEMBER 30, 2001(1)
                                                                       ---------------------    ---------------------
NET INCOME PER SHARE
    American Home - Historical
       Basic before cumulative effect of change in accounting
           principle ...................................................... $   0.63                   $   1.39
       Basic after cumulative effect of change in accounting
           principle ......................................................     0.63                       1.61
       Diluted before cumulative effect of change in accounting
           principle ......................................................     0.63                       1.33
       Diluted after cumulative effect of change in accounting
           principle ......................................................     0.63                       1.54
    Valley - Historical
       Basic ..............................................................     1.35                        .73
       Diluted ............................................................     1.33                        .72
    Pro forma (American Home and Valley)
       Basic before cumulative effect of change in accounting
           principle ......................................................     0.63                       1.38
       Basic after cumulative effect of change in accounting
           principle ......................................................     0.63                       1.59
       Diluted before cumulative effect of change in accounting
           principle ......................................................     0.63                       1.32
       Diluted after cumulative effect of change in accounting
           principle ......................................................     0.63                       1.53
    Valley equivalent pro forma
       Basic before cumulative effect of change in accounting
           principle ......................................................     0.79                       1.71
       Basic after cumulative effect of change in accounting
           principle ......................................................     0.79                       1.98
       Diluted before cumulative effect of change in accounting
           principle ......................................................     0.79                       1.64
       Diluted after cumulative effect of change in accounting
           principle ......................................................     0.79                       1.90

CASH DIVIDENDS PAID PER SHARE
    American Home .........................................................     -                          0.06
    Valley (3).............................................................     -                          0.50
    Valley equivalent pro forma (2) .......................................     0.00                       0.07

                                                      AS OF
                                              SEPTEMBER 30, 2001(1)
                                          ----------------------------
BOOK VALUE PER SHARE
    American Home - Historical .........          $ 5.66
    Valley - Historical ................           34.73
    Pro forma (American Home and Valley)            5.81
    Valley equivalent pro forma ........            7.23

-----------------------------------------

(1) Historical and pro forma comparative per share data presented for the fiscal year ended December 31, 2000 represents data as of American Home's fiscal year end on December 31, 2000 and Valley's fiscal year end on September 30, 2000. Historical and pro forma comparative per share data presented for the nine-months ended September 30, 2001 represents data for American Home and Valley as of the nine-months ended September 30, 2001.

(2) Represents pro forma combined information multiplied by the assumed exchange ratio of 1.244 shares of American Home common stock in exchange for each share of Valley common stock. The assumed exchange ratio is based on the closing price of American Home's common stock of $17.44 on September 28, 2001.

(3) Valley will pay a cash dividend on the Valley common stock in an amount equal to $0.50 per share on January 22, 2002 to the holders of Valley common stock as of the record date, January 10, 2002. Valley is also scheduled to pay, immediately prior to the time we complete the acquisition, a cash dividend on the Valley common stock that is pro-rated based on the number of weeks elapsed in the current fiscal year.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements about American Home and Valley following the acquisition. These statements can be identified by our use of words like "expect," "may," "could," "intend," "project," "estimate" or "anticipate." These forward-looking statements reflect our current views, but they are based on assumptions and are subject to risks, uncertainties and other factors. These factors include the following:

        (1)     the effect of economic and market conditions;

        (2)     the level and volatility of interest rates;

        (3) the actions undertaken by both current and potential new competitors;

        (4) the availability of funds from American Home's lenders to fund future mortgage loan originations or portfolio investments;

        (5) the impact of current, pending or future legislation and regulations;

        (6)     the timing and uncertainty of the regulatory approval process;

        (7) the timing and uncertainty related to other consents and approvals which may be required;

        (8)     the changing nature of American Home's business;

        (9)     the nature and size of Valley; and

        (10) other risk factors outlined in the reports that American Home files with the SEC including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        The forward-looking earnings estimates included in this proxy statement-prospectus have not been examined or compiled by the independent public accountants of Valley or American Home, nor have our independent accountants applied any procedures to our estimates. Accordingly, such accountants do not express an opinion or any other form of assurance on them. Further information on other factors that could affect the financial results of American Home after the acquisition is included in American Home's SEC filings incorporated by reference in this proxy statement-prospectus.

                                  RISK FACTORS

GENERAL

        There are certain risks and uncertainties related to the acquisition of Valley by American Home. Additionally, if the acquisition is consummated, unless you receive only cash in exchange for all of your shares of Valley common stock, you will receive a cash payment and shares of American Home common stock in exchange for your shares of Valley common stock. You should be aware of particular risks and uncertainties that are applicable to an investment in American Home common stock. Specifically, there are risks and uncertainties that bear on American Home's future financial results and that may cause American Home's future earnings and financial condition to be less than American Home's expectations. Some of these risks and uncertainties are discussed above under the heading "A WARNING ABOUT FORWARD-LOOKING STATEMENTS." Additional risks are discussed below.

RISKS RELATING TO THE ACQUISITION

        AMERICAN HOME MAY HAVE DIFFICULTY INTEGRATING THE OPERATIONS OF VALLEY INTO ITS BUSINESS, WHICH MAY HAVE A MATERIAL ADVERSE IMPACT ON ITS GROWTH OR OPERATIONS.

        The acquisition involves the combination and integration of two companies that have previously operated independently. The success of the combination of American Home and Valley will depend primarily on American Home's ability to integrate Valley's operations, services, products, personnel and systems into its business, to identify and eliminate duplicated efforts and systems, to incorporate different corporate strategies, and to address unanticipated legal liabilities and other contingencies, all of which may divert management's attention from ongoing business operations. American Home and Valley may not be able to integrate their operations without encountering difficulties including the loss of key employees and customers, the disruption of their businesses, or possible inconsistencies in standards, controls, procedures, and policies, which may have a material adverse impact on American Home's growth or operations.

        AS A RESULT OF THE ACQUISITION, AMERICAN HOME WILL BE REGULATED AS A SAVINGS AND LOAN HOLDING COMPANY WHICH MAY HAVE A MATERIAL ADVERSE IMPACT ON ITS OPERATIONS.

        As a result of the acquisition, American Home will become a savings and loan holding company regulated by OTS. Valley is a federally chartered savings association. Federal bank regulatory agencies, including OTS, regulate many aspects of the operations of insured depository institutions, including federal savings associations, and their holding companies. These areas include, but are not limited to, the capital an institution must maintain, the kinds of activities it may engage in, the types and levels of investments it may make, the locations of its offices, insurance coverage of its deposits and the premiums it must pay for this coverage and how much cash it must set aside as reserves for its deposits. These rules are primarily intended to protect depositors and the Federal Deposit Insurance Corporation, not the bank's creditors or stockholders. Regulations affecting thrifts and financial services businesses undergo continual change, and the ultimate effect of such changes cannot be predicted. Regulations and laws may be modified at any time, and new legislation may be enacted that could affect American Home and its subsidiaries if the acquisition is completed. For more information on the scope of regulations that will or may be imposed on American Home see "CERTAIN REGULATORY CONSIDERATIONS" on page 94.

        YOU WILL NOT KNOW THE EXACT TYPE, AMOUNT OR VALUE OF THE CONSIDERATION YOU WILL RECEIVE UNTIL AMERICAN HOME COMPLETES THE ACQUISITION.

        While you will receive total consideration of at least approximately $40.8042 in exchange for each of your shares of Valley common stock upon consummation of the acquisition, you will not know the exact type, amount or value of the consideration at the time of the annual meeting. Specifically, the determination of whether you will receive only cash or a combination of stock and cash will be based upon the average price of American Home common stock, which will not be determined until after the annual meeting.

        Similarly, you will not know the number of shares of American Home common stock you will receive until the average price is determined. Finally, the value of American Home common stock fluctuates and will continue to fluctuate after closing the acquisition. Therefore, in each case in which you receive shares of American Home common stock in the acquisition, the value of those shares may be higher or lower at the effective time than on the date of the annual meeting. See "THE ACQUISITION -- General" on page 43.

        IF THE ACQUISITION IS NOT COMPLETED, THE VALUE OF VALLEY COMMON STOCK MAY VARY IN THE FUTURE.

        If the acquisition is not completed, the value of Valley common stock could increase or decrease in the future. Such value could be either higher or lower than the acquisition consideration being offered by American Home in the acquisition.

        VALLEY'S STOCKHOLDERS WILL NOT CONTROL AMERICAN HOME'S FUTURE OPERATIONS AND NO VALLEY DIRECTOR WILL SERVE ON THE AMERICAN HOME BOARD OF DIRECTORS.

        Valley's stockholders collectively own 100% of Valley and, in the aggregate, have the absolute power to approve or reject any matters requiring the approval of stockholders under Maryland law and Valley's articles of incorporation. After the acquisition, Valley's stockholders in the aggregate will hold, at the most, approximately 2% of the outstanding shares of American Home common stock, assuming that the maximum number of shares of American Home common stock that may be issued in the acquisition are issued. Even if all of the former Valley stockholders voted together on all matters presented to American Home's stockholders from time to time, they would not be able to control whether these proposals are ultimately approved or rejected.

        ONCE THE ACQUISITION IS COMPLETED, THE DIVIDENDS YOU RECEIVE WILL DECLINE SUBSTANTIALLY.

        In the event the merger is consummated, the outstanding shares of Valley common stock will under certain circumstances be automatically converted into cash and under other circumstances, may be converted into cash at the election of American Home. Accordingly, when all cash is received in exchange for the outstanding shares of Valley common stock, former Valley stockholders will no longer be entitled to receive any dividends after the effective date of the merger. Additionally, in those circumstances where outstanding shares of Valley common stock are converted into cash and shares of American Home common stock, the dividends to be received on the American Home common stock will be less than the dividends currently received by Valley stockholders on the Valley common stock. Since 1990, Valley has paid an annual dividend of $0.50 per share in each year, other than 1998. In 2001, American Home began to pay dividends of $0.03 per quarter, or approximately $0.12 per year. Even assuming the maximum exchange ratio of 1.8483 shares of American Home common stock for each share of Valley common stock issued upon consummation of the merger, former Valley stockholders will receive approximately $0.22 in dividends for each of their former shares of Valley common stock, assuming, of course, that American Home continues its current dividend policy. See "Historical and Pro Forma Comparative Per Share Data" on page 10 and "Comparative Market Prices and Dividends" on page 76.

        AMERICAN HOME'S PRINCIPAL STOCKHOLDER IS NOW AND AFTER THE CONSUMMATION OF THE ACQUISITION WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER ITS OPERATIONS AND ANY SIGNIFICANT CORPORATE TRANSACTIONS.

        After the acquisition, American Home's President and Chief Executive Officer, Michael Strauss, will own approximately 42.5% of the outstanding American Home common stock, assuming that the maximum number of shares of American Home common stock that may be issued in the acquisition are issued. Accordingly, Mr. Strauss effectively will have the ability to have significant influence over American Home's affairs and the outcome of all matters requiring stockholder approval, including:

        -       the election and removal of directors;

        -       amendments to American Home's certificate of incorporation; and

        - approval of significant corporate transactions, such as an acquisition of American Home or its assets.

        Mr. Strauss' significant ownership position in American Home could give him the ability to prevent a change of control transaction with respect to American Home.

RISKS RELATED TO AMERICAN HOME'S BUSINESS

        A PERIOD OF RISING INTEREST RATES, AN ECONOMIC SLOWDOWN OR A RECESSION COULD REDUCE THE DEMAND FOR MORTGAGES.

        Rising interest rates generally reduce the demand for consumer credit, including mortgage loans. Fixed rate loans have been at favorably low interest rates for the last several years, generally ranging from 6.25% to 8.5% for conforming loans. There is no assurance that interest rates will continue at favorably low rates. In an economic slowdown or recession, real estate values and home sales decline and the number of borrowers defaulting on their loans increases. In a period of rising interest rates, American Home will originate and sell fewer loans, and in the event of an economic slowdown, American Home could be required to repurchase more of the loans American Home has sold as a result of early payment defaults by borrowers. The recent decrease in interest rates has increased refinancing of existing mortgage loans. An increase in interest rates will decrease this activity and in turn decrease American Home's loan originations. Accordingly, a period of rising interest rates, an economic slowdown or a recession would adversely affect American Home's business and results of operations.

        AN INCREASE IN INTEREST RATES COULD REDUCE THE VALUE OF AMERICAN HOME'S LOAN INVENTORY AND COMMITMENTS AND AMERICAN HOME'S HEDGING STRATEGY MAY NOT PROTECT IT FROM INTEREST RATE RISK AND MAY LEAD TO LOSSES.

        The value of American Home's loan inventory is based, in part, on market interest rates. Accordingly, American Home may experience losses on loan sales if interest rates change rapidly or unexpectedly. If interest rates rise after American Home fixes a price for a loan or commitment but before American Home closes or sells such loan, the value of the loan will decrease. If the amount American Home receives from selling the loan is less than its cost of originating the loan, American Home may incur net losses, and its business and operating results could be adversely affected. While American Home uses hedging and other strategies to minimize its exposure to interest rate risks, no hedging or other strategy can completely protect American Home. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase American Home's risk and losses. In addition, hedging strategies involve transaction and other costs. American Home cannot assure you that its hedging strategy and the hedges that American Home makes will adequately offset the risks of interest rate volatility or that American Home's hedges will not result in losses.

        THE SUCCESS AND GROWTH OF AMERICAN HOME'S BUSINESS WILL DEPEND ON ITS ABILITY TO ADAPT TO TECHNOLOGICAL CHANGES.

        American Home's mortgage origination business is currently dependent on its ability to effectively interface with its customers and efficiently process loan applications and closings. The origination process is becoming more dependent on technology advancement, such as the ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other customer expected conveniences. As these requirements increase in the future, American Home will have to remain competitive with new technology and such additions may require significant capital expenditures.

        AMERICAN HOME FACES INTENSE COMPETITION THAT COULD ADVERSELY IMPACT ITS MARKET SHARE AND ITS REVENUES.

        American Home faces intense competition from commercial banks, savings and loan associations and other finance and mortgage banking companies, as well as from Internet-based lending companies and other lenders participating on the Internet. Entry barriers in the mortgage industry are relatively low and increased competition is likely. As American Home seeks to expand its business, it will face a greater number of competitors, many of whom will be well-established in the markets American Home seeks to penetrate. Many of its competitors are much larger than American Home, have better name recognition than American Home and have far greater financial and other resources. American Home cannot assure you that it will be able to effectively compete against them or any future competitors.

        Competition may lower the rates American Home is able to charge borrowers, thereby potentially lowering the amount of income on future loan sales and sales of servicing rights. Increased competition also may reduce the volume of American Home's loan originations and loan sales. American Home cannot assure you that American Home will be able to compete successfully in this evolving market.

        IF AMERICAN HOME DOES NOT MANAGE ITS GROWTH EFFECTIVELY, ITS FINANCIAL PERFORMANCE COULD BE MATERIALLY ADVERSELY AFFECTED.

        American Home has experienced rapid and substantial growth in its mortgage loan originations and revenues since 1995. American Home intends to pursue a growth strategy for the foreseeable future by pursuing selective strategic acquisitions of mortgage lenders and other mortgage banking related companies, enhancing and expanding its Internet business, expanding its traditional business into new geographic areas, increasing the market share of its existing community loan offices and entering into additional joint ventures with realtors and builders. American Home cannot assure you that it will accurately anticipate and respond to the changing demands its expanding operations will face. American Home anticipates that future operations will place a significant strain on its management, loan originators, information systems and other resources. American Home must attract and integrate new personnel, increase American Home's financing facilities, improve existing procedures and controls and implement new ones to support any future growth. American Home's inability to meet its future hiring needs and to adapt its procedures and controls accordingly could have a material adverse effect on its results of operations, financial condition and business prospects. Further, American Home must maintain and expand its relationships with destination Web sites in order to successfully implement its Internet growth strategy. American Home cannot assure you that American Home will achieve its growth expectations, and its inability to do so could have a material adverse effect on its results of operations and its business.

        THE LOSS OF KEY PURCHASERS OF AMERICAN HOME'S LOANS OR A REDUCTION IN PRICES PAID COULD ADVERSELY AFFECT AMERICAN HOME'S FINANCIAL CONDITION.

        American Home sells substantially all of the mortgages it originates to institutional buyers. In the first nine months of the calendar year 2001, 82% of the loans American Home sold were to three large national financial institutions, all of which compete with American Home directly for retail originations. If these financial institutions or any other significant purchaser of American Home's loans cease to buy its loans and equivalent purchasers cannot be found on a timely basis, then American Home's business and results of operations could be materially adversely affected. American Home's results of operations could also be affected if these financial institutions or other purchasers lower the price they pay to American Home or adversely change the material terms of their loan purchases from American Home. The prices at which American Home sells its loans vary over time. A number of factors determine the price American Home receives for its loans. These factors include:

        >> the number of institutions that are willing to buy American Home's loans;

        >>      the amount of comparable loans available for sale;

        >>      the levels of prepayments of, or defaults on, loans;

        >>      the types and volume of loans American Home sells;

        >>      the level and volatility of interest rates; and

        >>      the quality of American Home's loans.

        AMERICAN HOME CONDUCTS A SIGNIFICANT PORTION OF ITS BUSINESS IN A LIMITED NUMBER OF STATES AND MAY BE ADVERSELY AFFECTED BY A FUTURE DECLINE IN ECONOMIC CONDITIONS IN THOSE REGIONS.

        In 2000, approximately 67.8% of the mortgages American Home originated (as measured by principal balances) were secured by real property located in three states (Illinois, California and New York). For the first nine months of the calendar year 2001, that percentage was 57.4%. A decline in economic conditions in these states or the surrounding regions could have a material adverse effect on American Home's business and results of operations. Moreover, if the real estate markets in these states or regions should experience an overall decline in property values, the overall quality of its loan portfolio may decline and the rates of delinquency, foreclosure, bankruptcy and loss on loans American Home originates may increase. This would negatively affect American Home's ability to originate loans or to sell its loans.

        TERRORIST ATTACKS IN THE UNITED STATES COULD ADVERSELY AFFECT AMERICAN HOME.

        On September 11, 2001, terrorists carried out attacks that destroyed the World Trade Center in New York and badly damaged the Pentagon outside of Washington, D.C. As a result, the United States securities markets were closed for several days. The impact which these terrorist attacks, or future events arising as a result of these terrorist attacks, including military or police activities in the United States or foreign countries, future terrorist activities or threats of such activities, political unrest and instability, riots and protests, could have on the United States economy, the financial markets, the stock markets, lending markets, the mortgage lending business in general, or on American Home in particular, cannot presently be determined with any accuracy. Housing starts and the purchase of other major items have generally slowed since the attacks. It is possible that these terrorist acts could have a material adverse effect on American Home's business, its ability to borrow to fund its business, and on its financial condition and results of operations as a whole.

        FAILURE TO ATTRACT AND RETAIN QUALIFIED LOAN ORIGINATORS COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN HOME'S BUSINESS.

        American Home depends on its loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders, corporations and others, which American Home believes leads to repeat and referral business. Accordingly, American Home must be able to attract, motivate and retain skilled loan originators. In addition, American Home's growth strategy contemplates hiring additional loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. American Home cannot guarantee that it will be able to attract or retain qualified loan originators. If American Home cannot attract or retain a sufficient number of skilled loan originators, or even if American Home can retain them but at higher costs, American Home's business and results of operations could be adversely affected.

        AMERICAN HOME'S NON-PRIME MORTGAGE BUSINESS SUBJECTS AMERICAN HOME TO GREATER RISKS THAN ITS PRIME BUSINESS AND IF AMERICAN HOME WERE TO INCREASE ITS NON-PRIME MORTGAGE BUSINESS IN THE FUTURE, ITS BUSINESS COULD BECOME LESS STABLE.

        The non-prime mortgage banking industry is riskier than the prime mortgage business primarily because there is a greater risk of default and product offerings for non-prime mortgages frequently change, which may make selling a non-prime loan to American Home's institutional investors more difficult. If American Home were to fail to address adequately the related risks, this failure could have a material adverse effect on American Home's business and results of operations. The non-prime mortgage business has been subject to increased public and regulatory scrutiny as of late, which has resulted and is expected to continue to result in more stringent regulation of this business. In addition, a number of companies engaged in this business have recently become subject to class-action lawsuits and regulatory actions alleging, among other things, improper marketing practices, improper account terms and fees and disclosure violations. American Home currently makes a limited number of loans to borrowers who have impaired or limited credit histories or higher debt-to-income ratios than prime mortgage lenders allow. For the year ended December 31, 2000, approximately 2.1% of the dollar amount, or 3.4% of the total number, of American Home's loans originated were categorized as non-prime. For the first nine months of the calendar year 2001, those percentages were 1.2% and 1.6%, respectively.

        AMERICAN HOME'S FINANCIAL RESULTS FLUCTUATE AS A RESULT OF SEASONALITY AND OTHER FACTORS, INCLUDING THE DEMAND FOR MORTGAGE LOANS, WHICH MAKES IT DIFFICULT TO PREDICT AMERICAN HOME'S FUTURE PERFORMANCE.

        American Home's business is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which typically peak during the spring and summer seasons. American Home's quarterly results have fluctuated in the past and are expected to fluctuate in the future, reflecting the seasonality of the industry. Further, if the sale of a loan is postponed, the recognition of income from the sale is also postponed. If such a delay causes American Home to recognize income in the next quarter, its results of operations for the previous quarter could be materially adversely affected. Unanticipated delays could also increase its exposure to interest rate fluctuations by lengthening the period during which American Home's variable rate borrowings under its credit facilities are outstanding. If American Home's results of operations do not meet the expectations of its stockholders and securities analysts, then its common stock price may be materially adversely affected.

        IF AMERICAN HOME RETAINS THE SERVICING RIGHTS TO ITS LOANS IN THE FUTURE, AMERICAN HOME WOULD BE SUBJECT TO ADDITIONAL RISKS THAT AMERICAN HOME DOES NOT CURRENTLY FACE.

        Generally, American Home sells the servicing rights to its loans at the same time that it sells the loans. Although American Home currently does not intend to retain the servicing rights to its loans, it may decide to do so in the future if market conditions or other considerations justify doing so. If American Home were to service its own loans, American Home would be subject to additional risks, including decreased operating cash flow and the potential of having to write down the value of the servicing rights through a charge to earnings, particularly as a result of changing interest rates and alternative financing options that lead to increased prepayments. If American Home were to retain the servicing rights to its loans, American Home would have to adequately address these and other related risks. American Home's failure to do so could have a material adverse effect on its business and results of operations.

        AS A HOLDING COMPANY, AMERICAN HOME DEPENDS ON DIVIDENDS AND DISTRIBUTIONS FROM ITS OPERATING SUBSIDIARIES. AMERICAN HOME'S RIGHT TO DISTRIBUTIONS FROM ITS OPERATING SUBSIDIARIES MAY BE SUBORDINATE TO THE RIGHTS OF THE EXISTING AND FUTURE CREDITORS OF ITS SUBSIDIARIES AND WILL BE SUBJECT TO CERTAIN REGULATORY LIMITATIONS.

        American Home is a holding company and its principal assets are the shares of the capital stock of its wholly-owned subsidiaries, American Home Mortgage Corp. and Marina Mortgage Company, Inc. If the acquisition is completed, Valley will also be a wholly-owned subsidiary of American Home. As a holding company without independent means of generating operating revenue, American Home depends on dividends and other payments from its wholly-owned subsidiaries to fund its obligations and meet its cash needs. American Home's expenses may include salaries of its executive officers, insurance, professional fees and service of indebtedness that may be outstanding at various times. Financial covenants under the existing or future loan agreements of American Home's wholly-owned subsidiaries and provisions of federal and state laws and regulations may limit their ability to make sufficient dividend or other payments to American Home to permit American Home to fund its obligations or meet its cash needs, in whole or in part. By virtue of American Home's holding company status, American Home common stock is structurally junior in right of payment to all existing and future liabilities of its subsidiaries, including the deposit liabilities of Valley if the acquisition is completed.

        IF THE ACQUISITION IS COMPLETED, VALLEY'S ABILITY TO PAY DIVIDENDS AND MAKE CAPITAL DISTRIBUTIONS TO ITS STOCKHOLDERS WILL BE SUBJECT TO REGULATORY APPROVAL.

        If the acquisition is completed, Valley's ability to pay dividends or make other capital distributions is subject to the regulatory authority of the OTS and the Federal Deposit Insurance Corporation, or "FDIC." "Capital distributions" regulated by the OTS include:

        >> distributions of cash or other property to owners made because of the ownership (but not including stock dividends);

        >> payments by a savings association or savings bank holding company to repurchase or otherwise acquire its shares or debt instruments included in total capital;

        >> direct or indirect payments of cash or property made in connection with a restructuring, including payments to shareholders of another entity in a cash-out merger; and

        >> other distributions charged against capital accounts of an association if, as a result, the savings association would not be well-capitalized.

        If the acquisition is completed, Valley's ability to make capital distributions will be subject to four sets of regulatory constraints. First, Valley may make a capital distribution without prior OTS approval in an amount equal to Valley's net income for the current calendar year to date, plus retained net income for the previous two years, provided that Valley does not become under-capitalized as a result of the distribution. Valley's ability to make such distributions depends on maintaining eligibility for "expedited status." Second, although no prior OTS approval may be necessary, Valley is required to give the OTS 30 days notice before making any capital distribution. The OTS may object to any capital distribution if it believes the distribution will be unsafe and unsound. Third, additional capital distributions above the limit for an expedited status institution are possible but require the prior approval of the OTS. The OTS is not likely to approve any distribution that would cause Valley to fail its capital requirements on a pro forma basis after giving effect to the proposed distribution. Fourth, the FDIC has back-up authority to take enforcement action if it believes that a capital distribution by Valley constitutes an unsafe or unsound action or practice, even if the OTS has cleared the distribution.

        FUTURE RESULTS OF THE COMBINED COMPANIES MAY MATERIALLY DIFFER FROM THE PRO FORMA FINANCIAL INFORMATION PRESENTED IN THIS DOCUMENT.

        Future results of the combined company may be materially different from those shown in the pro forma financial statements that only show a combination of American Home's and Valley's historical results. The combined company will incur certain restructuring charges, acquisition-related charges and purchase accounting adjustments. These charges may be higher or lower than American Home has estimated, depending upon how costly or difficult it is to integrate the combined company. Furthermore, these charges may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" on page 26.


                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following tables present for American Home and for Valley, selected consolidated financial data. In the case of American Home, the selected consolidated financial data is as of and for each of the years in the five-year period ended December 31, 2000 and as of and for the nine-month periods ended September 30, 2000 and 2001. In the case of Valley, the selected consolidated financial data is as of and for each of the years in the two-year period ended

September 30, 2001. The information about American Home is based on the audited consolidated financial statements contained in reports American Home has filed with the Securities and Exchange Commission, or "SEC," including its December 31, 2000 Annual Report on Form 10-K and September 30, 2001 Quarterly Report on Form 10-Q. The interim financial data as of and for the interim periods ended September 30, 2000 and 2001 is based on American Home's consolidated unaudited financial statements and the notes to such statements. This interim financial information has not been audited and in the opinion of management of American Home reflects all adjustments necessary to a fair presentation of such data. Interim financial data should be read in conjunction with the annual financial statements of American Home described above and with the notes to them. All of these documents are incorporated into this proxy statement-prospectus by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page 96. The information about Valley is based on the audited financial statements contained in this proxy-statement prospectus.

               AMERICAN HOME SELECTED CONSOLIDATED FINANCIAL DATA

                                                                            As of and for the
                                                                         Years Ended December 31,
                                                 -----------------------------------------------------------------
                                                   1996          1997          1998           1999         2000
                                                 ---------     ---------     ---------     ---------     ---------
                                                           (Dollars in thousands, except per share data)
STATEMENT OF INCOME DATA:
   Revenues
     Gain on sale of mortgage loans ........     $   6,360     $  10,597     $  18,981     $  21,957     $  52,731
     Interest income, net ..................           204           369           734         1,704         3,271
     Other .................................            21           356           502         1,201         2,278
                                                 ---------     ---------     ---------     ---------     ---------
   Total revenues ..........................     $   6,585     $  11,321     $  20,217     $  24,862     $  58,280
                                                 ---------     ---------     ---------     ---------     ---------
   Expenses
     Salaries, commissions and benefits, net     $   3,459     $   5,317     $   9,430     $  11,611     $  27,894
     Occupancy and equipment ...............           501           909         1,654         2,429         5,584
     Marketing and promotion ...............           814           962         1,236         1,774         4,058
     Data processing and communications ....           337           612           952         1,133         2,826
     Provision for loss ....................          ----           117           153            28           127
     Other .................................           830           946         1,543         2,550         7,625
                                                 ---------     ---------     ---------     ---------     ---------
   Total expenses ..........................     $   5,941     $   8,862     $  14,968     $  19,525     $  48,114
                                                 ---------     ---------     ---------     ---------     ---------

   Income before income taxes and minority
   interest: ...............................     $     644     $   2,459     $   5,249     $   5,337     $  10,166
     Income taxes(1) .......................            38           140           328         1,441         4,267
     Minority interest in income (loss) of
     consolidated joint venture ............          ----          ----            51            35           508
                                                 ---------     ---------     ---------     ---------     ---------
   Net income (2) ..........................     $     606     $   2,319     $   4,870     $   3,861     $   5,391
                                                 ---------     ---------     ---------     ---------     ---------
     Net income per share:
       Basic (3) ...........................     $    0.12     $    0.46     $    0.97     $    0.69     $    0.63
       Diluted(4) ..........................          0.12          0.46          0.97          0.69          0.63
     Weighted average number of shares
     outstanding
       Basic ...............................         5,000         5,000         5,000         5,595         8,580
       Diluted .............................         5,000         5,000         5,000         5,603         8,580

BALANCE SHEET DATA:
   Cash and cash equivalents ...............     $   1,226     $   2,058     $   2,892     $   3,414     $   6,005
   Mortgage loans held for sale, net .......         9,167        24,676        34,667        65,115       143,967
   Total assets ............................        11,487        28,914        42,392        85,884       183,532
   Warehouse lines of credit ...............         9,076        24,454        34,070        56,805       130,484
   Other liabilities .......................           881         1,886         2,298        11,056        25,855
   Total stockholder's equity ..............     $   1,530     $   2,574     $   5,924     $  18,000     $  26,612

                                                       As of and for the
                                                       Nine Months Ended
                                                          September 30,
                                                    ------------------------
                                                      2000            2001
                                                    ---------      ---------
                                                           (unaudited)
STATEMENT OF INCOME DATA:
   Revenues
     Gain on sale of mortgage loans ........        $  33,281      $  79,829
     Interest income, net ..................            2,612          6,272
     Other .................................            2,035            296
                                                    ---------      ---------
   Total revenues ..........................        $  37,928      $  86,397
                                                    ---------      ---------
   Expenses
     Salaries, commissions and benefits, net        $  17,556      $  39,301
     Occupancy and equipment ...............            3,978          6,083
     Marketing and promotion ...............            2,724          4,686
     Data processing and communications ....            1,831          2,999
     Provision for loss ....................               99            184
     Other .................................            5,335          8,586
                                                    ---------      ---------
   Total expenses ..........................        $  31,523      $  61,839
                                                    ---------      ---------

   Income before income taxes and minority
   interest: ...............................        $   6,407      $  24,559
     Income taxes(1) .......................            2,823         10,257
     Minority interest in income (loss) of
     consolidated joint venture ............               (9)           593
                                                    ---------      ---------
   Net income (2) ..........................        $   3,593      $  15,852
                                                    ---------      ---------
     Net income per share:
       Basic (3) ...........................        $    0.43      $    1.61
       Diluted(4) ..........................        $    0.43      $    1.54
     Weighted average number of shares
     outstanding
       Basic ...............................            8,454          9,845
       Diluted .............................            8,454         10,280

BALANCE SHEET DATA:
   Cash and cash equivalents ...............        $   3,375      $  19,976
   Mortgage loans held for sale, net .......          118,298        293,262
   Total assets ............................          157,619        358,186
   Warehouse lines of credit ...............          113,412        240,626
   Other liabilities .......................           20,079         50,865
   Total stockholder's equity ..............        $  23,866      $  66,313

-----------

(1) Prior to September 29, 1999, American Home elected to be treated as an S corporation for federal and state income tax purposes. Prior to American Home's election to be treated as an S corporation, all federal taxes were taxable to and paid by American Home's sole stockholder. Income taxes for the years ended December 31, 1996, 1997, and 1998 reflect state income taxes only.

(2) For the nine months ended September 30, 2001, Net Income includes an amount equal to approximately $2.1 million as a result of the cumulative effect of a change in accounting principles.

(3) For the nine months ended September 30, 2001, Net Income Per Share - Basic includes $0.22 as a result of the cumulative effect of a change in accounting principles.

(4) For the nine months ended September 30, 2001, Net Income Per Share - Diluted includes $0.21 as a result of the cumulative effect of a change in accounting principles.

                   VALLEY SELECTED CONSOLIDATED FINANCIAL DATA

                                                                As of and for the
                                                             Years Ended September 30,
                                                           ---------------------------
                                                              2000             2001
                                                           -----------     -----------
STATEMENTS OF OPERATIONS DATA:
   Interest income ...................................     $ 3,541,294     $ 3,696,722
   Interest expense ..................................       2,085,611       2,423,255
                                                           -----------     -----------
   Net interest income ...............................       1,455,683       1,273,467
   Provision for loan losses .........................              --              --
                                                           -----------     -----------
   Net interest income after provision for loan losses       1,455,683       1,273,467
   Other income ......................................          99,468         125,810
   Non-interest expense ..............................       1,295,913       1,196,269
                                                           -----------     -----------
   Earnings before income taxes ......................         259,238         203,008
   Income taxes ......................................          91,401          77,911
                                                           -----------     -----------
Net earnings .........................................     $   167,837     $   125,097
                                                           ===========     ===========
Basic earnings per share .............................     $      1.35     $      1.02
                                                           ===========     ===========
Diluted earnings per share ...........................     $      1.33     $      1.00
                                                           ===========     ===========
FINANCIAL CONDITION DATA:
   Total assets ......................................     $43,287,237     $48,167,293
   Loans receivable, net .............................      26,519,403      30,233,872
   Loans held for sale ...............................         125,000         346,340
   Cash and cash equivalents .........................       1,619,826       7,393,700
   Investments held to maturity ......................       9,647,937       5,837,155
   Mortgage backed securities ........................       1,803,346         847,299
   Investment in ground rents ........................       2,440,318       2,419,487
   Deposits ..........................................      29,862,854      37,346,538
   Borrowings ........................................       8,750,000       5,000,000
   Total stockholders' equity ........................       4,272,327       4,362,927

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact of the acquisition on American Home's historical financial position and results of operations under the purchase method of accounting. The unaudited pro forma condensed combined financial information combines the historical financial information of American Home and Valley as of and for the nine months ended September 30, 2001, and for the year ended December 31, 2000 with respect to American Home and September 30, 2000 with respect to Valley. The unaudited pro forma condensed combined balance sheet as of September 30, 2001, assumes the acquisition was consummated on that date. The unaudited pro forma condensed combined statements of income give effect to the acquisition as if the acquisition had been consummated at the beginning of the earliest period presented.

        The following unaudited pro forma condensed combined financial information assumes that, if the acquisition is consummated, you will receive a combination of 1.244 shares of American Home common stock and a cash payment of $20.4021 in exchange for each of your shares of Valley common stock. The unaudited pro forma condensed combined financial information is based on, and derived from, and should be read in conjunction with the historical consolidated financial statements and the related notes of American Home, which are incorporated in this document by reference, and of Valley, which are attached to this proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" on page 96.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred or financial position if the acquisition had been consummated during the period or as of the date for which the pro forma data are presented, nor is it necessarily indicative of future operating results or financial position of the combined company.

     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                            AS OF SEPTEMBER 30, 2001

                                                          American Home                             Pro Forma         Combined Pro
                                                        Mortgage Holdings    Valley Bank          Adjustments(a)          Forma
                                                        -----------------    -----------          --------------      ------------
ASSETS
   Cash and cash equivalents ..........................    $ 19,976,345     $  7,393,700         $(2,726,835) (b)     $ 24,643,210
   Accounts receivable ................................      17,601,057          341,385                   -            17,942,442
   Mortgage loans held for sale - net .................     293,261,755          346,340                   -           293,608,095
   Mortgage loans held for investment - net ...........          80,243       30,233,872             584,000  (c)       30,898,115
   Mortgage backed securities .........................               -          847,299              16,000  (d)          863,299
   Investments held to maturity .......................               -        5,837,155              70,000  (d)        5,907,155
   Federal Home Loan Bank of Atlanta stock, at cost ...               -          462,500                   -               462,500
   Investments in ground rents ........................               -        2,419,487                   -             2,419,487
   Real estate owned ..................................         142,500                -                   -               142,500
   Mortgage servicing rights - net ....................          47,910                -                   -                47,910
   Premises and equipment - net .......................       8,002,470          183,068                   -             8,185,538
   Prepaid expenses and security deposits .............       2,965,363          102,487                   -             3,067,850
   Goodwill ...........................................      16,108,258                -             911,732  (e)       17,019,990
   Intangible assets ..................................               -                -              56,250  (f)           56,250
                                                           ------------     ------------         -----------          ------------
           Total assets ...............................    $358,185,901     $ 48,167,293         $(1,088,853)         $405,264,341
                                                           ============     ============         ===========          ============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Warehouse lines of credit ..........................    $240,626,457     $          -         $         -          $240,626,457
   Deposits ...........................................               -       37,346,538             456,000  (d)       37,802,538
   Drafts payable .....................................      22,228,769                -                   -            22,228,769
   Accrued expenses and other liabilities .............      19,097,289        1,457,380                   -            20,554,669
   Notes payable ......................................       3,314,157        5,000,000             135,000  (d)        8,449,157
   Income taxes payable:
        Current .......................................               -              448                   -                   448
        Deferred ......................................       6,224,508                -                   -             6,224,508
                                                           ------------     ------------         ------------         ------------
           Total liabilities ..........................    $291,491,180     $ 43,804,366         $   591,000          $335,886,546
                                                           ------------     ------------         ------------         ------------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST .....................................    $    381,581     $          -         $         -          $    381,581

STOCKHOLDERS' EQUITY
   Preferred stock ....................................    $          -     $          -         $         -          $          -

   Common stock .......................................         117,134            1,301              (1,301) (g)          118,697
                                                                                                       1,563  (b)
   Additional paid in capital .........................      44,930,532        1,146,811          (1,146,811) (g)       47,655,793
                                                                                                   2,725,261  (b)
   Management stock bonus plan ........................               -          (41,259)             41,259  (g)                -
   Treasury Stock at cost .............................               -          (89,960)             89,960  (g)                -
   Retained earnings ..................................      21,265,474        3,346,034             (43,750) (f)       21,221,724
                                                                                                  (3,346,034) (g)
                                                           ------------     ------------         -----------          ------------
           Total stockholders' equity .................    $ 66,313,140     $  4,362,927         $(1,679,853)         $ 68,996,214
                                                           ------------     ------------         -----------          ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............    $358,185,901     $ 48,167,293         $(1,088,853)         $405,264,341
                                                           ============     ============         ===========          ============

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                         FOR THE FISCAL YEAR ENDED 2000

                                                 American Home
                                               Mortgage Holdings  Valley Bank       Pro Forma        Combined Pro
                                                  December 31    September 30     Adjustments(a)       Forma
                                                ------------     ------------     ------------      ------------
REVENUES
   Gain on sale of mortgage loans .........     $ 52,730,668     $     29,066     $          -      $ 52,759,734
   Interest income - net ..................        3,271,064        1,455,683                          4,726,747
   Other ..................................        2,278,321           70,402                          2,348,723
                                                ------------     ------------                       ------------
           Total revenues .................     $ 58,280,053     $  1,555,151                       $ 59,835,204
                                                ------------     ------------                       ------------
EXPENSES
   Salaries, commissions and benefits - net     $ 27,893,827     $    759,162                       $ 28,652,989
   Occupancy and equipment ................        5,583,648          134,667                          5,718,315
   Marketing and promotions ...............        4,058,105           40,558                          4,098,663
   Data processing and communications .....        2,825,895           81,168                          2,907,063
   Provision for loan loss ................          127,000                -                            127,000
   Other ..................................        7,625,057          280,358           25,000 (f)     7,905,415
                                                ------------     ------------     ------------      ------------
           Total expenses .................     $ 48,113,532     $  1,295,913     $     25,000      $ 49,434,445
                                                ============     ============     ============      ============

INCOME BEFORE TAXES AND MINORITY INTEREST .     $ 10,166,521     $    259,238     $    (25,000)     $ 10,400,759

INCOME TAXES ..............................        4,266,727           91,401                -         4,358,128
                                                ------------     ------------     ------------      ------------
INCOME BEFORE MINORITY INTEREST ...........     $  5,899,794     $    167,837     $    (25,000)     $  6,042,631


MINORITY INTEREST IN INCOME OF CONSOLIDATED
   JOINT VENTURES .........................          508,344                -                -           508,344
                                                ------------     ------------     ------------      ------------

NET INCOME ................................     $  5,391,450     $    167,837     $    (25,000)     $  5,534,287
                                                ============     ============     ============      ============

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                 American Home                         Pro Forma      Combined Pro
                                               Mortgage Holdings    Valley Bank      Adjustments(a)      Forma
                                               -----------------    -----------      --------------   ------------
REVENUES
   Gain on sale of mortgage loans ...........     $ 79,828,909     $     40,886     $          -      $ 79,869,795
   Interest income - net ....................        6,271,962          939,460                          7,211,422
   Other ....................................          296,202           56,262                            352,464
                                                   -----------     ------------                       ------------
           Total revenues ...................       86,397,073        1,036,608                         87,433,681
                                                   -----------     ------------                       ------------
EXPENSES
   Salaries, commissions and benefits - net .       39,300,596          482,272                          39,782,868
   Occupancy and equipment ..................        6,082,550          103,014                           6,185,564
   Marketing and promotions .................        4,685,821           23,056                           4,708,877
   Data processing and communications .......        2,999,038           64,652                           3,063,690
   Provision for loan loss ..................          184,050                -                             184,050
   Other ....................................        8,586,090          217,911           18,750 (f)      8,822,751
                                                   -----------     ------------     ------------      ------------
           Total expenses ...................       61,838,145          890,905           18,750        62,747,800
                                                   -----------     ------------     ------------      ------------

INCOME BEFORE TAXES AND MINORITY INTEREST ...       24,558,928          145,703          (18,750)       24,685,881

INCOME TAXES ................................       10,256,652           55,780                -        10,312,432
                                                   -----------     ------------     ------------      ------------

INCOME BEFORE MINORITY INTEREST .............       14,302,276           89,923          (18,750)       14,373,449

MINORITY INTEREST IN INCOME OF CONSOLIDATED
   JOINT VENTURES ...........................          592,638                -                -           592,638
                                                   -----------     ------------     ------------      ------------
NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE ..................       13,709,638           89,923          (18,750)       13,780,811


CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLE, NET OF INCOME TAXES ..............        2,142,552                -                -         2,142,552
                                                   -----------     ------------     ------------      ------------

NET INCOME ..................................     $ 15,852,190     $     89,923     $    (18,750)     $ 15,923,363
                                                   ===========     ============     ============      ============

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

        (a) American Home intends to purchase 100% of the capital stock of Valley. For purposes of preparing the unaudited pro forma consolidated financial information, we have made the following estimated adjustments to the historical balance sheet of American Home as if the purchase of Valley occurred on September 30, 2001, with regard to the purchase price. Income statement presentation was prepared as if the acquisition of Valley occurred prior to January 1, 2000. The estimated acquisition adjustments relating to the purchase of Valley are detailed below.

        (b) Adjustments represent the acquisition of Valley for a total purchase price of $5,453,659. The purchase price consists of $2,726,835 cash and the issuance of 156,265 shares of American Home common stock, based on a closing price of $17.45 on September 28, 2001. The allocation of the value of the shares between common stock and additional paid in capital is as follows:

                Shares .................................        156,265
                Price ..................................     $    17.45
                                                             ----------
                Value of Shares ........................     $2,726,824
                                                             ==========
                Allocation to common stock
                Shares .................................        156,265
                Par Value ..............................     $     0.01
                                                             ----------
                Common Stock ...........................     $    1,563
                                                             ==========
                Allocation to additional paid in capital
                Shares .................................        156,265
                Price less par value ...................     $    17.44
                                                             ----------
                Additional paid in capital .............     $2,725,261
                                                             ==========

        (c) Adjustment represents a fair market adjustment of Valley's mortgage backed securities of $529,000 plus an adjustment to recognize a derivative asset for forward loan sales commitments that the company has chosen to classify with loans held for sale.

        (d) Adjustments represent fair value adjustments.

        (e) Adjustment represents goodwill recorded by American Home as follows:

                Purchase Price ................     $ 5,453,659

                Fair Value Adjustments
                   Mortgage backed securities .         (16,000)
                   Loans receivable ...........        (584,000)
                   Deposits ...................         456,000
                   Borrowings .................         135,000
                   Investments held to maturity         (70,000)

                Identifiable intangibles ......        (100,000)
                Valley's stockholders' equity .      (4,362,927)
                                                    -----------
                Goodwill ......................     $   911,732
                                                    ===========

        (f) Adjustment represents that amount of the purchase price that would have been assigned as the estimated value of the core deposits of Valley, less amortization of $25,000 and $18,750 for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

        (g) Adjustment represents the elimination of Valley's stockholders' equity in conjunction with its sale to American Home.

                  MANAGEMENT DISCUSSION AND ANALYSIS OF VALLEY

GENERAL

        This discussion relates to the financial condition and results of operations of Valley, the holding company for Valley Bank of Maryland. The principal business of Valley consists of accepting deposits from the general public and investing these funds primarily in loans, investment securities and mortgage-backed securities. Valley Bank's loan portfolio consists primarily of loans secured by residential real estate located in its market area.

        For the year ended September 30, 2001, Valley recorded net income of $125,000. For the year ended September 30, 2000, Valley recorded net income of $168,000. Valley's net income is dependent primarily on its net interest income, which is the difference between interest income earned on its loan, investment securities and mortgage-backed securities portfolios and interest paid on interest-bearing liabilities. Net interest income is determined by (1) the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities and (2) the relative amounts of interest-earning assets and interest-bearing liabilities. Valley's interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. To a lesser extent, Valley's net income also is affected by the level of non-interest expenses such as compensation and employee benefits and FDIC insurance premiums.

        The operations of Valley Bank and the entire thrift industry are significantly affected by prevailing economic conditions, competition and the monetary, fiscal and regulatory policies of governmental agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the levels of personal income and savings in Valley Bank's market area.

ASSET/LIABILITY MANAGEMENT

        Key components of a successful asset/liability strategy are the monitoring and managing of interest rate sensitivity of both the interest-earning asset and interest-bearing liability portfolios. Valley Bank has employed various strategies intended to minimize the adverse affect of interest rate risk on future operations by providing a better match between the interest rate sensitivity between its assets and liabilities. In particular, Valley Bank's strategies are intended to stabilize net interest income for the long-term by protecting its interest rate spread against increases in interest rates. Such strategies include the origination of adjustable-rate construction loans secured by one-to-four family residential real estate, and, to a lesser extent, multi-family real estate loans and the origination of other loans with interest rates that are more sensitive to adjustment based upon market conditions than long-term, fixed-rate residential mortgage loans.

        Valley Bank uses excess funds to invest in U.S. government and agency securities, corporate securities, and mortgage-backed securities. Such investments have been made in order to manage interest rate risk, as well as to diversify Valley's assets, manage cash flow, obtain yields and maintain the minimum levels of qualified and liquid assets required by regulatory authorities.

        The U.S. government and agency securities consist of notes issued by the FHLB System and other government agencies. These securities generally are purchased for a term of five years or less, and are fixed-term, fixed rate securities, callable securities or securities which provide for interest rates to increase at specified intervals to pre-established rates, and thus improve the spread between the cost of funds and yield on investments. At September 30, 2001, approximately $4.1 million were due in one to five years and approximately $640,000 were due after ten years. However, at September 30, 2001, all of these securities had call provisions which authorize the issuing agency to prepay the securities at face value at certain pre-established dates. If, prior to their maturity dates, market interest rates decline below the rates paid on the securities, the issuing agency may elect to exercise its right to prepay the securities. It is currently anticipated that any funds available from a prepayment would be reinvested into those U.S. government and agency securities, corporate securities or mortgage-backed securities which Valley believes to be the most appropriate investments at that time, assuming lending opportunities are not then available. Notwithstanding their call feature, it is believed that investments in callable securities, which have improved the portfolio yield over alternative fixed yield, fixed maturity investments, have been beneficial. For more information regarding investment securities, see Note 2 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-12.

        Mortgage-backed securities entitle Valley Bank to receive a pro rata portion of the cash flow from an identified pool of mortgages. Although mortgage-backed securities generally offer lesser yields than the loans for which they are exchanged, mortgage-backed securities present lower credit risk by virtue of the guarantees that back them, are more liquid than individual mortgage loans, and may be used to collateralize borrowings or other obligations of Valley Bank. Further, since they are primarily adjustable rate, mortgage-backed securities are helpful in limiting Valley's interest rate risk. For more information regarding mortgage-backed securities, see Note 3 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-13.

INTEREST RATE SENSITIVITY ANALYSIS

        Valley's profitability is affected by fluctuations in interest rates. A sudden and substantial increase in interest rates may adversely impact Valley's earnings to the extent that the interest rates on interest earning assets and interest bearing liabilities do not change at the same speed, to the same extent or on the same basis. As part of its effort to manage interest rate risk, Valley Bank monitors its net portfolio value or NPV, a methodology adopted by the OTS to assist Valley Bank in assessing interest rate risk.

        Generally, NPV is the discounted present value of the difference between incoming cash flows on interest-earning assets and other assets and outgoing cash flows on interest-bearing liabilities and other liabilities. The application of the methodology attempts to quantify interest rate risk as the change in the NPV which would result from a theoretical 200 basis point (1 basis point equals .01%) change in market rates. Both a 200 basis point increase in market interest rates and a 200 basis point decrease in market interest rates are considered.

        The following table presents Valley Bank's NPV at September 30, 2001, as calculated by the OTS, based on information provided to the OTS by Valley Bank.

        CHANGE                                 NET PORTFOLIO VALUE                             NPV as % of PV of Assets
         In Rates            $ Amount              $ Change                % Change         NPV Ratio                  Change
                             --------              --------                --------
                                             (Dollars in thousands)
      +300 bp                    3,998                 -222                     -5             8.60                    -12 bp
      +200 bp                    4,100                 -120                     -3             8.69                     -2 bp
      +100 bp                    4,187                  -34                     -1             8.76                     +4 bp
         0 bp                    4,221                                                         8.71
      -100 bp                    4,120                 -100                     -2             8.42                    -29 bp
      -200 bp                    3,956                 -265                     -6             8.01                    -71 bp

          Interest Rate Risk Measures: 200 Basis Point (bp) Rate Shock

              Pre-Shock NPV Ratio:  NPV as % of PV of Assets        8.71%
              Exposure Measure:  Post-Shock NPV Ratio ......        8.01%
              Sensitivity Measure:  Change in NPV Ratio ....        71 bp

        The computation of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay rates, and should not be relied upon as indicative of actual results. The computations do not contemplate any actions Valley Bank could undertake in response to changes in interest rates.

        The retention of adjustable-rate construction loans in Valley Bank's portfolio helps reduce Valley Bank's exposure to changes in interest rates. However, there are unquantifiable credit risks resulting from potential increased costs to borrowers as a result of repricing adjustable-rate construction loans. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate construction loans may increase due to the upward adjustment of interest costs to the borrowers.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2001 AND 2000

        Valley's total assets increased by $4.9 million, to $48.2 million at September 30, 2001 from $43.3 million at September 30, 2000. Federal funds sold increased to $2.3 million at September 30, 2001 from $682,000 at September 30, 2000. Investments held to maturity declined $3.8 million due to various issues maturing.

        Net loans totaled $30.6 million and $26.6 million at September 30, 2001 and September 30, 2000, respectively. The increase in the loan activity during the year ended September 30, 2001 was due to Valley's efforts to increase its loan originations using funds held in investment securities. For the year ended September 30, 2001, Valley's average yield on loans was 8.8%, compared to 9.8% for the year ended September 30, 2000.

        At September 30, 2001, all of Valley's investments were classified as "held to maturity" and were carried at an amortized cost of $5.8 million and had an estimated fair market value of $5.9 million. See Notes 2 and 12 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-12 and on page F-27.

        The allowance for loan losses totaled $266,000 and $265,000 at September 30, 2001 and 2000, respectively. The ratio of the allowance for loan losses to loans was 0.9% and 1.0% at September 30, 2001 and 2000, respectively. Also at September 30, 2001, Valley's non-performing loans were $279,000, or 0.9% of total loans, compared to $27,000, or 0.1% of total loans, at September 30, 2000, and Valley's ratio of allowance for loan losses to non-performing loans at September 30, 2001 and 2000 was 95.3% and 981.5%, respectively.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

        NET INCOME. Valley's net income for the year ended September 30, 2001 was $125,000, compared to $168,000 for the year ended September 30, 2000. The decrease in net income for the year ended September 30, 2001 primarily resulted from an increase in interest expense.

        NET INTEREST INCOME. Net interest income for the year ended September 30, 2001 was $1.3 million, compared to $1.5 million for the year ended September 30, 2000. The decrease in net interest income for the year ended September 30, 2001 was primarily due to an increase of $338,000 in interest expense due to deposit growth. For the year ended September 30, 2001, the average yield on total interest-earning assets was 8.1%, compared to 8.6% for the year ended September 30, 2000, and the average cost of interest-bearing liabilities was 5.9%, compared to 6.2% for the year ended September 30, 2000. As a result, the interest rate spread for the year ended September 30, 2001 was 2.2%, compared to 2.41% for the year ended September 30, 2000.

        INTEREST INCOME. Interest income increased by $155,000 from $3.5 million to $3.7 million, or by 4.4%, during 2001 compared to 2000. This increase primarily resulted from an increase in loan balances due to increased loan origination activity.

        INTEREST EXPENSE. Interest expense increased $338,000, or 16.2%, to $2.4 million for the year ended September 30, 2001 from $2.1 million for the year ended September 30, 2000. The increase was a result of a substantial increase in deposit balances as customers sought the security of insured certificates of deposit and money market accounts. For the year ended September 30, 2001, total interest expense on deposits was $2.1 million, compared to $1.6 million at September 30, 2000, an increase of 26.6%. Also during 2001, Valley continued to utilize funds borrowed from the FHLB to support loan originations. For the year ended September 30, 2001, the average balance of borrowed funds was $6.6 million at an average interest rate of 5.7% resulting in interest expense of $374,000.

        PROVISION FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and the general economy. Such evaluation considers numerous factors, including general economic conditions, loan portfolio composition, prior loss experience, the estimated fair value of the underlying collateral and other factors that warrant recognition. Valley determined that no additional provision for loan losses was necessary for the years ended September 30, 2001 and 2000 since no loan losses had been incurred. See Note 4 of "NOTES TO CONSOLIDATE FINANCIAL STATEMENTS" on page F-14.

        OTHER INCOME. Total other income for the year ended September 30, 2001 was $126,000, compared to $99,000 in 2000. This increase was primarily attributable to a $22,000 increase in the gain from the sale of loans during the year ended September 30, 2001.

        NON-INTEREST EXPENSE. Total non-interest expense in the year ended September 30, 2001 was $1.2 million, compared to $1.3 million in 2000. This decrease was primarily attributable to a reduction in employee compensation and benefits.

        INCOME TAXES. Valley's effective tax rate for the year ended September 30, 2001 was 38.3%, compared to 35.2% for 2000. The income tax expense was $78,000 in 2001 compared to $91,000 in 2000. See Note 11 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-25.

LIQUIDITY AND CAPITAL RESOURCES

        Valley has no business other than that of Valley Bank. Management believes dividends that may be paid from Valley Bank to Valley will provide sufficient funds for Valley's current and anticipated needs; however, Valley may have a need for additional funds in the future. Valley Bank is subject to regulatory limitations with respect to the payment of dividends to Valley. See
Note 10 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-23.

        CAPITAL RESOURCES. At September 30, 2001, Valley Bank exceeded all regulatory minimum capital requirements. For a detailed discussion of the OTS' regulatory capital requirements, and for a tabular presentation of Valley Bank's compliance with such requirements, see Note 10 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-23.

        LIQUIDITY. Liquidity management is both a daily and long-term function of business management. If Valley Bank requires funds beyond its ability to generate them internally, Valley Bank believes that it could borrow funds from the FHLB. At September 30, 2001, Valley Bank had outstanding advances of $5.0 million from the FHLB. See Note 8 of "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-20.

        Valley Bank's primary sources of funds consist of deposits, repayment of loans and mortgage-backed securities, maturities of investments and interest-bearing deposits, and funds provided from operations. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. Valley Bank uses its liquidity resources principally to fund existing and future loan commitments, to fund maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, to maintain liquidity, and to meet operating expenses. Management believes that loan repayments and other sources of funds will be adequate to meet Valley Bank's liquidity needs for the immediate future.

        In addition, Valley Bank is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required minimum ratio is currently 4%. Valley Bank has historically maintained a level of liquid assets in excess of regulatory requirements. Valley Bank's liquidity ratios at September 30, 2001 and 2000 were 33.8% and 32.4%, respectively.

        A portion of Valley Bank's liquidity consists of cash and cash equivalents. At September 30, 2001, cash and cash equivalents totaled $7.4 million. The level of these assets depends upon Valley Bank's operating, investing and financing activities during any given period.

        Operating activities have historically generated cash flows. For the years ended September 30, 2001 and 2000 cash flows from operating activities were $1.1 million and $161,000, respectively. The increase in cash flows for the year ended September 30, 2001 was primarily attributable to the timing of proceeds received from loan pay-offs and disbursements of those proceeds to loan participants.

        Cash flows from investing activities were a net source of funds of $1.1 million in 2001 and were a net use of funds of $4.5 million in 2000. A principal source of cash flows in 2001 were proceeds of $7.4 million from maturing investments. At the same time, the investment of cash in loans was $3.7 million in 2001 and $4.6 million in 2000. There were purchases of held-to-maturity securities in 2001 and 2000 of $3.5 million and $100,000, respectively. Valley Bank continues to acquire securities using funds from loan repayments, proceeds from maturities of other securities, and borrowed funds. At September 30, 2001, additional advances available from the FHLB amounted to $3.1 million.

        At September 30, 2001, Valley Bank had $55,000 in outstanding commitments to originate loans and unused lines of credit of $2.4 million. Valley Bank anticipates that it will have sufficient funds available to meet its current loan origination and lines of credit commitments. Certificates of deposit which are scheduled to mature in one year or less totaled $18.1 million at September 30, 2001. Based on historical experience, management believes that a significant portion of such deposits will remain with Valley Bank.

IMPACT OF INFLATION AND CHANGING PRICES

        The financial statements and notes thereto presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Valley Bank's operations.

        Unlike most industrial companies, nearly all the assets and liabilities of Valley are monetary in nature. As a result, changes in interest rates have a greater impact on Valley's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

FORWARD-LOOKING STATEMENTS

        Management's discussion and analysis includes certain forward-looking statements addressing, among other things, Valley Bank's prospects for earnings, asset growth and net interest margin. Forward-looking statements are accompanied by, and identified with, such terms as "anticipates," "believes," "expects," "intends," and similar phrases. Management's expectations for Valley Bank's future involve a number of assumptions and estimates. Factors that could cause actual results to differ from the expectations expressed herein include: substantial changes in interest rates, and changes in the general economy; changes in Valley Bank's strategies for credit-risk management, interest-rate risk management and investment activities. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.


                   2002 ANNUAL MEETING OF VALLEY STOCKHOLDERS

PURPOSE

        This proxy statement-prospectus is being furnished to you in connection with the proxy solicitation by Valley's board of directors. The Valley board of directors will use the proxies at the 2002 annual meeting of stockholders of Valley and at any adjournments.

        The 2002 annual meeting of Valley's stockholders will be held at the administrative offices of Valley Bank of Maryland, 130 Lakefront Drive, Hunt Valley, Maryland, at 9:00 a.m., local time, on February 14, 2002.

        At the annual meeting, you will be asked to vote upon a proposal to approve the agreement and plan of reorganization, attached to this proxy statement-prospectus as Appendix A, the related plans of merger, attached to this proxy statement-prospectus as Appendices B and C, and the transactions contemplated thereby and the election of three directors. Pursuant to the agreement and plan of reorganization and the plans of merger, American Home will acquire Valley by means of either the merger of Valley with and into a newly-formed wholly-owned subsidiary of American Home or, in certain circumstances, the merger of a newly-formed wholly-owned subsidiary of American Home with and into Valley. Each of the outstanding shares of Valley common stock will be converted into the right to receive either (1) some combination of shares of American Home common stock with a value of at least approximately $20.4021, and a cash payment of $20.4021, or (2) in certain circumstances, a cash payment of $40.8042.

        You are requested to promptly sign, date, and return the accompanying proxy card to Valley in the enclosed postage-paid, addressed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the acquisition and the nominees for director named in the attached proxy statement-prospectus. If you do not return your proxy card, or if you do not attend and vote in favor of the acquisition at the annual meeting, the effect will be a vote against the acquisition and your shares will not be counted in the election of directors. You may revoke your proxy by delivering a written notice of revocation to the Corporate Secretary of Valley before a vote is taken at the annual meeting.

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES

        Valley's board of directors fixed the close of business on January 10, 2002, as the record date for determining those Valley stockholders who are entitled to notice of and to vote at the annual meeting. Only holders of Valley common stock of record on the books of Valley at the close of business on January 10, 2002 have the right to receive notice of and to vote at the annual meeting. On the record date, there were 130,135 shares of Valley common stock issued and outstanding held by approximately 65 holders of record.

        At the annual meeting, Valley stockholders will have one vote for each share of Valley common stock owned on the record date. The holders of a majority of the shares of Valley common stock outstanding and entitled to vote at the annual meeting must be represented either in person or by proxy in order for a quorum to exist at the annual meeting.

        Approval of the acquisition requires the affirmative vote of two-thirds of the votes entitled to vote at the annual meeting. Approval of each of the nominees for director requires the affirmative vote of a majority of the votes cast by Valley stockholders at the annual meeting.

        Any abstention or non-voting share will have the same effect as a vote AGAINST the approval of the acquisition and will not be counted in the election of directors. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

        Properly executed proxies that Valley receives before the vote at the annual meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, THE PLANS OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY AND FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW, AND THE PROXY HOLDER MAY VOTE THE PROXY IN ITS DISCRETION AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE ANNUAL MEETING, AS DIRECTED BY THE VALLEY'S BOARD OF DIRECTORS. IF NECESSARY, THE PROXY HOLDERS MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE ANNUAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE ACQUISITION AT THE TIME OF THE ANNUAL MEETING. HOWEVER, NO PROXY HOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE ACQUISITION IN FAVOR OF A PROPOSAL TO ADJOURN THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES.

        A Valley stockholder who has given a proxy solicited by Valley's board of directors may revoke it at any time prior to the time a vote is taken at the annual meeting by giving written notice of revocation to the Secretary of Valley or by the filing of a properly executed, later dated, proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Valley Bancorp, Inc., 130 Lakefront Drive, Hunt Valley, Maryland 21030-2215, Attention: Irwin E. Epstein, Secretary. A proxy will not be voted if the stockholder attends the annual meeting and votes in person. The presence of a stockholder at the annual meeting alone will not revoke the stockholder's proxy.

        On the record date, Valley's directors and executive officers, including their immediate family members and affiliated entities, owned, or had voting or investment power over, 52,619 shares or approximately 40% of the outstanding shares of Valley common stock. These shares represent approximately 60% of the shares required to approve the acquisition. This number does not include the shares subject to options to purchase Valley common stock which are not entitled to vote at the annual meeting.

        Each of the directors of Valley has entered into an agreement with American Home in which he or she has agreed to vote the shares of Valley common stock over which the director has voting authority (other than in a fiduciary capacity) in favor of the acquisition.

        On the record date, none of the directors or executive officers of American Home or entities they control, owned, or had voting or investment power over, any shares of Valley common stock. American Home held no shares of Valley common stock other than in a fiduciary capacity for others, or as a result of debts previously contracted, and Valley held no shares of Valley common stock other than in a fiduciary capacity for others with respect to which it has sole or shared voting power.

SOLICITATION OF PROXIES

        Directors, officers and regular employees of Valley may solicit proxies by mail, in person, or by telephone or telegraph. They will receive no additional compensation for such services. Valley may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Valley common stock held of record by such persons. Valley will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them for such services. Valley will pay its own expenses in connection with the acquisition except that American Home will pay the filing application fees and printing costs incurred in connection with the printing of the registration statement and this proxy statement-prospectus, as provided for in the agreement and plan of reorganization. See "THE ACQUISITION -- Expenses and Fees" on page 65.

DISSENTERS' RIGHTS

        Pursuant to the provisions of the Maryland General Corporation Law, if the acquisition is consummated, any holder of Valley common stock who (1) gives to Valley, prior to the annual meeting, written objection to the acquisition, (2) does not vote in favor of the acquisition, and (3) makes written demand on American Home for payment within 20 days of the acquisition becoming effective shall be entitled to receive, upon compliance with the statutory requirements summarized below, the fair value of such holder's shares as of the day of the annual meeting, excluding any appreciation or depreciation in anticipation of the acquisition.

        The written objection requirement referred to above will not be satisfied under the Maryland statutory provisions by merely voting against approval of the agreement and plan of reorganization by proxy or in person at the annual meeting. In addition to not voting in favor of the acquisition, a stockholder wishing to preserve the right to dissent and seek appraisal must give a separate written objection to the acquisition, setting out that the stockholder intends to exercise the right of dissent if the acquisition is effected. Any written objection with notice of intent to exercise the right of dissent should be addressed as follows: Valley Bancorp, Inc., 130 Lakefront Drive, Hunt Valley, Maryland 21030-2215, Attention: Corporate Secretary.

        If you return a signed proxy but fail to provide instructions as to the manner in which your Valley shares are to be voted, you will be deemed to have voted in favor of the acquisition and will not be entitled to assert dissenters' rights.

        If the acquisition is effected, American Home must promptly deliver or mail to all holders of Valley common stock who satisfied the foregoing requirements a written notice that the acquisition has been effected.

        A stockholder of record must make written demand for payment of the fair value of such holder's shares within 20 days after the acquisition becomes effective. Such written demand must state the number and class of the shares owned by the stockholder. Pursuant to the Maryland General Corporation Law, any stockholder failing to make the written demand within the 20 day period shall be bound by the terms of the acquisition. A demand for payment may be withdrawn only with the consent of American Home. An effective withdrawal of demand will restore all dividend and other rights.

        American Home may, upon receiving demand, send a written offer to pay the objecting stockholder what it considers to be the fair value of the stock. The offer must include a balance sheet of American Home as of a date not more than six months before the date of the offer and a profit and loss statement for the 12 months ending on the date of the balance sheet. The offer may include any other information which American Home deems pertinent.

        If within 50 days after the Maryland State Department of Assessments and Taxation the objecting stockholder has not received payment, the stockholder may petition a court of equity in the county where the resident agent of American Home is located for an appraisal to determine the fair value of the stock. American Home may also petition a court of equity within 50 days if the objecting stockholder has not received payment.

        At any time following the filing of a petition for appraisal, the court may require the objecting stockholders to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. Failure to comply with such order may result in the dismissal of the proceedings.

        Should the court find that the objecting stockholder is entitled to an appraisal, it will appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Within 60 days thereafter, the appraisers will determine the fair value of the stock and file a report stating the conclusion of the majority as to the fair value of the stock. The report will also state the reasons for the conclusion and include a transcript of all testimony and exhibits offered. On the same day the report is filed, the appraisers will mail a copy of it to each party to the proceedings. Within 15 days after the report is filed, any party may object to it and request a hearing.

        If requested, at the hearing, the court will consider the report of the appraisers and confirm, modify or reject it as it deems proper. Where appropriate the court may set the time for payment to the stockholder. A judgment for the stockholder may decline to award interest from the date of the annual meeting if the court finds that the stockholder's failure to accept an offer for the stock made by American Home was arbitrary and vexatious or not in good faith.

        The costs of the proceedings, including reasonable compensation and expenses of the appraisers, will be set by the court and assessed against American Home. The court may direct costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock was arbitrary and vexatious or not in good faith. Such costs may not include attorney's fees or expenses, but may include the reasonable fees and expenses of experts if American Home made no offer for the stock or the value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

        The foregoing is a summary of the material rights of a dissenting stockholder of Valley, but is qualified in its entirety by reference to Section 3-201 through 3-213 of the Maryland General Corporation Law, included in Appendix E to this proxy statement-prospectus. It is not intended to expand or alter any right of dissent or payment to any stockholder and should not be so read. Stockholders' rights of dissent and payment are limited to those provided by law. Any Valley stockholder who intends to exercise the right to dissent from the acquisition should carefully review the text of such provisions and should also consult with such holder's attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Valley stockholders, except as indicated above or otherwise required by law.

Any dissenting Valley stockholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "THE ACQUISITION -- Certain Federal Income Tax Consequences" on page 47.

RECOMMENDATION

        Valley's board of directors has unanimously approved the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby and believes that the proposal to approve the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby, is in the best interests of Valley and its stockholders. Valley's board of directors recommends that you vote FOR approval of the agreement and plan of reorganization, the related plans of merger and the transactions contemplated thereby.

        Valley's board of directors also unanimously recommends that you vote FOR each of the three nominees of the board for director of Valley.


                                 THE ACQUISITION

        The following information describes material aspects of the acquisition. This description does not provide a complete description of all the terms and conditions of the agreement and plan of reorganization and the related plans of merger. It is qualified in its entirety by the Appendices hereto, including the text of the agreement and plan of reorganization and the related plans of merger, which are attached as Appendices A, B and C, respectively, to this proxy statement-prospectus. The agreement and plan of reorganization and the related plans of merger are incorporated into this proxy statement-prospectus by reference. You are urged to read the Appendices in their entirety.

GENERAL

        The agreement and plan of reorganization provides for the acquisition of Valley by American Home pursuant to, either, the merger of Valley with and into a newly-formed wholly-owned subsidiary of American Home, or, in certain circumstances, the merger of a newly-formed wholly-owned subsidiary of American Home with and into Valley.

WHAT YOU WILL RECEIVE IN THE ACQUISITION

        In exchange for each of your shares of Valley common stock, you will receive total consideration computed to have a value of approximately $40.8042. The type and amount of consideration that you will receive in exchange for your shares of Valley common stock upon consummation of the acquisition will vary based on what we refer to as the "average price" of American Home common stock immediately prior to the date that we complete the acquisition.

        For purposes of the description of the provisions of the agreement and plan of reorganization that provide the type of consideration to be received and for an adjustment of the exchange ratio and their operation, the following definition applies:

        The "average price" is the average of the daily volume weighted averages of trading prices of American Home common stock as reported on the Nasdaq National Market (as reported by

The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by American Home) for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the close of trading on the date that we complete the acquisition.

        If the average price is not greater than $22.9259 and is not less than $11.0384, upon completion of the acquisition, you will receive, in exchange for each of your shares of Valley common stock, (1) that number of shares of American Home common stock equal to the quotient obtained by dividing $20.4021 by the average price and (2) a cash payment of $20.4021.

        If the average price is less than $11.0384, you will receive, in exchange for each of your shares of Valley common stock, a cash payment of $40.8042.

        If the average price is greater than $22.9259, you will receive, in exchange for each of your shares of Valley common stock, at the option of American Home, either (1) a cash payment of $40.8042 or (2) a cash payment of $20.4021 and .8899 of a share of American Home common stock.

        If Valley stockholders receive a combination of American Home common stock and cash in the acquisition, American Home may elect to reduce the cash consideration paid to Valley stockholders so that the cash portion of the consideration constitutes no more than 50% of the total consideration paid by American Home in the acquisition. If American Home reduces the amount of cash consideration paid in the acquisition, the number of shares of American Home common stock will be increased accordingly.

        Based on the average price of American Home common stock on January 11, 2002, the most recent practicable date prior to the date of the mailing of this proxy statement-prospectus, of $12.6195, you would have received for each share of Valley common stock you own 1.6167 shares of American Home common stock and a cash payment of $20.4021. If you receive shares of American Home common stock in the acquisition, the actual value of American Home common stock you receive at the time we complete the acquisition will depend on the current market price of American Home common stock as the market price of American Home common stock is certain to fluctuate.

        The chart below demonstrates various average prices of American Home common stock and the corresponding consideration that could be received in exchange for one share of Valley common stock.

            Average Closing Price                        Number of Shares of American Home Common Stock and/or
               of American Home                             Cash to be Received In Exchange for Each Share
                 Common Stock                                         of Valley Common Stock (1)
---------------------------------------------   --------------------------------------------------------------------
Greater than $22.9259........................   ...................  0.8899 of a share and $20.4021 in cash or no shares and $40.8042 in cash (2)
                 $22.9259....................   ...................  0.8899 of a share and $20.4021 in cash
                 $22.08......................   ...................  0.9241 of a share and $20.4021 in cash
                 $21.23......................   ...................  0.9611 of a share and $20.4021 in cash
                 $20.38......................   ...................  1.0012 shares and $20.4021 in cash
                 $19.53......................   ...................  1.0447 shares and $20.4021 in cash
                 $18.68......................   ...................  1.0922 shares and $20.4021 in cash
                 $17.83......................   ...................  1.1442 shares and $20.4021 in cash
                 $16.9822....................   ...................  1.2014 shares and $20.4021 in cash
                 $16.13......................   ...................  1.2646 shares and $20.4021 in cash
                 $15.28......................   ...................  1.3349 shares and $20.4021 in cash
                 $14.43......................   ...................  1.4134 shares and $20.4021 in cash
                 $13.59......................   ...................  1.5017 shares and $20.4021 in cash
                 $12.74......................   ...................  1.6018 shares and $20.4021 in cash
                 $11.89......................   ...................  1.7163 shares and $20.4021 in cash
                 $11.0384....................   ...................  1.8483 shares and $20.4021 in cash
       Less than $11.0384....................   ...................  No shares and $40.8042 in cash (3)

(1) If Valley stockholders receive a combination of American Home common stock and cash in the acquisition, American Home may elect to reduce the cash consideration paid to Valley stockholders so that the cash portion of the consideration constitutes no more than 50% of the total consideration paid by American Home in the acquisition. If American Home reduces the amount of cash consideration paid in the acquisition, the number of shares of American Home common stock issued in the acquisition will be increased accordingly.

(2) If the average price is greater than $22.9259, you will receive, in exchange for each of your shares of Valley common stock, at the option of American Home, either (1) .8899 of a share of American Home common stock and a cash payment of $20.4021 or (2) a cash payment of $40.8042.

(3) If the average price is less than $11.0384, you will receive, in exchange for each of your shares of Valley common stock, a cash payment of $40.8042.

        American Home will not issue any fractions of shares of common stock. Rather, American Home will pay cash (without interest) for any fractional share interest any Valley stockholder would otherwise receive in the acquisition. The cash payment will be in an amount equal to the fraction multiplied by the market value of one share of American Home common stock on the Nasdaq National Market on the last trading day preceding the date we complete the acquisition.

EFFECT OF THE ACQUISITION ON VALLEY OPTIONS

        When we complete the acquisition, each option granted under Valley's stock plans, except for options granted to non-employee directors of Valley, that is outstanding will be converted into an option to purchase American Home common stock.

        American Home will assume each option owned by Valley employees in accordance with the terms of Valley's stock plans and stock option or other agreement that evidences the option, except that:

        >> American Home and its Compensation Committee will be substituted for Valley and the committee of Valley's board of directors administering the Valley plans;

        >> each option assumed by American Home may be exercised only for shares of American Home common stock;

        >> the number of shares of American Home common stock subject to the option will be equal to the number of shares of Valley common stock subject to the option immediately before we complete the acquisition multiplied the quotient obtained by dividing (1) $40.8042 by (2) the average price (provided that if the average price is greater than $22.9259, then the number of shares of American Home common stock subject to option will be equal to the number of shares subject to option immediately before we complete the acquisition multiplied by 1.7798) and rounding down to the nearest whole share;

        >> the per share exercise price under each option will be adjusted by dividing it by the quotient obtained by dividing (1) $40.8042 by (2) the average price and rounding up to the nearest cent; and

        >> options granted to non-employee directors of Valley, whether or not exercisable, shall be entitled to receive upon the surrender of such option right cash equal to the difference (if positive) between $40.8042 and the exercise price of such option right.

        Notwithstanding the foregoing, each Valley option which is converted into an American Home option and is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

        For information with respect to stock options held by Valley's management, see "-- Interests of Certain Persons in the Acquisition" on page 63.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        THE FOLLOWING IS A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION TO HOLDERS OF VALLEY COMMON STOCK. THIS DISCUSSION MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS VALLEY STOCKHOLDERS, IF ANY, WHO HOLD VALLEY COMMON STOCK OTHER THAN AS A CAPITAL ASSET, WHO RECEIVED VALLEY COMMON STOCK UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, WHO HOLD VALLEY COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION," OR WHO ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION, OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ON ANY MATTER RELATING TO THE TAX CONSEQUENCES OF THE ACQUISITION.

        If the acquisition results in Valley stockholders receiving American Home common stock and cash, then the completion of the acquisition is conditioned upon receipt by American Home and Valley of an opinion from Alston & Bird LLP, counsel to American Home, concerning the material federal income tax consequences of the acquisition. Based upon the assumption that the acquisition is completed in accordance with the agreement and plan of reorganization and upon factual statements and factual representations made by American Home and Valley, it is such firm's opinion that:

        (1) the acquisition will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

        (2) the Valley stockholders who do not exercise their dissenters' rights will be treated as if they received American Home common stock in exchange for all of their Valley common stock and then had up to 50% of the American Home common stock (including fractional shares) redeemed for cash by American Home;

        (3) no gain or loss will be recognized by holders of Valley common stock who do not exercise dissenters' rights on the exchange of all of their shares of Valley common stock for American Home common stock and cash pursuant to the acquisition, but gain will be recognized on the deemed redemption;

        (4) the Valley stockholders who exercise their dissenters' rights will be treated either as if they received American Home common stock in the acquisition and had all of the American Home common stock redeemed or as if they sold all of their Valley common stock directly to American Home prior to the acquisition;

        (5) the tax basis of all the American Home common stock received (including all shares deemed received and redeemed) by holders of Valley common stock will be the same as the tax basis of the Valley common stock surrendered in exchange for the American Home common stock (reduced by an amount allocable to the shares in American Home common stock deemed received and redeemed);

        (6) the holding period of all the American Home common stock received (including all shares deemed received and redeemed) by holders of Valley common stock in the acquisition will be the same as the holding period of the Valley common stock surrendered in exchange therefor, provided that such Valley common stock is held as a capital asset at the Effective Time;

        (7) the payment of cash to holders of Valley common stock in the deemed redemption of American Home common stock will be treated for federal income tax purposes as having been received as distributions in full payment in exchange for the American Home common stock redeemed, and shall be taxes as provided in Section 302 of the Internal Revenue Code; and

        (8) pursuant to Section 302(b), a Valley stockholder that owns no American Home common stock, either directly or through the application of the constructive ownership rules of the Internal Revenue Code, other than the American Home common stock received in the acquisition but not redeemed will recognize gain or loss in an amount equal to the difference between the amount of cash received in exchange for the American Home common stock received and redeemed in connection with the acquisition and the adjusted basis of their American Home common stock deemed redeemed. The holders of Valley common stock who own shares of American Home common stock prior to the acquisition or who may be deemed to own such shares under the constructive ownership rules of the Internal Revenue Code should consult their tax advisors about the effect that such direct or constructive ownership of the American Home common stock may have on the taxation of the cash received in the acquisition.

        THE TAX OPINION WILL NOT ADDRESS ANY STATE, LOCAL, FOREIGN, OR OTHER TAX CONSEQUENCES OF THE ACQUISITION. VALLEY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL, AND FOREIGN LAW.

        If the acquisition results in all Valley stockholders receiving cash and no American Home common stock, then no tax opinion will be issued in connection with the acquisition.

        If the holders of Valley common stock receive only cash, the acquisition will be treated as a sale by each Valley stockholder of their Valley common stock to American Home in exchange for cash. As a result, each holder of Valley common stock will recognize gain or loss equal to the difference between their basis in their Valley common stock and the amount of cash they receive.

BACKGROUND OF AND REASONS FOR THE ACQUISITION

        BACKGROUND OF THE ACQUISITION.

        Valley. During the last several years, there has been a consolidation in the banking industry. This consolidation has been fueled by federal and state banking-related legislation and has enabled participants in business combinations to benefit from the economies of scale and greater efficiencies available to the combined entities. Financial institutions have increasingly sought suitable combinations as a means of obtaining these benefits. From late 1999 to early 2000, the Valley board of directors began to evaluate alternative operating strategies to improve Valley Bank's financial condition and operating results and thereby enhance shareholder value, including Valley's long-term plans for remaining an independent organization.

        From May to October 2000, Valley received unsolicited inquiries from an investor group that included a mortgage banking company and from another thrift institution regarding their interest in acquiring Valley. The mortgage company did not pursue formal negotiations as to the acquisition of Valley.

        In November 2000, Valley's board of directors discussed the status of discussions with the interested thrift institution. The board determined to retain a financial advisor to assist in developing an updated business plan as a mechanism to measure actual results against expectations and to provide consultation regarding strategic issues, particularly the future focus of Valley under the business plan as compared to the indications of interest from third parties.

        In December 2000, Valley engaged Feldman Financial Advisors, Inc. as its financial advisor. Based upon the Feldman Financial analysis of Valley, the Valley board reaffirmed its preference to remain an independent institution. However, the Valley board also recognized that the interests of stockholders might be better served if Valley were to combine with a third party. The Valley board agreed that all strategic alternatives to enhance shareholder value should be carefully considered, including using Feldman Financial's best efforts as Valley's representative to solicit, confidentially, indications of interest from various financial institutions and other appropriate potential acquirers. Valley selected Feldman Financial because of its familiarity with Valley and Valley Bank's market area, as well as its knowledge of commercial banks, other thrift institutions and financial services companies, and Feldman Financial's previous experience with combinations involving financial institutions.

        Commencing in March 2001, Feldman Financial contacted a total of sixteen potentially interested parties, including several parties which had previously indicated an interest in possibly acquiring Valley. Feldman Financial prepared and forwarded informational materials to ten interested parties after receiving a confidentiality agreement from each of them.

        Feldman Financial received non-binding indications of interest from five parties other than American Home, but only one of these parties performed subsequent due diligence in June 2001.

        In May 2001, American Home's representatives advised Valley of American Home's interest in a possible acquisition of Valley. American Home executed a confidentiality agreement on May 30, 2001, and the chief executive officers of both parties met the following day to discuss American Home's interest in Valley. At that meeting, Feldman Financial provided American Home with the informational materials previously forwarded to other interested parties.

        On June 5, 2001, American Home delivered an indication of interest to Valley. American Home's representatives conducted a due diligence review of Valley's operations and financial condition on July 12 and 13, 2001.

        On July 21, 2001, Valley's chief executive officer met with the chief executive officer of another financial institution which had expressed an unsolicited indication of interest in acquiring Valley. It was mutually agreed that this party could not make an appropriate offer within the time period necessary to be consistent with the other interested parties. This party expressed an interest in pursuing an acquisition of Valley in the event a definitive agreement could not be negotiated with one of the other parties. This party subsequently presented to Valley a written indication of interest.

        During the month of August 2001, Valley and its representatives negotiated a definitive acquisition agreement with American Home and its representatives.

        At a meeting held on August 24, 2001, the Valley board, with the assistance of Feldman Financial and legal counsel, thoroughly analyzed American Home's proposal, the definitive acquisition agreement and the recent unsolicited indication of interest. Based upon this analysis and upon the recommendation of Feldman Financial with respect to the financial fairness of the proposed transaction, the board unanimously determined the American Home proposal to be in the best interests of Valley and its stockholders and approved the acquisition agreement.

        REASONS FOR THE ACQUISITION.

        VALLEY. In approving the agreement and plan of reorganization and the transactions contemplated by the agreement and plan of reorganization, the Valley board of directors considered a number of factors, including the following:

        >>      the financial terms of the acquisition;

        >> the non-financial terms and conditions of the agreement and plan of reorganization, including the tax consequences of the acquisition to Valley stockholders;

        >> the financial condition, results of operations, capital levels, asset quality and future prospects for Valley and American Home;

        >> Valley as an independent entity with the acquisition, particularly as to stockholder value. The Valley board considered the benefits that could reasonably be expected to accrue to Valley's stockholders from the acquisition including the premium offered by American Home;

        >> market, industry, regulatory and economic conditions and, in particular, consolidation and competition in the financial services industry;

        >> the opinion of Feldman Financial Advisors, Inc. that the per share consideration to be received by the Valley stockholders in the acquisition is fair from a financial point of view, to the holders of Valley common stock;

        >> the results of the contacts and discussions between Valley and its financial advisor and various third parties and the belief of Valley's board of directors that the acquisition with American Home offered the best transaction available to Valley and its stockholders;

        >> the impact, generally, of the acquisition on the various constituencies served by Valley, including its employees, customers and community;

        >> the risks to consummation of the acquisition, including, among others, the risks associated with obtaining all necessary regulatory approvals in a timely manner without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the agreement and plan of reorganization and compliance with which would materially adversely affect the reasonably anticipated benefits of the transactions to American Home; and

        >> the results of the due diligence investigation of American Home, including American Home's ability to pay the aggregate acquisition consideration.

        In view of the variety of factors considered in connection with its evaluation of the acquisition, Valley's board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

        VALLEY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF REORGANIZATION, THE RELATED PLANS OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS TO THE VALLEY STOCKHOLDERS THAT YOU APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, THE PLANS OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

        AMERICAN HOME. In approving the agreement and plan of reorganization and the transactions contemplated by the agreement and plan of reorganization, the American Home board of directors considered a number of factors, including the following:

        >> information with respect to the financial condition, results of operations, business, and prospects of American Home and Valley, including the synergies of American Home and Valley's operations;

        >> how the acquisition would give American Home access to a lower cost to originate and process residential loan transactions, more stable and diverse funding base and provide other operational efficiencies;

        >> the terms and conditions of the agreement and plan of reorganization;

        >> based in part on presentations by Milestone Merchant Partners LLC, the due diligence reviews by management, as well as its financial and legal advisors of the business, operations, financial condition, earnings and prospects of Valley; and

        >> the risks to consummation of the acquisition, including, among others, the risks associated with obtaining all necessary regulatory approvals in a timely manner without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the agreement and plan of reorganization and compliance with which would materially adversely affect the reasonably anticipated benefits of the transactions to American Home.

        In view of the variety of factors considered in connection with its evaluation of the acquisition, American Home's board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

        THE BOARD OF DIRECTORS OF AMERICAN HOME HAS DETERMINED THAT THE ACQUISITION IS IN THE BEST INTERESTS OF AMERICAN HOME AND UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF REORGANIZATION, THE RELATED PLANS OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF VALLEY'S FINANCIAL ADVISOR

        In connection with the acquisition, Valley requested Feldman Financial Advisors, Inc. to render its opinion as to the fairness, from a financial point of view, of the acquisition consideration to the holders of Valley common stock. At the August 24, 2001 meeting of the Valley board, Feldman Financial delivered an oral opinion to the Valley board, which opinion was subsequently confirmed in writing on August 24, 2001, that as of such date and subject to certain considerations set forth in the opinion, the acquisition consideration was fair from a financial point of view to Valley stockholders. Feldman Financial has also delivered an updated opinion, dated as of January 16, 2002, to Valley's board of directors to the effect that as of January 16, 2002 the acquisition consideration is fair to the holders of Valley common stock.

        THE FULL TEXT OF FELDMAN FINANCIAL'S UPDATED WRITTEN OPINION, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS APPENDIX D. YOU SHOULD READ THE

OPINION CAREFULLY AND IN ITS ENTIRETY. FELDMAN FINANCIAL'S OPINION IS DIRECTED TO THE VALLEY BOARD AND ADDRESSES ONLY THE ACQUISITION CONSIDERATION. THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF VALLEY TO ENGAGE IN THE TRANSACTION OR ANY OTHER ASPECT OF THE ACQUISITION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO HOW TO VOTE AT THE ANNUAL MEETING. THE SUMMARY OF FELDMAN FINANCIAL'S OPINION SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS OPINION.

        In arriving at its opinion of August 24, 2001, Feldman Financial reviewed the agreement and plan of reorganization, as well as certain publicly available business and financial information relating to Valley and American Home. With respect to American Home, Feldman Financial's review was limited solely to ascertain the ability of American Home to complete the acquisition. Feldman Financial also reviewed certain other information related to Valley, and met with the senior management of Valley to discuss the future prospects of Valley. Feldman Financial also considered certain financial and stock market data for other publicly held companies in businesses similar to those of Valley, and considered the financial terms of other merger and acquisition transactions that it deemed relevant. Feldman Financial also considered such other information, studies, analyses and examinations, and financial, economic and market criteria, which it deemed relevant.

        In preparing its opinion of August 24, 2001, Feldman Financial assumed and relied upon the accuracy and completeness of all financial and other information that it received, reviewed, or discussed. With respect to these financial forecasts, Feldman Financial assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Valley. Management of Valley prepared the financial projections utilized by Feldman Financial in certain of its analyses. Valley does not publicly disclose internal management projections of the type provided to Feldman Financial and, as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in these projections. Feldman Financial did not assume any responsibility for independently verifying this information, did not undertake an independent evaluation or appraisal of the assets or liabilities of Valley or American Home, and was not furnished with any appraisal or evaluation. Feldman Financial was not retained to and did not review any individual loan credit files. Feldman Financial's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

        In formulating its opinion of August 24, 2001 for the Valley board, Feldman Financial prepared a variety of financial and comparative analyses, including those described below. The following is a summary of the material financial analyses performed by Feldman Financial and reviewed with the Valley board in connection with Feldman Financial's opinion dated August 24, 2001, and does not purport to be a comprehensive description of the analyses underlying the opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most relevant and appropriate methods of financial analyses and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Accordingly, Feldman Financial believes that its analysis must be considered as a whole and selecting portions of the analysis and factors, without considering all factors and analysis, could create a misleading or incomplete view of the processes underlying such analysis and its opinion.

        CALCULATION OF IMPLIED VALUE OF EXCHANGE RATIO. Feldman Financial calculated the implied value of the exchange ratio based upon the closing price of American Home common stock of $16.14 per share as of August 22, 2001 (the last full day of trading prior to the meeting of the Valley board to consider the agreement and plan of reorganization), which indicated an acquisition offer value for Valley of $40.8042 per share. The indicated offer value of $40.8042 per share equated to implied multiples for Valley of 125.0% of book value, 125.0% of tangible book value, 40.8042 times last twelve months earnings, and a 3.43% tangible book premium as a percent of core deposits. These ratios were based on Valley's historical financial data as of June 30, 2001.

        COMPARABLE COMPANY ANALYSIS. Feldman Financial used publicly available financial information to compare selected financial performance and trading market data for Valley and 14 publicly traded thrift institutions, referred to collectively as the Valley comparable group. The Valley comparable group consisted of the following companies: CBCT Bancshares, Inc., Farnsworth Bancorp, Inc., First Federal Financial Bancorp, Inc., FPB Financial Corp., Home Building Bancorp, Inc., Home Financial Bancorp, IBL Bancorp Inc., Indian Village Bancorp Inc., Mutual Community Savings Bank, Incorporated, SSB, Peoples Bancorp, Inc., PFSB Bancorp Inc., Quitman Bancorp, Inc., Steelton Bancorp, Inc., and Wyman Bancorporation, Inc.

        The following table compares selected financial performance and trading market ratios of Valley with the mean and median ratios for the 14 thrifts composing the Valley comparable group. The series of historical financial data used in connection with the ratios below was as of or for the twelve months ended March 31, 2001 and trading market price data was as of August 22, 2001.

                                                      Comparable Group
                                          Valley      ----------------
                                         Bancorp      Mean      Median
                                         -------      ----      ------
Equity / Assets.........................   9.15%     11.47%     11.46%
Loans / Assets..........................  60.95      71.34      67.79
Return on Average Assets................   0.36       0.43       0.46
Return on Average Equity................   3.92       3.68       3.68
Net Interest Margin.....................   2.80       3.14       3.08
Trading Price / Book Value..............   3.92       3.68       3.68
Net Interest Margin.....................   2.80       3.14       3.08
Trading Price / Book Value..............    N/A      66.46      64.33
Trading Price / LTM EPS.................    N/A      15.62x     14.42x
YTD Stock Price Return..................    N/A      15.33%     17.95%

        Feldman Financial used publicly available financial information to compare selected financial performance and trading market data for American Home and seven publicly traded thrifts and specialty lenders whose primary business focus is mortgage lending, referred to collectively as the American Home comparable group. The American Home comparable group consisted of the following companies: First Mortgage Corporation, New Century Financial

Corporation, Pelican Financial, Inc., Countrywide Credit Industries, Inc., IndyMac Bancorp, Inc., Doral Financial Corporation, R & G Financial Corporation.

        The following table compares selected financial performance and trading market ratios of American Home with the mean and median ratios for the seven financial service companies composing the American Home comparable group. The series of historical financial data used in connection with the ratios below was as of or for the twelve months ended March 31, 2001 and trading market price data was as of August 22, 2001.

                                                                  Comparable Group
                                                  American        ----------------
                                                    Home         Mean        Median
                                                    ----         ----        ------
Return on Average Assets ................           5.82%        0.83%        1.39%
Return on Average Equity ................          37.45         7.82        11.83
Net Interest Margin .....................            N/A         2.16         2.14
Operating Expenses / Average Assets .....          25.70         6.23         5.25
G&A Expenses / Recurring Revenue ........          57.15        61.93        51.20
Equity / Assets .........................          14.18        13.08        10.61
Debt / Equity ...........................           5.46x        5.10x        4.91x
Receivables / Assets ....................          81.42        55.63        61.22
Trading Price / Book Value ..............         459.83       193.84       188.86
Net Interest Margin .....................           2.80         3.14         3.08
Trading Price / LTM EPS .................          13.02x       18.43x       14.91x
Dividend Yield ..........................           0.74         0.52         0.00
YTD Stock Price Return ..................         239.79        48.85        20.05

        COMPARABLE TRANSACTION ANALYSIS. Feldman Financial reviewed certain financial data related to acquisitions of thrifts. Feldman Financial reviewed publicly available information for 13 transactions that were announced after January 1, 2000 and involved acquisitions of thrifts nationwide with total assets between $25 million and $75 million.

         Acquirer                        State         Type                  Seller                       State
--------------------------------         -----        ------      ---------------------------------       -----
ESB Financial Corp.                       PA          Thrift      WSB Holding Co.                          PA
Advance Financial Bancorp                 WV          Thrift      Ohio State Financial Services            OH
Private Investor - G.J. Budig             OH            n/a       Foundation Bancorp Inc.                  OH
Liberty Bank                              CT          Thrift      Hometown Bank                            CT
CKF Bancorp Inc.                          KY          Thrift      First Lancaster Bancshares               KY
Peoples Community Bancorp Inc.            OH          Thrift      Market Financial Corp.                   OH
Patapsco Bancorp Inc.                     MD           Bank       Northfield Bancorp Inc.                  MD
Southern Financial Bancorp                VA           Bank       First Savings Bank of Virginia           VA
Lincoln Bancorp                           IN          Thrift      Citizens Bancorp                         IN
TrustCo Bank Corp of NY                   NY           Bank       Landmark Financial Corp.                 NY
Fidelity Bancorp Inc.                     PA          Thrift      Pennwood Bancorp Inc.                    PA
Third FS&LA, M.H.C.                       OH          Thrift      Penfed Bancorp Inc.                      KY
Hemlock Federal Financial Corp            IL          Thrift      Midwest Savings Bank                     IL

        The following table compares offer price ratios derived by Feldman Financial for Valley with the mean and median ratios for all comparable transactions. The various offer price ratios reviewed were based upon information available at the time of announcement of each transaction.

                                                                                 Comparable Group
                                                      Valley                     ----------------
                                                      Bancorp                 Mean                Median
                                                      -------                 ----                ------
Offer Price / Book Value Per Share..............      125.00%               123.07%              114.96%
Offer Price / Tangible Book Value...............      125.00                123.07               114.96
Offer Price / LTM EPS...........................       40.80x                20.35x               20.13x
Premium / Core Deposits.........................        3.43%                 4.99%                5.44%

        No company or transaction used in the comparable company or comparable transaction analyses is identical to Valley or the merger. Accordingly, an analysis of the results involves complex considerations and judgments concerning differences in financial and operating characteristics of the various companies as well as other factors that may affect trading values or announced merger values of Valley and the companies to which it is being compared.

        DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Feldman Financial performed a discounted cash flow analysis to determine a range of present values per share of Valley common stock under various circumstances, assuming Valley performed in accordance with information regarding potential future earnings provided by its management. This range was determined by adding
(1) the present value of the estimated future dividend stream that Valley is projected to generate over the period from 2001 to 2004, and (2) the present value of the "terminal value" of Valley common stock at the end of 2004. The terminal values of Valley common stock at the end of the period were approximated by applying a range of price to earnings multiples from 12x to 22x and price to book value ratios from 80% to 130%. The dividend stream and terminal values were discounted to present values using discount rates from 14% to 18%. Based on the above assumptions, this present value analysis yielded an imputed range of values per share of Valley common stock of between $18.86 and $38.32 per share when applying the price to earnings multiples, and an imputed range of values of between $18.58 and $33.61 per share when applying the price to book value ratios. Feldman Financial noted that the discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

        HISTORICAL STOCK PRICE PERFORMANCE: Feldman Financial reviewed the history of the reported trading prices of American Home common stock, and the relationship between the movements in the prices of American Home common stock to movements in certain stock indices, including the Nasdaq Composite Index and the Nasdaq Other Finance Index. During the periods commencing with December 31, 1999 and December 31, 2000 through August 22, 2001, the price performance of American Home common stock outperformed both the Nasdaq and the Nasdaq Other Finance Index.

                                                                                 Change
                                                        Change since             since
                                                          12/31/00              12/31/99
                                                          --------              --------
American Home Common Stock.......................          239.79%               245.38%
Nasdaq Other Finance Index (1)...................          - 0.20                 71.10
Nasdaq Composite Index...........................          -22.75                 45.71
----------
(1)  Comparable industry group index for American Home.

        In performing its analyses, Feldman Financial made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Valley or American Home. The analyses performed by Feldman Financial are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as a part of Feldman Financial's evaluation of the fairness from a financial point of view of the merger consideration to Valley stockholders and were conducted in connection with the rendering of Feldman Financial's opinion. As described above, Feldman Financial's opinion of August 24, 2001 and the information provided by Feldman Financial to the Valley board were among various factors taken into consideration by the Valley board in making its determination to approve the agreement and plan of reorganization. The agreement and plan of reorganization was determined through negotiations between Valley and American Home, and was approved by the entire Valley board.

        Feldman Financial is a nationally recognized firm whose business practice is focused principally on financial institutions and other financial services companies. The Valley board retained Feldman Financial based upon its qualifications, expertise and reputation and its familiarity with Valley and transactions similar to the merger. As part of its business, Feldman Financial is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, initial public offerings, private placements and recapitalizations. In the past, Feldman Financial has provided other financial advisory services to Valley for which services Feldman Financial received customary fees. In the past five years, Feldman Financial has been paid professional fees aggregating approximately $18,250 for other financial advisory services rendered to Valley. Pursuant to a letter agreement executed December 8, 2000 between Valley and Feldman Financial, Valley has agreed to pay Feldman Financial (1) a retainer fee of $5,000 which was paid subsequent to signing of the letter agreement, (2) an advisory fee of $10,000 which was paid subsequent to execution of the agreement and plan of reorganization, (3) a fee of $10,000 which is to be paid at the time of the public dissemination of the proxy statement and (4) a transaction fee payable at the closing of the acquisition equal to $40,000 plus 5% of the amount by which the purchase price exceeds $5,000,000. Based on the market price of American Home common stock as of August 22, 2001, the estimated total fee payable to Feldman Financial under the preceding formula equals approximately $95,000. The letter agreement with Feldman Financial also provides that Valley will reimburse Feldman Financial for its out-of-pocket expenses and indemnify and hold harmless Feldman Financial and related parties from and against certain liabilities and expenses, which may include certain liabilities under securities laws, in connection with the performance of services by Feldman Financial under this engagement.

EFFECTIVE TIME OF THE ACQUISITION

        Subject to the conditions to the obligations of the parties to effect the acquisition, the acquisition will become effective and will be complete on the date and at the time specified in the certificate of merger to be filed with the Secretary of State of the State of Delaware and the articles of merger become effective with the State Department of Assessments and Taxation of the State of Maryland. We anticipate that we will complete the acquisition in the second quarter of 2002; however, delays could occur. The agreement and plan of reorganization provides that unless American Home and Valley agree otherwise, the parties will use their reasonable efforts to complete the acquisition no later than ten business days after the later of the effective date (including the expiration of any applicable waiting period) of the last required consent of any regulatory authority having any authority over and approving or exempting the acquisition or the date on which the stockholders of Valley approve the agreement and plan of reorganization and the applicable plan of merger to the extent such approval is required by applicable law, or such later date within 30 days thereof as may be specified by American Home.

        We cannot assure you that the necessary stockholder and regulatory approvals of the acquisition will be obtained or that other conditions to consummation of the acquisition can or will be satisfied. Either Valley's or American Home's board of directors may terminate the agreement and plan of reorganization if we do not complete the acquisition by December 31, 2002, unless it is not completed because of the breach of the agreement and plan of reorganization by the party seeking termination. See "-- Conditions to Consummation of the Acquisition" below and "-- Waiver, Amendment, and Termination" on page 60.

CONDITIONS TO CONSUMMATION OF THE ACQUISITION

        American Home and Valley are required to complete the acquisition only after the satisfaction of various conditions. These conditions include:

        >> the holders of two-thirds of the shares of Valley common stock outstanding and entitled to vote must approve the agreement and plan of reorganization, the plans of merger, and the transactions contemplated thereby;

        >> American Home must receive all required regulatory approvals, including but not limited to approval from the OTS, and such approvals must be without condition or restriction that would, in the reasonable judgment of American Home's board of directors, so materially adversely impact the economic benefits of the transactions contemplated by the agreement and plan of reorganization as to render the consummation of the acquisition inadvisable;

        >> if the holders of Valley common stock are to receive a combination of American Home common stock and a cash payment in exchange for their shares of Valley common stock in connection with the acquisition, American

                Home and Valley must receive a written opinion of counsel as to the tax-free nature of the acquisition;

        >> the representations and warranties of American Home and Valley as set forth in the agreement and plan of reorganization must be accurate (under the applicable standards set forth in the agreement and plan of reorganization) as of August 24, 2001, and as of the date we complete the acquisition;

        >> American Home and Valley must perform all agreements and comply with all covenants set forth in the agreement and plan of reorganization, in all material respects;

        >> American Home and Valley must receive all other consents that may be required to complete the acquisition or to prevent any default under any contract or permit which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Valley or American Home;

        >> the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting or restricting the acquisition or making it illegal;

        >> American Home must receive agreements from each person Valley reasonably believes may be deemed an affiliate of Valley;

        >> the registration statement registering the shares of American Home common stock must be effective under the Securities Act of 1933, as amended;

        >> Valley must have as of the effective time of the acquisition, stockholders' equity of at least 80% of the stockholders' equity of Valley as of June 30, 2001, as reflected in its financial statements; and

        >> certain other conditions must be satisfied, including the receipt of various certificates from the officers of American Home and Valley.

        We cannot assure you as to when or if all of the conditions to the acquisition can or will be satisfied or waived by the party permitted to do so. If the acquisition is not consummated on or before December 31, 2002, the board of directors of either Valley or American Home may terminate the agreement and plan of reorganization and abandon the acquisition. See "-- Waiver, Amendment, and Termination" on page 60.

REGULATORY APPROVAL

        American Home must receive certain regulatory approvals before the acquisition can be completed. American Home and Valley have agreed to cooperate to obtain all required regulatory approvals. There is no assurance that these regulatory approvals will be obtained, when they will be obtained, or, if obtained, that there will not be litigation challenging these approvals.

        It is a condition to the completion of the acquisition that American Home and Valley receive all necessary regulatory approvals to the acquisition, without the imposition by any regulator of any condition or restriction which, in the reasonable judgment of American Home's board of directors, would so materially adversely impact the economic or business benefits of the acquisition that had the condition or restriction been known, American Home would not, in its reasonable judgment, have entered into the agreement and plan of reorganization. There can be no assurance that the regulatory approvals of the acquisition will not contain terms, conditions or requirements which would have such an impact.

        American Home and Valley are not aware of any material governmental approvals or actions that are required to complete the acquisition, except as described below. Should any other approval or action be required, American Home and Valley contemplate that they would seek such approval or action.

        The acquisition is subject to the prior approval of the OTS. In evaluating the acquisition, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. This review includes consideration of the competence, experience and integrity of the officers, directors and principal stockholders of the surviving corporation and Valley. Additionally, in reviewing the acquisition, the OTS may review or examine particular aspects of the operations of American Home and Valley, including risk management activities, on-line operations, and agency officers.

WAIVER, AMENDMENT, AND TERMINATION

        To the extent permitted by law, American Home and Valley may agree, subject to the approval of their respective boards of directors, in writing to amend the agreement and plan of reorganization, whether before or after approval of the acquisition by the Valley stockholders; provided, however, that after such stockholder approval, no amendments may be made which would require further approval by the stockholders under Maryland law. In addition, before or at the time we complete the acquisition, either Valley or American Home, or both, may waive any default in the performance of any term of the agreement and plan of reorganization by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the agreement and plan of reorganization. In addition, either Valley or American Home may waive any of the conditions precedent to its obligations under the agreement and plan of reorganization, unless a violation of any law or governmental regulation would result. To be effective, a waiver must be in writing and signed by an authorized officer of Valley or American Home, as the case may be.

        At any time before we complete the acquisition, the boards of directors of American Home and Valley may agree to terminate the agreement and plan of reorganization. In addition, either Valley's board of directors or American Home's board of directors may terminate the agreement and plan of reorganization in the following circumstances:

        (1) in certain circumstances, upon the inaccuracy of any representation or warranty of a party contained in the agreement and plan of reorganization if the inaccuracy cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the acquisition under the applicable standards set forth in the agreement and plan of reorganization (provided that the terminating party is not then in breach of any representation or warranty contained in the agreement and plan of reorganization (under the applicable standard set forth in the agreement and plan of reorganization) or in material breach of any covenant or other agreement contained in the agreement and plan of reorganization);

        (2) if a material breach by the other party of any covenant or agreement contained in the agreement and plan of reorganization cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation or warranty contained in the agreement and plan of reorganization under the applicable standard set forth in the agreement and plan of reorganization or in material breach of any covenant or other agreement contained in the agreement and plan of reorganization);

        (3) if any consent of any regulatory authority required to complete the acquisition or other transactions contemplated by the agreement and plan of reorganization has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal;

        (4) if the stockholders of Valley fail to approve the acquisition at the annual meeting;

        (5) if the acquisition is not consummated by December 31, 2002, provided that the failure to consummate is not caused by any willful breach of the agreement and plan of reorganization by the party electing to terminate; or

        (6) if any of the conditions precedent to the obligations of a party to consummate the acquisition cannot be satisfied by December 31, 2002 (provided that the terminating party is not then in breach of any representation or warranty contained in the agreement and plan of reorganization (under the applicable standard set forth in the agreement and plan of reorganization) or in material breach of any covenant or other agreement contained in the agreement and plan of reorganization).

        If the acquisition is terminated, the agreement and plan of reorganization and the related plans of merger will both become void and have no effect, except that certain provisions of the agreement and plan of reorganization, including those relating to the obligations to share certain expenses and maintain the confidentiality of certain information obtained, will survive. Termination of the agreement and plan of reorganization and the related plans of merger will not relieve any breaching party from liability for any breach of the agreement and plan of reorganization.

CONDUCT OF BUSINESS PENDING THE ACQUISITION

        The agreement and plan of reorganization obligates Valley to conduct its business only in the usual, regular, and ordinary course before we complete the acquisition and imposes certain limitations on the operations of Valley and Valley Bank of Maryland. These items are listed in Article 7 of the agreement and plan of reorganization which is attached as Appendix A to this proxy statement-prospectus. The agreement and plan of reorganization authorizes Valley to declare and pay regular annual cash dividends on the Valley common stock in an amount per share with the usual record and payment dates which conform to past practice as disclosed in the agreement and plan of reorganization, and to pay, immediately prior to the time we complete the acquisition, a cash dividend that is pro-rated based on the number of weeks elapsed in the current fiscal year.

        Valley has also agreed that neither it nor any of its representatives will directly or indirectly initiate, solicit, encourage or knowingly facilitate any proposal for the acquisition of Valley. Valley and its board of directors, however, may have discussions and negotiations and furnish information to another party in response to an unsolicited written acquisition proposal if the board of directors determines in good faith and consistent with its fiduciary duties that the proposal could result in a superior proposal. Prior to providing any information to the other party, Valley's board of directors must promptly notify American Home of the proposal and receive an executed confidentiality agreement from the other party with terms at least as stringent as the confidentiality agreement in place with American Home.

        American Home and Valley have also agreed not to take any action that would (1) materially adversely affect their ability to obtain any consents required for the acquisition, or (2) materially adversely affect their ability to perform their covenants and agreements under the agreement and plan of reorganization.

MANAGEMENT AND OPERATIONS AFTER THE ACQUISITION

        The acquisition will not change the present management team or board of directors of American Home. Information concerning the management of American Home is included in the documents incorporated into this proxy statement-prospectus by reference. American Home will continue to be governed by the laws of the State of Delaware and operate in accordance with its certificate of incorporation and bylaws. See "WHERE YOU CAN FIND MORE INFORMATION" on page
96. For additional information regarding the interests of certain persons in the acquisition, see "-- Interests of Certain Persons in the Acquisition" below.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

        GENERAL. Certain members of Valley's management and Valley's board of directors may be deemed to have certain interests in the acquisition that are in addition to their interests as stockholders of Valley generally. Valley's board of directors was aware of these interests and considered them, among other matters, in approving the acquisition and the agreement and plan of reorganization.

        The agreement and plan of reorganization generally provides that American Home will indemnify and hold harmless each person entitled to indemnification from Valley to the fullest extent permitted by law, and that such rights will continue in full force and effect for six years from the effective time of the acquisition with respect to matters occurring at or prior to the effective time.

        The agreement and plan of reorganization also requires American Home to use commercially reasonable efforts to maintain in effect for a period of three years after the effective time of the acquisition Valley's existing directors' and officers' liability insurance policy with respect to claims arising from acts or events which occurred prior to the effective time of the acquisition. American Home may substitute policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous.

        The agreement and plan of reorganization also provides that, after the effective time of the acquisition, American Home will provide generally to officers and employees of Valley who, at or after the effective time, become officers or employees of American Home or its subsidiaries, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of American Home common stock) on terms and conditions that, taken as a whole, are substantially similar to those currently provided by American Home and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, service with Valley prior to the effective time of the acquisition will be treated as service with American Home or its subsidiaries. The agreement and plan of reorganization further provides that American Home will cause Valley to honor all employment, severance, consulting, and other compensation contracts previously disclosed to American Home between Valley and any current or former director, officer, or employee, and all provisions for vested amounts earned or accrued through the effective time of the acquisition under Valley's benefit plans.

        STOCK OPTIONS. Valley has granted certain options to acquire Valley common stock under existing Valley stock plans. If the acquisition is completed, each option granted under Valley's stock plans that is outstanding (except for certain options granted to non-employee directors of Valley), whether or not exercisable, will be converted into an option to purchase American Home common stock. The number of shares of American Home common stock that may be purchased and the exercise price of each option will be adjusted based on the average price of American Home common stock, subject to certain limitations. Holders of certain options that have been granted to non-employee directors of Valley will be entitled to receive a cash payment in an amount equal to the difference, if positive, between (1) $40.8042 and (2) the exercise price of such option.

        The following table sets forth, for Valley's directors and executive officers, the number of shares of Valley common stock covered by outstanding Valley options held by such persons as of the record date, the number of options currently exercisable and the weighted average exercise price of the options.


                                                                                                          Weighted
                                                                            Options Currently       Average Exercise Price
  Directors and Executive Officers                     Options Held             Exercisable              Per Option
-----------------------------------                    ------------         -----------------       ----------------------
Joseph M Solomon                                           3,179                    2,366                  $16.33
Kathleen B. Fuchs                                          1,870                    1,385                  $16.39
Irwin E. Epstein                                             440                      330                  $16.25
Bernard Gilden                                               432                      324                  $16.25
Melvin M. Glass                                              432                      324                  $16.25
Elaine Mintzes                                               432                      324                  $16.25
Paul W. Nochumowitz                                          220                      110                  $16.25
Alleck A. Resnick                                            432                      324                  $16.25
Seymour Sussman                                              432                      324                  $16.25
                                                        --------                 --------
                                                           7,869                    5,811

        Except as noted above, when we complete the acquisition, each option granted under Valley's stock plans that is outstanding, whether or not exercisable will become an option to purchase American Home common stock. See "-- Effect of the Acquisition on Valley Options" on page 46.

        EMPLOYMENT AND GUARANTEE AGREEMENTS. Effective July 21, 1998 (as amended on October 26, 1999), Valley Bank of Maryland entered into an Employment Agreement with Joseph M. Solomon, Valley Bank's President and Chief Executive Officer. On October 26, 1999, Valley entered into a Guarantee Agreement with Mr. Solomon. For a description of the employment and guarantee agreements, see "ELECTION OF DIRECTORS OF VALLEY -- Employment Agreements" on page 91.

        On November 14, 2001, American Home entered into a Guarantee Agreement with Mr. Solomon pursuant to which American Home has agreed to cause Valley Bank to enter into a new employment agreement with Mr. Solomon upon closing of the acquisition. This new guarantee agreement between American Home and Mr. Solomon, which itself is contingent upon closing of the acquisition, retains the golden parachute provisions as described above. Under the new employment agreement between Mr. Solomon and Valley Bank, Mr. Solomon's base salary would be $125,000, and he would be eligible for an annual performance bonus of not less than $30,000 and an automobile allowance of at least $400 each month. The new employment agreement would have a one-year term, and in the event Valley Bank did not renew the employment agreement each year during the five-year period following the closing of the acquisition, Valley

Bank would be required to pay to Mr. Solomon a lump sum payment of $200,000. In the event Mr. Solomon's employment is terminated by the bank without "just cause" or by Mr. Solomon for "good reason" (as such terms are defined in the new employment agreement), Mr. Solomon would receive a pro-rated bonus and would continue to receive his salary and benefit coverage (or the cash equivalent) through the remainder of the contract term, in addition to the lump sum payment of $200,000, if applicable. Valley Bank's severance obligations for termination following a "change in control" (as defined in the new employment agreement) would remain similar to the severance obligations for termination existing in the Valley Bank employment agreement, as described above. Pursuant to the new employment agreement between Valley Bank and Mr. Solomon, the acquisition of Valley by American Home would not be treated as a change in control.

ACCOUNTING TREATMENT

        It is anticipated that the acquisition will be accounted for as a "purchase," as that term is used pursuant to accounting principles generally accepted in the United States of America, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of Valley as of the effective time of the acquisition will be recorded at their estimated respective fair values and added to the recorded assets of American Home. Financial statements of American Home issued after the effective time of the acquisition will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Valley.

        All unaudited pro forma financial information contained in this proxy statement-prospectus has been prepared using the purchase method to account for the acquisition. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" on page 26. The final allocation of the purchase price will be determined after the merger is completed and after completion of a thorough analysis to determine the fair values of Valley's tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and acquisition-related charges are subject to final decisions related to combining the companies. Accordingly, the final purchase accounting adjustments, restructuring and acquisition-related charges may be materially different from the unaudited pro forma adjustments presented in this document. Any decrease in the net fair value of the assets and liabilities of Valley as compared to the information shown in this document will have the effect of increasing the amount of the consideration allocable to goodwill.

EXPENSES AND FEES

        American Home and Valley will each pay its own expenses in connection with the acquisition, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that American Home shall pay all filing, application fees, and printing fees related to the acquisition.

        In the event (1) the acquisition is not consummated due to the failure of American Home to obtain the approval of the OTS and the failure of American Home to obtain such consent is not due to the fault of Valley, (2) the approval of the OTS is conditioned or restricted in a manner which is not acceptable to American Home and such condition or restriction is not due to the fault of Valley, or (3) the agreement and plan of reorganization is terminated by Valley due to an uncured breach of a representation or warranty by American Home or a material breach by American Home of any covenant or agreement in the agreement and plan of reorganization, American Home shall reimburse Valley for the actual legal, accounting, and financial advisory expenses incurred by Valley in connection with the acquisition plus $25,000.

        In addition, in the event the acquisition is not consummated due to a termination of the agreement and plan of reorganization as a result of the failure of Valley to obtain stockholder approval of the acquisition after the receipt by Valley of an acquisition proposal from a third party that is superior to American Home's acquisition proposal, and Valley subsequently enters into an acquisition agreement with such third party, then Valley or such third party shall reimburse American Home for the actual legal, accounting, and financial advisory expenses incurred by American Home in connection with the acquisition.

RESALES OF AMERICAN HOME COMMON STOCK

        American Home common stock to be issued to Valley stockholders in the acquisition will be registered under the Securities Act of 1933, as amended. All shares of American Home common stock received by Valley stockholders in the acquisition will be freely transferable after the acquisition by those Valley stockholders who are not considered to be "affiliates" of Valley or American Home. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Valley or American Home (generally, executive officers, directors, and 10% or greater stockholders).

        Rule 145, promulgated under the Securities Act of 1933, as amended, restricts the sale of American Home common stock received in the acquisition by affiliates of Valley and certain of their family members and related entities. Under the rule, during the first calendar year after we complete the acquisition, affiliates of Valley or American Home may resell publicly the American Home common stock they receive in the acquisition but only within certain limitations as to the amount of American Home common stock they can sell in any three-month period and as to the manner of sale. After the one-year period, affiliates of Valley who are not affiliates of American Home may resell their shares without restriction. American Home must continue to satisfy its reporting requirements under the Securities Exchange Act of 1934, as amended, in order for affiliates to resell, under Rule 145, shares of American Home common stock received in the acquisition. Affiliates also would be permitted to resell American Home common stock received in the acquisition pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an available exemption from the Securities Act of 1933, as amended, registration requirements. This proxy statement-prospectus does not cover any resales of American Home common stock received by persons who may be deemed to be affiliates of Valley or American Home.

        Valley has agreed to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Valley to execute and deliver to American Home prior to the effective time of the acquisition, an affiliate agreement intended to ensure compliance with the Securities Act of 1933, as amended. Under such affiliate agreement, each Valley affiliate must agree not to sell, pledge, transfer or otherwise dispose of any American Home common stock received in the acquisition except in compliance with the affiliate agreement, the agreement and plan of reorganization, the Securities Act of 1933, as amended, and the rules and regulations under the Securities Act of 1933, as amended. The stock certificates representing American Home common stock issued to affiliates in the acquisition may bear a legend summarizing these restrictions on transfer. See "-- Conditions to Consummation of the Acquisition" on page 58.


               EFFECT OF THE ACQUISITION ON RIGHTS OF STOCKHOLDERS

        When we complete the acquisition, unless you receive cash in exchange for all of your shares of Valley common stock, you will be exchanging your shares of Valley common stock, a Maryland corporation governed by its articles of incorporation and bylaws and the Maryland General Corporation Law, for shares of American Home common stock, a Delaware corporation governed by its certificate of incorporation and bylaws and the Delaware General Corporation Law. Certain significant differences exist between the rights of Valley stockholders and those of American Home stockholders. The material differences are summarized below. In particular, American Home's certificate of incorporation and bylaws contain several provisions that under certain circumstances may have an antitakeover effect in that they could impede or prevent an acquisition of American Home unless the potential acquirer has obtained the approval of American Home's board of directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the Maryland General Corporation Law and the Delaware General Corporation Law as well as to American Home's certificate of incorporation and bylaws and Valley's articles of incorporation and bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

        The provisions of American Home's certificate of incorporation and bylaws described below under the headings, "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Removal of Directors," "-- Limitations on Director Liability," "-- Special Meetings of Stockholders," "-- Actions by Stockholders Without a Meeting," "-- Stockholder Nominations and Proposals," and the provisions of the Delaware General Corporation Law described under the heading "-- Business Combinations With Certain Persons," are referred to herein as the "protective provisions." In general, one purpose of the protective provisions is to assist American Home's board of directors in playing a role in connection with attempts to acquire control of American Home, so that the board of directors can further and protect the interests of American Home and its stockholders as appropriate under the circumstances, including, if the board of directors determines that a sale of control is in their best interests, by enhancing the board of directors' ability to maximize the value to be received by the stockholders upon such a sale.

        Although American Home's management believes the protective provisions are, therefore, beneficial to American Home's stockholders, the protective provisions also may tend to discourage some takeover bids. As a result, American Home's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the protective provisions discourage undesirable proposals, American Home may be able to avoid those expenditures of time and money.

        The protective provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of American Home common stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the protective provisions may decrease the market price of American Home common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The protective provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of American Home through replacing the board of directors and management. Furthermore, the protective provisions may make it more difficult for American Home's stockholders to replace the board of directors or management, even if a majority of the stockholders believes such replacement is in the best interests of American Home. As a result, the protective provisions may tend to perpetuate the incumbent board of directors and management.

AUTHORIZED CAPITAL STOCK

        AMERICAN HOME. The certificate of incorporation authorizes the issuance of up to 19,000,000 shares of American Home common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. At December 31, 2001, 11,991,200 shares of American Home common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. American Home's certificate of incorporation authorizes its board of directors to issue shares of American Home preferred stock in one or more series and to fix the designation, powers, preferences and rights of the shares of American Home preferred stock in each series. The certificate of incorporation does not provide preemptive or subscription rights to holders of either American Home common stock or American Home preferred stock.

        VALLEY. Valley's authorized capital stock consists of 2,000,000 shares of Valley common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share. As of the record date, there were 130,135 shares of Valley common stock issued and outstanding. The shares of the corporation may be issued by Valley from time to time as approved by the board of directors without the approval of Valley's stockholders. Valley's articles of incorporation authorizes its board of directors to issue shares of Valley preferred stock in one or more series and to fix the designation, powers, preferences and rights of the shares of Valley preferred stock in each series. The articles of incorporation do not provide any holder of Valley's common stock with preemptive or subscription rights.

AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS

        AMERICAN HOME. The Delaware General Corporation Law generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of all shares entitled to vote thereon and the shares of each class of stock entitled to vote thereon as a class is required to amend a corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. American Home's certificate of incorporation does not specify a greater voting requirement.

        The certificate of incorporation provides that the board of directors has the power to adopt, alter, amend or repeal the bylaws by the affirmative vote of at least a majority of the entire board. Stockholders may not adopt, alter, amend or repeal the bylaws except upon the affirmative vote of not less than 50% of the outstanding stock entitled to vote thereon.

        VALLEY. Valley's articles of incorporation specify that certain articles may not be repealed, altered, amended or rescinded in any respect unless approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock entitled to vote cast at a stockholder meeting. Those articles requiring a two-thirds vote include: meetings of stockholders, cumulative voting; notice for nominations and proposals; directors; removal of directors; approval of certain business combinations; limitation of officers' and directors' liability; indemnification; amendment of bylaws; and amendment of articles of incorporation.

        The bylaws can be amended, repealed, altered or rescinded by the affirmative vote of a majority of the full board of directors or by the affirmative vote of a majority of the votes cast by the stockholders at any legal meeting.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

        AMERICAN HOME. American Home's certificate of incorporation provides that American Home's board of directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office.

        The effect of American Home having a classified board of directors is that only approximately one-third of the members of the board of directors are elected each year; consequently, two annual meetings are effectively required for American Home's stockholders to change a majority of the members of the board of directors.

        Pursuant to American Home's certificate of incorporation, each stockholder generally is entitled to one vote for each share of American Home common stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to cast all of such holder's votes in favor of one candidate or to distribute such holder's votes in any manner among any number of candidates. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the board of directors. Without cumulative voting, the holders of more than 50% of the shares of American Home common stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining American Home common stock effectively may not be able to elect any person to the board of directors. The absence of cumulative voting, therefore, could make it more difficult for a stockholder who acquires less than a majority of the shares of American Home common stock to obtain representation on American Home's board of directors.

        VALLEY. Valley's articles of incorporation provide for a classified board of directors. Holders of any class or series of Valley stock are not afforded cumulative voting rights.

REMOVAL OF DIRECTORS

        AMERICAN HOME. Under American Home's certificate of incorporation, any director or the entire board of directors may be removed at any time only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of American Home's then outstanding capital stock entitled to vote generally in the election of directors.

        VALLEY. Pursuant to Valley's articles of incorporation, any director or the entire board of directors may be removed at any time by the affirmative vote of a majority of all the votes entitled to be cast in an election of directors.

LIMITATIONS ON DIRECTOR LIABILITY

        AMERICAN HOME. American Home's certificate of incorporation provides for the elimination of personal liability for directors to the fullest extent possible under Section 102(b)(7) of the Delaware General Corporation Law. Under that section, a director of American Home will have no personal liability to American Home or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of certain unlawful dividends and the making of certain unlawful stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

        Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a stockholder who has a valid claim that a director acted in violation of such director's duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefited American Home and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

        VALLEY. Valley's articles of incorporation eliminate or limit director and officer liability to the fullest extent permitted by the Maryland General Corporation Law. An officer or director of Valley shall not be liable to the corporation except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonest and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise required by Maryland law.

INDEMNIFICATION

        AMERICAN HOME. American Home's certificate of incorporation provides that American Home will indemnify its officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporation Law. American Home's bylaws state, generally, that American Home shall indemnify such persons if they acted in good faith, reasonably believed their actions to be in or not opposed to the best interests of American Home, and in a criminal proceeding had no reasonable cause to believe their conduct was unlawful. Under
Section 145 of the Delaware General Corporation Law as currently in effect, other than in actions brought by or in the right of American Home, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of American Home and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of American Home, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of American Home, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to American Home, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of American Home has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative, or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

        VALLEY. Valley's articles of incorporation provide that Valley shall have the power to obligate itself, and to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to indemnify, to the fullest extent permissible under Maryland law, any individual who is or was a director, officer, employee or agent of Valley, and any individual who serves or served at Valley's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity. Under Section 2-418 of the Maryland General Corporation Law, indemnification would be barred if the proposed indemnitee acted in bad faith or with deliberate dishonesty, received an improper personal benefit in money, property, or services, or in a criminal proceeding had reasonable cause to believe that the act or omission was unlawful.

SPECIAL MEETINGS OF STOCKHOLDERS

        AMERICAN HOME. American Home's certificate of incorporation provides that special meetings of stockholders may be called by the chairman of the board of directors or the president, and shall be called at the written request of a majority of the entire board of directors. American Home stockholders do not have the right to call a special meeting or to require that American Home's board of directors call such a meeting. This provision, combined with other provisions of the certificate of incorporation and the restriction on the removal of directors, would prevent a substantial stockholder from compelling stockholder consideration of any proposal (such as a proposal for a business combination) over the opposition of American Home's board of directors by calling their annual meeting of stockholders at which such stockholder could replace the entire board of directors with nominees who were in favor of such proposal.

        VALLEY. According to Valley's bylaws, a special meeting of Valley stockholders may be called at any time by the board of directors, by the president, by a committee of the board of directors, or by the secretary of Valley upon the written demand of the holders of not less than 25% of all votes entitled to be cast at the special meeting. Written demand shall include the purpose or purposes for which the special meeting is called and the matter proposed to be acted upon at the special meeting.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

        AMERICAN HOME. American Home's certificate of incorporation provides that any action required or permitted to be taken by American Home stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any written consent by the stockholders. These provisions would prevent stockholders from taking action, including action on a business combination, except at an annual meeting or special meeting called by the chairman of the board of directors or president, even if a majority of the stockholders were in favor of such action.

        VALLEY. Under Section 2-505 of the Maryland General Corporation Law, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action, and is signed by each stockholder entitled to vote on the matter, is filed with the records of stockholder meetings.

STOCKHOLDER NOMINATIONS AND PROPOSALS

        AMERICAN HOME. American Home's bylaws provide for the nomination of directors by stockholders of record as of the record date for determination of stockholders entitled to vote at the meeting and as of the date a stockholder must give timely notice of nomination. To be timely, a stockholder must give notice to the Corporate Secretary of American Home not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or made public, whichever occurs first. In the case of a special meeting of stockholders called by American Home for the purpose of electing directors, notice must be delivered or mailed not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or made public, whichever occurs first.

        Notice to the secretary must include the following information about the nominee: (1) the name, age, business address and residence address; (2) the principal occupation or employment; (3) the class or series and number of shares of capital stock of American Home owned of record or beneficially; and (4) any other information relating to the nominee required to be disclosed in a proxy statement in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder. Notice must also include the following information about the stockholder providing such notice: (1) the name and record address; (2) the class or series and number of shares of capital stock of American Home owned of record or beneficially; (3) a description of all arrangements or understandings between the stockholder and nominee pursuant to which the nomination is made; (4) a representation that such stockholder intends to appear in person or by proxy to make the nomination; and (5) any other information relating to the stockholder required to be disclosed in a proxy statement in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder.

        Stockholder proposals for any new business to be taken up at any annual meeting must meet the same timing requirements as stockholder nominations. In the case of stockholder proposals, however, American Home's bylaws provide that notice to the secretary must include: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and record address of such stockholder;
(3) the class or series and number of shares of capital stock of American Home which are owned beneficially or of record by such stockholder; (4) a description of all arrangements or understandings between such stockholder and any other person in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

        VALLEY. Valley's articles of incorporation provide for special nominating procedures by stockholders for election of directors. A Valley stockholder entitled to vote in the election of directors must give notice of nomination to Valley's secretary in writing, delivered or mailed by first class United States mail, postage prepaid, not less than 30 days nor more than 60 days prior to the meeting. If Valley gives its stockholders less than 40 days notice of the meeting, written notice of a stockholder nomination must be mailed not later than the close of the tenth day following the mailing of notice of the meeting by Valley. Written notice shall include: (1) the name, age, business address and, if known, residence address of each nominee; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of Valley which are beneficially owned by each such nominee; and (4) any other information reasonably requested by Valley.

        Stockholder proposals for any new business to be taken up at any annual or special meeting must meet the same timing requirements as stockholder nominations. In the case of stockholder proposals, however, notice to the secretary of American Home must include: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on American Home's books, of the stockholder proposing such business; (3) the class and number of shares of American Home which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business.

MERGER, CONSOLIDATIONS, AND SALES OF ASSETS GENERALLY

        AMERICAN HOME. Under Delaware General Corporation Law, a merger, consolidation, or transfer of assets proposed by the board of directors must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

        VALLEY. Under Maryland General Corporation Law, a merger, consolidation, or transfer of assets proposed by the board of directors must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

        AMERICAN HOME. Section 203 of the Delaware General Corporation Law ("Section 203") places certain restrictions on "business combinations" (as defined in Section 203 to include, generally, mergers, sales and leases of assets, issuances of securities, and similar transactions) by Delaware corporations with an "interested stockholder" (as defined in Section 203 to include, generally, the beneficial owner of 15% or more of the corporation's outstanding voting stock). Section 203 generally applies to Delaware corporations, such as American Home, that have a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders, unless the corporation expressly elects in its certificate of incorporation or bylaws not to be governed by Section 203.

        American Home has not specifically elected to avoid the application of
Section 203. As a result, Section 203 generally would prohibit a business combination by American Home or a subsidiary with an interested stockholder within three years after the person or entity becomes an interested stockholder, unless: (1) prior to the time when the person or entity becomes an interested stockholder, American Home's board of directors approved either the business combination or the transaction pursuant to which such person or entity became an interested stockholder; (2) upon completion of the transaction in which the person or entity became an interested stockholder, the interested stockholder held at least 85% of the outstanding American Home voting stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans); or (3) once the person or entity becomes an interested stockholder, the business combination is approved by American Home's board of directors and by the holders of at least two-thirds of the outstanding American Home voting stock, excluding shares owned by the interested stockholder.

        VALLEY. Valley's articles of incorporation provide that the approval of certain "business combinations" (as defined therein) with related persons require the affirmative vote of the holders of (1) at least 80% of the outstanding shares entitled to vote thereon, and (2) at least two-thirds of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a related person. This heightened approval requirement shall not apply if the business combination has been approved by the affirmative vote of a majority of Valley's board of directors at any time prior to the most recent date on which a related person became a related person. Related person refers generally to any individual, corporation, partnership or other entity which beneficially owns 10% or more of the voting power of the then outstanding voting stock of Valley.

DISSENTERS' RIGHTS

        AMERICAN HOME. The rights of dissenting stockholders of American Home are governed by the Delaware General Corporation Law. Pursuant thereto, except as described below, any stockholder has the right to dissent from any merger of which American Home could be a constituent corporation. No appraisal rights are available, however, for (1) the shares of any class or series of stock that is either listed on a national securities exchange, quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders or (2) any shares of stock of the constituent corporation surviving a merger if the merger did not require the approval of American Home's stockholders, unless, in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that will be listed at the effective date of the merger on a national securities exchange, quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders; (c) cash instead of fractional shares of stock described in clause (a) or (b) immediately above; or (d) any combination of the shares of stock and cash instead of fractional shares described in clauses (a) through (c) immediately above. Because American Home common stock is quoted on the Nasdaq National Market and is held of record by more than 2,000 stockholders, unless the exception described immediately above applies, holders of American Home common stock do not have dissenters' rights.

        VALLEY. A summary of the pertinent provisions of the Maryland General Corporation Law pertaining to dissenters' rights is set forth under the caption "ANNUAL MEETING OF VALLEY STOCKHOLDERS -- Dissenting Stockholders," and such provisions are attached to this proxy statement-prospectus as Appendix E.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

        AMERICAN HOME. The Delaware General Corporation Law provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

        VALLEY. Pursuant to the Maryland General Corporation Law, any stockholder may inspect and copy Valley's bylaws, minutes of the proceedings of the stockholders, annual statements of affairs, and voting trust agreements. Any stockholder may make a written request for a statement showing all stock and securities issued by Valley during a specified period of not more than 12 months before the date of the request. One or more persons who together are and for at least six months have been stockholders of Valley of at least 5% of the outstanding Valley stock of any class may upon written request inspect and copy Valley's books of account and its stock ledger, present to Valley a written request for a statement of affairs and, if applicable, present a written request for a list of stockholders.

DIVIDENDS

        AMERICAN HOME. The Delaware General Corporation Law provides that dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

        VALLEY. Under Valley's bylaws, the board of directors may, at any regular or annual meeting, declare dividends on Valley's outstanding capital stock. Pursuant to the Maryland General Corporation Law, no distribution may be made if, after giving effect to the distribution, Valley would not be able to pay indebtedness as it comes due in the usual course of business or Valley's total assets would be less than the sum of Valley's total liabilities plus the amount that would be needed, if Valley were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

LIQUIDATION RIGHTS

        AMERICAN HOME. In the event of the liquidation, dissolution or winding up of the affairs of American Home, subject to the preferential rights of holders of American Home's preferred stock, holders of outstanding shares of American Home common stock are entitled to share, in proportion to their respective interests, in American Home's assets in funds remaining after payments, of all debts and other liabilities of American Home.

        VALLEY. In the event of liquidation, dissolution or winding up the affairs of Valley, the rights of stockholders of Valley's common stock are similar to those outlined above for American Home stockholders.


                     COMPARATIVE MARKET PRICES AND DIVIDENDS

        American Home common stock is traded on the Nasdaq National Market under the symbol "AHMH." Valley common stock is not traded on any established market. The following table sets forth, for the indicated periods, the high and low sale prices for the American Home common stock as reported on the Nasdaq National Market, and the cash dividends declared per share of American Home common stock for the indicated periods. The stock prices do not include retail mark-ups, mark-downs or commissions. Prior to American Home's completion of its initial public offering on October 6, 1999, American Home common stock did not trade.

                                                               AMERICAN HOME
                                                 -------------------------------------------
                                                        Price Range               Cash
                                                 ------------------------     Dividends Paid
                                                   High             Low         Per Share
                                                 --------        --------       ---------
2000
----------------------------------------------
   First Quarter .............................   $ 9.3750        $ 6.0000       $     --
   Second Quarter ............................     6.3750          4.3125             --
   Third Quarter .............................     5.2500          4.3750             --
   Fourth Quarter ............................     5.5000          4.1250             --
                                                                                ---------
         Total ...............................   $ 9.3750        $ 4.1250       $   0.00
                                                                                =========
2001
----------------------------------------------
    First Quarter ............................   $ 8.2500        $ 4.5000       $     --
   Second Quarter ............................    14.0000          6.2500           0.03
   Third Quarter .............................    18.9000         10.6600           0.03
    Fourth Quarter ...........................    22.2000         11.7100           0.03
                                                                                ---------
      Total ..................................   $22.2000        $ 4.5000       $   0.09
                                                                                =========

2002
----------------------------------------------
    First Quarter (through January 11, 2002)..   $13.7000        $11.9000       $   0.03
                                                                                ---------
      Total ..................................   $13.7000        $11.9000       $   0.03
                                                                                =========

        On January 11, 2002, the closing sale price of American Home common stock as reported on the Nasdaq National Market was $13.08 per share. On August 24, 2001, the last business day prior to public announcement of the acquisition, the last sale price of American Home common stock as reported by the Nasdaq National Market was $15.1043 per share. Valley common stock is not traded on any established market. The last known sales price of Valley common stock was $20.00 per share, based on the last known sale of Valley common stock on February 6, 2001.

        The holders of American Home common stock are entitled to receive dividends when and if declared by American Home's board of directors out of funds legally available therefor. American Home has paid three cash dividends, each of $.03 per share, of American Home common stock. These dividends were paid in April, July and October of 2001. Although American Home currently intends to continue to pay quarterly dividends on the American Home common stock, there can be no assurance that American Home's dividend policy will remain unchanged after completion of the acquisition. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the American Home board of directors' consideration of other relevant factors, including any regulatory constraints.

        The holders of Valley common stock are entitled to receive dividends when and if declared by Valley's board of directors out of funds legally available therefor. Valley has paid an annual dividend of 50 cents per share of Valley common stock in each calendar year, except for 1998, since 1990. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Valley board of directors' consideration of other relevant factors including a restriction in the agreement and plan of reorganization that prohibits Valley from increasing dividends.

        American Home and Valley are legal entities separate and distinct from their subsidiaries and their revenues depend in significant part on the payment of dividends from their respective subsidiaries. Valley Bank is also subject to certain legal restrictions on the amount of dividends it is permitted to pay to its parent corporation and if the acquisition is completed, American Home's ability to pay dividends or make other capital distributions will become subject to certain regulatory limitations. See "BUSINESS OF VALLEY -- Limitations on Capital Distributions" on page 83 and "RISK FACTORS -- Risks Related to American Home's Business" on page 16.


                               BUSINESS OF VALLEY

VALLEY

        Valley Bancorp, Inc., a Maryland corporation, was organized by Valley Bank of Maryland for the purpose of serving as the holding company for Valley Bank. On May 1, 1999, Valley Bank became a wholly-owned subsidiary of Valley.

        Valley is a registered savings and loan holding company subject to regulation, supervision and examination by the OTS. The primary activity of Valley is overseeing the business of Valley Bank.

        At September 30, 2001, Valley had, on a consolidated basis, total assets of $48.2 million, deposits of $37.3 million, and stockholders' equity of $4.4 million.

        Valley's principal executive offices are located at 130 Lakefront Drive, Hunt Valley, Maryland 21030-2215, and its telephone number at that address is
(410) 785-3870.

VALLEY BANK

        Valley Bank of Maryland was originally chartered in 1952 by the State of Maryland. In 1985, Valley Bank applied for and received insurance of its deposit accounts by the Federal Savings and Loan Insurance Corporation, now the Savings Association Insurance Fund, or SAIF. Valley Bank converted from a Maryland chartered mutual savings and loan association to a federally chartered mutual savings and loan association in 1987. Later that year, Valley Bank converted from a federal mutual association to a federal stock association. Valley Bank has been a member of the Federal Home Loan Bank system, or FHLB, since 1985.

        In 1998, Valley Bank adopted its current name. Prior to that, Valley Bank's corporate title was Baltimore Savings and Loan Association, F.A. Valley Bank believes that the name change has increased public awareness of the expanded services that it is authorized to provide under federal law. Management also believes that the name change eliminated confusion with other Maryland financial institutions with similar names.

        Valley Bank is a community and customer oriented savings association whose primary purpose is to provide financial services to individuals, families and small builders. Valley Bank's market area includes Baltimore County, Baltimore City and portions of the bordering counties.

        Valley Bank is engaged in the business of obtaining deposits from the general public and using these deposits, together with other funds, to originate residential, income producing, construction, and development real estate loans. In addition, Valley Bank invests in federal government and other investment grade securities and, to a lesser extent, small business and consumer loans. Valley Bank's two subsidiaries are currently inactive.

        Valley Bank faces significant competition both in originating mortgage and other loans and in attracting deposits. Valley Bank competes for loans principally on the basis of interest rates, the types of loan products it offers and the quality of services provided by its lending professionals. Valley Bank competes for deposit products by offering competitive interest rates through a full service retail facility staffed by professionals who provide quality service. Valley Bank's competition in originating real estate loans comes primarily from other savings institutions, commercial banks and mortgage bankers making loans secured by real estate in Valley Bank's market area. While Valley Bank is subject to competition from other financial institutions which may have greater financial and marketing resources, management believes that Valley Bank benefits from its community orientation and its long-standing relationships with many of its customers.

        Valley Bank is chartered as a federal savings association under the Home Owner's Loan Act, which is implemented by regulations adopted and administered by the OTS. As a federal savings association, Valley Bank is subject to regulation, supervision and regular examination by the OTS, which has extensive enforcement authority over all savings institutions and their holding companies, including Valley Bank and Valley. See "-- Regulation and Supervision" below.

        Valley Bank conducts its business through its home office, which serves as a full service retail facility in Owings Mills, Maryland, and its lending and administrative office in Hunt Valley, Maryland.

REGULATION AND SUPERVISION

        GENERAL. Valley Bank of Maryland is chartered as a federal savings association under the Home Owners' Loan Act, as amended (the "HOLA"), which is implemented by regulations adopted and administered by the OTS. As a federal savings association, Valley Bank is subject to regulation, supervision and regular examination by the OTS. Federal banking laws and regulations control, among other things, Valley Bank's required reserves, investments, loans, mergers and consolidations, payment of dividends and other aspects of its operations. The deposits of Valley Bank are insured by the SAIF, a fund administered by the FDIC, to the maximum extent provided by law ($100,000 for each depositor).

        The FDIC has certain regulatory and examination authority over OTS-regulated savings institutions, such as Valley Bank, and may recommend enforcement action against Valley Bank to the OTS, even though the FDIC is not the primary regulator of Valley Bank. The supervision and regulation of Valley Bank is intended for the protection of the deposit insurance fund and Valley Bank's depositors rather than for holders of Valley's stock or for Valley as the holder of the stock of Valley Bank.

        As a savings and loan holding company, Valley is registered with and is subject to OTS regulation and supervision under the HOLA. Valley also is required to file certain reports with, and otherwise comply with the rules and regulations of, the Commission under the federal securities laws.

        The following discussion is intended to be a summary of certain statutes, rules and regulations affecting Valley Bank and Valley. A number of other statutes and regulations have an impact on their operations. The following summary of applicable statutes and regulations does not purport to be complete and is qualified in its entirety by reference to such statutes and regulations.

        BUSINESS ACTIVITIES. Valley Bank derives its lending and investment powers from the HOLA and the regulations of the OTS thereunder. Under these laws and regulations, Valley Bank may invest in mortgage loans secured by residential and commercial real estate, commercial and consumer loans, certain types of commercial paper and debt securities, and certain other assets. Valley Bank may also establish service corporations that may engage in financial activities not otherwise permissible for Valley Bank, including certain real estate equity investments and securities and insurance brokerage. These investment powers are subject to various limitations.

        OTS CAPITAL REQUIREMENTS; RESERVE REQUIREMENTS. Under federal law and OTS regulations, savings associations are required to comply with each of three separate capital adequacy standards: "tangible capital" equal to or greater than 1.5% of adjusted total amounts; a "leverage ratio" of at least 3.0% of adjusted total amounts; and a "risk-based capital" requirement in which total capital constitutes at least 8.0% of risk-based capital amounts. Higher capital requirements apply if any institution sells amounts with recourse. The OTS also is authorized to establish individual capital requirements for a savings association consistent with these capital standards. As noted below under "Prompt Corrective Action," the OTS was required by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") to promulgate additional capital requirements that in certain respects have superseded the capital requirements discussed immediately below.

        FDICIA required that the OTS (and other federal banking agencies) revise the risk-based capital standards with appropriate transition rules to take into account concentration of credit risks and risks of nontraditional activities. Effective January 17, 1995, the OTS (along with the other federal banking agencies) issued final regulations which explicitly identify concentration of credit risk and other risks from nontraditional activities, as well as an institution's ability to manage these risks, as important factors in assessing an institution's overall capital adequacy. These rules do not contain any specific mathematical formulas or capital requirements.

        INTEREST RATE RISK. As part of its capital adequacy calculations, a savings association must account for interest rate risk and must take a deduction from total capital if a change in interest rates of 200 basis points would cause its NPV to change by more than 200 basis points. As of September 30, 2001, a 200 basis point rate shock would cause Valley Bank's NPV to change by 71 basis points, and no deduction from capital is required.

        The following table presents the Valley Bank's capital position based on the September 30, financial statements.

                                                                                              To be Well Capitalized
                                                                        For Capital           Under Prompt Corrective
                                             Actual                  Adequacy Purposes           Action Provisions
                                    ------------------------     ------------------------    -------------------------
                                      Amount         Percent       Amount         Percent      Amount          Percent
                                    ----------       -------     ----------       -------    ----------        -------
As of September 30, 2001
    Tangible (1) .............      $4,132,000         8.6 %     $  719,100        1.5 %     $      N/A          N/A %
    Tier 1 capital (2) .......       4,132,000        14.6              N/A        N/A        1,693,800          6.0
    Core (1) .................       4,132,000         8.6        1,917,600        4.0        2,397,000          5.0
    Risk-weighted (2) ........       4,398,000        15.6        2,258,400        8.0        2,823,000         10.0

As of September 30, 200
    Tangible (1) .............      $3,987,000         9.3 %     $  644,130        1.5 %     $      N/A          N/A %
    Tier 1 capital (2) .......       3,987,000        15.5              N/A        N/A        1,539,300          6.0
    Core (1) .................       3,987,000         9.3        1,717,680        4.0        2,147,100          5.0
    Risk-weighted (2) ........       4,252,000        16.6        2,052,400        8.0        2,565,500         10.0

-----------------------
(1)     To adjusted total assets.
(2)     To risk-weighted assets.

        RESOURCES. Pursuant to regulations of the Federal Reserve Board, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $4.3 million of transaction accounts, and reserves equal to 3% must be maintained on the next $52.0 million of transaction accounts, plus reserves equal to 10% on the remainder. These percentages are subject to adjustment by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of September 30, 2001, Valley Bank met its reserve requirements.

        FEDERAL DEPOSIT INSURANCE. Valley Bank is required to pay assessments based on a percentage of its insured deposits to the FDIC for insurance of its deposits by the SAIF. Assessments for all SAIF members are risk-based and depend on the capital category and supervisory category to which an institution is assigned.

        The FDIC cannot assess regular insurance assessments for the SAIF
(or the Bank Insurance Fund, or BIF) unless required to maintain or to achieve a designated reserve ratio of 1.25%, except for assessments on institutions that are not classified as "well-capitalized" or that have been found to have "moderately severe" or "unsatisfactory" financial, operational or compliance weaknesses. The insurance assessment rates for SAIF-insured institutions, like Valley Bank, range from at 0 to 27 basis points per $100 in deposits (on an annualized basis). At present, Valley Bank is assessed at a rate of 0 basis points.

        In addition, Valley Bank, like all other SAIF and BIF members, must pay an assessment to the FDIC to help fund interest payments on certain bonds issued by the Financing Corporation ("FICO"), an agency of the federal government established to recapitalize the predecessor to the SAIF. The FICO rate is set quarterly. For the third calendar quarter of 2001, the rate was 1.88 basis points (on an annualized basis) per $100 in deposits for all SAIF and BIF members; for the fourth calendar quarter of 2001, the rate is 1.84 basis points.

        QUALIFIED THRIFT LENDER TEST. The HOLA and OTS regulations require all savings associations to meet a Qualified Thrift Lender ("QTL") test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less (1) specified liquid assets up to 20% of total assets, (2) intangible assets, including goodwill, and (3) the value of property used to conduct business) in certain "qualified thrift investments" (such as home mortgage loans, other residential real estate-related assets, and credit card and education loans) on a monthly average basis in 9 out of every 12 months. Alternatively, a savings association may elect to comply with the "domestic building and loan association" ("DBLA") test under the Internal Revenue Code. This test requires an institution to maintain at least 60% of its assets in certain qualifying categories. The terms used in the DBLA test are similar but not identical to those in the QTL test. A savings institution that fails both tests must either operate under certain restrictions on its activities or convert to a bank charter, and its holding company, would be required to register as a bank holding company with the Federal Reserve Board.

        STANDARDS FOR SAFETY AND SOUNDNESS. The OTS and the federal bank regulatory agencies have adopted guidelines that establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits, and asset quality and earnings. The guidelines also prohibit excessive compensation. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks associated with each aspect of an institution's operations. With respect to asset quality, an institution must maintain systems, commensurate with its size and the nature and scope of its operations, identify problem assets and prevent deterioration in those assets as well as to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves. Management believes that the asset quality and earnings standards would not have a material effect on the operations of Valley Bank.

        PROMPT CORRECTIVE ACTION. The federal banking regulators are required to take prompt corrective action in respect of depository institutions that do not meet certain minimum capital requirements, including a leverage limit and a risk-based capital requirement. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to become undercapitalized. The federal banking regulators, including the OTS, have issued regulations that classify insured depository institutions by capital levels and provide that the applicable agency will take various prompt corrective actions to resolve the problems of any institution that fails to satisfy the capital standards.

        At September 30, 2001, Valley Bank met all of the capital requirements capital levels necessary to be deemed a "well capitalized" institution under the OTS' prompt corrective action regulations.

        LIMITATIONS ON CAPITAL DISTRIBUTIONS. OTS regulations currently impose limitations upon capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger and other distributions charged against capital. A savings institution that is a subsidiary of a holding company must give notice to the OTS at least 30 days before payment of a proposed capital distribution. Capital distributions in excess of specified earnings or by certain institutions are subject to approval by the OTS. A savings institution that has capital in excess of all regulatory capital requirements before and after a proposed capital distribution and that is not otherwise restricted in making capital distributions may, after prior notice but without the approval of the OTS, make capital distributions during a calendar year up to the sum of net income for the calendar year to date plus retained net income for the previous two calendar years. Any additional capital distributions would require prior OTS approval. Valley Bank currently satisfies all of its capital requirements on a fully-phased-in basis and therefore is permitted to pay dividends in accordance with the distribution rules described above.

        In addition to the foregoing, earnings of Valley Bank appropriate to bad debt reserves and deducted for foreign income tax purposes are not available for payment of dividends or other distributions to Valley without payment of taxes at the then current tax rate by Valley Bank on the amount of earnings removed from the reserves for such distributions.

        REAL ESTATE LENDING STANDARDS. Under joint regulations of the federal banking agencies, including the OTS, savings institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. An institution's real estate lending policy must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies (the "Interagency Guidelines") that have been adopted by the federal banking agencies.

        FEDERAL CONSUMER CREDIT AND NON-DISCRIMINATION LEGISLATION. Valley Bank's mortgage lending activities are subject to the provisions of various federal and state statutes, including, among others, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real

Estate Settlement Procedures Act, the Fair Housing Act and the regulations promulgated thereunder. These statutes and regulations, among other things, prohibit discrimination on the basis of race, gender or other designated characteristics, prohibit unfair and deceptive trade practices, require the disclosure of certain basic information to mortgage borrowers concerning credit terms and settlement costs, and otherwise regulate terms and conditions of credit and the procedures by which credit is offered and administered. Each of the foregoing statutes provides for various administrative, civil and, in limited circumstances, criminal enforcement procedures, and violations thereof may also lead to class actions seeking actual and/or punitive damages.

        Valley Bank attempts in good faith to comply with the provisions of these statutes and their implementing regulations; however, the provisions are complex and even inadvertent non-compliance could result in liability to Valley Bank. During the past several years, numerous individual claims, purported class actions and federal enforcement proceedings have been commenced against a number of financial institutions alleging that one or more of these provisions have been violated. While Valley Bank has incurred no material detriment as a result of these actions, there can be no assurance that one or more aspects of its lending program will not be found to have been in violation of these statutes.

        COMMUNITY REINVESTMENT. Under the Community Reinvestment Act ("CRA"), as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take that record into account in its evaluation of certain applications by the institution. FIRREA amended the CRA to require all institutions to make public disclosure of their CRA performance using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance." Valley Bank received a satisfactory rating in its last CRA examination by the OTS in 1998.

        AGENCIES. Valley Bank's lending activities, including its mortgage banking operations, are subject to the rules and regulations of the FHA, VA, Fannie Mae, Freddie Mac, the Government National Mortgage Association ("GNMA") and other regulatory agencies with respect to originating, processing, underwriting, selling and servicing mortgage loans. In order to participate in their programs, lenders such as Valley Bank are required annually to submit audited financial statements to Fannie Mae, Freddie Mac and GNMA and to comply with each entity's own financial requirements. Valley Bank's business is also subject to examination by Fannie Mae, Freddie Mac and GNMA to assure compliance with applicable regulations, policies and procedures for loans originated, sold and/or serviced by Valley Bank under those agencies' programs.

        TRANSACTIONS WITH AFFILIATES AND INSIDERS. Valley Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, Valley (and any other affiliates that may be created) and on investments in the stock or other securities thereof.

Valley Bank's two current subsidiaries are not treated as affiliates for the purpose of these limitations. The restrictions prevent Valley from borrowing from Valley Bank unless the loans are secured by specified collateral, and require such transactions to have terms comparable to terms of arms-length transactions with third persons. Further, such secured loans and other transactions and investments by Valley Bank are generally limited in amount as to Valley to 10% of Valley Bank's capital and surplus and for all affiliates in the aggregate to 20% of Valley Bank's capital and surplus. These regulations and restrictions may limit Valley's ability to obtain funds from Valley Bank for its cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses. As mentioned above, Valley Bank must give OTS 30 days' advance notice before making any distribution to Valley. Valley Bank's ability to extend credit to its directors, executive officers, and 10% stockholders, as well as to entities controlled by such persons, is subject to several requirements and restrictions. Generally, unsecured extensions of credit to any insider may not exceed 15% of Valley Bank's uninsured capital and surplus; an additional 10% is available for second loans. Insider loans in the aggregate may not exceed uninsured capital and surplus.

        LIQUIDITY REQUIREMENTS. Valley Bank is required by OTS regulation to maintain liquidity sufficient to ensure its safe and sound operation. OTS imposes no quantitative requirements on liquidity.

        FEDERAL HOME LOAN BANK SYSTEM. The Federal Home Loan Bank System consists of 12 district Federal Home Loan Banks ("FHLB") subject to supervision and regulation by the Federal Housing Finance Board ("FHFB"). The Federal Home Loan Banks provide a central credit facility primarily for member institutions. As a member of the FHLB of Atlanta, Valley Bank is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate unpaid principal of its home mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings), from the FHLB, whichever is greater. Valley Bank was in compliance with this requirement, with an investment in FHLB stock at September 30, 2001 of $462,500. Long-term FHLB advances may only be made for the purpose of providing funds for residential housing finance. At September 30, 2001, Valley Bank had total advances of $5,000,000 outstanding from the FHLB.

        HOLDING COMPANY REGULATION. Valley is a unitary savings and loan holding company under the HOLA and, as such, is subject to OTS regulation, supervision and examination. In addition, the OTS has enforcement authority over Valley and may restrict or prohibit activities that are determined to represent a serious risk to the safety, soundness or stability of Valley Bank or any other subsidiary savings institution.

        As a unitary savings and loan holding company, Valley currently is not subject to any restriction as to the types of business activities in which it may engage, provided that Valley Bank continues to satisfy the QTL test. See "-- Regulation and Supervision -- Qualified Thrift Lender Test" on 82. Under a federal statute enacted in 1999, the Gramm-Leach-Bliley Act, companies that acquire control of a savings association after May 4, 1999 (or that file an application for that purpose after that date) are not entitled to full unitary holding company status. Rather, these companies have authority to engage in securities and insurance-related activities, as well as other financial activities, but they lack authority to engage in non-financial activities.

Thus, if the acquisition is completed, American Home would not be entitled to full unitary holding company status, but rather would be limited to financial activities.

                            BUSINESS OF AMERICAN HOME

GENERAL

        American Home, a Delaware corporation founded in 1988, operates, together with its subsidiaries, as an independent retail mortgage banking company primarily engaged in the business of originating and selling residential mortgage loans through its 63 loan offices across the United States and through the Internet. American Home's principal offices are located at 520 Broadhollow Road, Melville, New York 11747, and its telephone number at that address is
(631) 899-3900. On September 30, 2001, American Home had, on a consolidated basis, total assets of approximately $358.2 million, mortgage loans of approximately $293.3 million, and stockholders' equity of approximately $66.3 million.

        Additional information about American Home is included in the documents incorporated into this proxy statement-prospectus by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page 96.


                         ELECTION OF DIRECTORS OF VALLEY

        Valley's board of directors is composed of nine members. The Articles of Incorporation and Bylaws of Valley provide that the board of directors will be divided into three classes as nearly equal as possible so that approximately one-third of the board of directors will stand for election each year. Members of the board of directors are elected to serve for a term of three years or until their respective successors shall have been elected and shall qualify.

        The board of directors has nominated for election as directors Joseph M. Solomon, Alleck A. Resnick and Bernard Gilden, all of whom are currently members of the board, to serve for terms ending at the date the acquisition by American Home becomes effective or, if the acquisition is not completed, for three-year terms. Unless otherwise indicated on the proxy, it is intended that the persons named in the proxies solicited by the Valley board will vote for the election of the nominees of the board of directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the board of directors may recommend or the size of the board may be reduced to eliminate the vacancy. At this time, the board knows of no reason why any nominee might be unavailable to serve. The board of directors recommends a vote "FOR" the nominees for directors of Valley.

        Provided a quorum is present, a majority of all votes cast at the annual meeting will be sufficient to elect a nominee as a director.

        The following table sets forth certain information concerning the nominees of the board of directors and the directors and officers continuing in office as a group. Each director of Valley is also a member of the board of directors of Valley Bank.

                                                                                                      Shares of
                                              Position(s) Held              Year First               Common Stock    Percent of
                                                With Valley                  Elected     Year Term   Beneficially   Common Stock
      Name                  Age(1)            And Valley Bank              Director (2)   Expires    Owned (3)(4)   Outstanding
      ----                  ------            ---------------              ------------   -------    ------------   -----------
                  BOARD NOMINEES FOR TERMS TO EXPIRE IN 2005

Joseph M. Solomon             52     Director, President and Chief
                                     Executive Officer of Valley
                                     and Valley Bank                           1997         2002        10,620           8.2%
Alleck A. Resnick             79     Director                                  1952         2002         8,138           6.3
Bernard Gilden                76     Director                                  1952         2002         5,938           4.6

                        DIRECTORS CONTINUING IN OFFICE

Elaine S. Mintzes             74     Director                                  1977         2003         6,738           5.2
Melvin M. Glass               73     Director                                  1987         2003         9,338           7.2
Henry S. Feller               50     Director                                  2000         2003           216            *
Irwin E. Epstein              79     Director and Secretary of Valley,
                                     Chairman of the Board of Valley Bank      1964         2004        10,850           8.3
Seymour Sussman               74     Director                                  1955         2004         6,953           5.3
Paul W. Nochumowitz           48     Chairman of the Board of Valley,          1988         2004        12,450           9.6
                                     Director of Valley Bank
All executive officers
  and directors as a
  group (10 persons)                                                                                    73,662          56.6

---------------
*       Less than 1%.

(1)     Age at October 31, 2001.

(2) Except for Mr. Feller, includes term as a director of Valley Bank prior to holding company formation.

(3) All shares are owned directly by the named individuals or by their spouses, minor children, or entities over which shares the named individuals effectively exercise sole voting and investment power. Although the Valley common stock is not registered under the Securities Exchange Act of 1934, for purposes of this table and the table under "Voting Securities and Principal Holders Thereof," Valley has utilized Rule 13d-3 under the Exchange Act, which provides that a person is deemed to be owner of any shares of common stock if he or she has or shares voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares.

(4) Includes shares of common stock subject to outstanding options which are exercisable within 60 days of the record date, of which Joseph M. Solomon, Irwin E. Epstein, Paul W. Nochumowitz, each other Valley director other than Mr. Feller, and all executive officers and directors as a group hold options for 2,366 shares, 330 shares, 110 shares, 324 shares and 5,811 shares, respectively. Also includes shares of restricted stock subject to outstanding awards which vest within 60 days of the record date, of which Joseph M. Solomon, each of Messrs. Epstein and Nochumowitz, each other Valley director other than Mr. Feller, and all executive officers and directors as a group will receive 311 shares, 45 shares, 43 shares and 802 shares, respectively. Excludes 7,037 shares held by a grantor trust for the benefit of optionees and award holders under the 1995 Stock Option and Incentive Plan of which Messrs. Epstein, Nochumowitz, Glass and Resnick are trustees.

        The principal occupation of each director of Valley is set forth below. All of the directors have been in their principal business occupation for at least five years unless otherwise stated.

        JOSEPH M. SOLOMON has served as President and Chief Executive Officer of Valley and Valley Bank since December 1997. Prior to that, he served as Executive Vice President, Chief Operating Officer and a Director of American National Savings Bank. Mr. Solomon previously served as Treasurer of the Maryland Mortgage Bankers Association and is a past Chairman of the Maryland League of Financial Institutions and a past board member of Neighborhood Housing Services of Baltimore. He currently serves as a member of the Easter Seals of Central Maryland Advisory Board.

        ALLECK A. RESNICK is a self-employed attorney practicing in Baltimore and serves on the boards of numerous non-profit organizations.

        BERNARD GILDEN is retired. Prior to retiring, he was the owner of Gilden's Food Market located in Baltimore.

        ELAINE S. MINTZES has been a salesperson and partner in Castle Realty Company, Baltimore, Maryland since 1962.

        MELVIN M. GLASS is retired. Prior to retiring, he was President of Charles Glass & Sons Hardware, located in Baltimore.

        HENRY S. FELLER is the Executive Director of Beth Am Synagogue in Baltimore, Maryland. Previously, he was the Chief Executive Officer of Senator Savings Bank, FSB in Towson, Maryland.

        IRWIN E. EPSTEIN is retired. Previously, he was a self-employed real estate appraiser. Mr. Epstein served as Vice President and Consultant to Annapolis Motor Cars from 1980 to 1986.

        SEYMOUR SUSSMAN is the President and majority stockholder of Northwestern Loan Co., a pawn brokerage company located in Baltimore. In addition, Mr. Sussman is a member of the board of directors of Key Bank and Trust, Owings Mills, Maryland.

        PAUL W. NOCHUMOWITZ has been the managing member of Village Real Estate, LLC, a real estate management firm and the successor to Nock Realty Company, since 1973.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The boards of directors of Valley and Valley Bank conduct their business through meetings of the boards and through the activities of committees. During the fiscal year ended September 30, 2001, the board of directors of Valley held 15 meetings and the board of directors of Valley Bank held 12 meetings.

        The executive committee of the board of directors of Valley Bank consists of six members of the board. Five members of this committee are permanent and the sixth member rotates on a periodic basis. The five permanent members of this committee are Joseph M. Solomon, Seymour Sussman, Irwin E. Epstein, Alleck A. Resnick and Paul Nochumowitz. The executive committee generally has the authority to exercise the powers of the board of directors between regular meetings of the board. The executive committee met 12 times during the year ended September 30, 2001.

        The duties of the compensation committee, reviewing the compensation of directors, employees, and the President, were performed by the board of directors of Valley Bank during the year ended September 30, 2001. The board of directors discussed compensation one time in the year ended September 30, 2001, during a regularly scheduled meeting.

        The finance committee of the board of directors of Valley Bank reviews and evaluates various types of investments as to their suitability to Valley Bank's needs. In addition, the finance committee is charged with the responsibility of formulating investment policies and controls, annual budgets, interest rate risk policies and asset liability management for Valley Bank. The finance committee consists of five members of the board. The members of this committee are Melvin M. Glass, Irwin E. Epstein, Bernard Gilden, Paul W. Nochumowitz and Joseph M. Solomon. The finance committee did not meet during the year ended September 30, 2001.

        The full board of directors performs the function of the audit committee. As such, they meet as necessary with the independent auditors to evaluate the audit performance and review Valley's and Valley Bank's accounting and internal control systems. One such meeting was held in the fiscal year ended September 30, 2001.

        The full board of directors of Valley serves as a nominating committee for the purpose of nominating candidates for directors of Valley. While the nominating committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor has it established procedures for this purpose. Nominations for the election of directors must be made in accordance with Valley's Articles of Incorporation. The board of directors of Valley met one time in the year ended September 30, 2001 in its capacity as the nominating committee.

EXECUTIVE COMPENSATION

        Directors and officers do not receive separate compensation directly from Valley. All compensation, other than compensation in the form of stock options or grants of restricted stock, is paid by Valley Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended September 30, 1999, 2000 and 2001, to the President and Chief Executive Officer. No other executive officer of Valley earned salary and bonus in the year ended September 30, 2001 exceeding $100,000 for services rendered in all capacities to Valley and Valley Bank.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term Compensation
                                                                           -------------------------------------------
                                       Annual Compensation                           Awards                 Payouts
                         -----------------------------------------------   ----------------------------  ------------
                                                                           Restricted     Securities
      Name and                                           Other Annual        Stock        Underlying                     All Other
  Principal Position     Year    Salary(1)    Bonus     Compensation (2)    Award(s)    Options/SARs(#)  LTIP Payouts   Compensation
----------------------   ----    ---------   -------    ----------------   ----------   ---------------  ------------   ------------
Joseph M. Solomon        2001    $102,951    $10,000        $ ---          $  460(3)           70(4)      $ ---           $ ---
  President and Chief    2000    $100,880    $10,000          ---             ---             ---           ---             ---
  Executive Officer      1999    $ 99,215    $13,730          ---          19,403(3)        3,109(4)        ---             ---

---------------
(1) Includes $3,951, $3,880 and $2,215 deferred at the election of Mr. Solomon in 2001, 2000 and 1999, respectively, pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

(2) Executive officers of Valley receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer did not exceed 10% of the executive officer's salary and bonus.

(3) Represents 23 shares and 1,194 shares of restricted common stock awarded in 2001 and 1999, respectively, which had the indicated values on the dates of grant and fair market values of $460 and $23,880, respectively, based on the most recent sale price known to Valley ($20.00). See "-- Restricted Stock Awards" below.

(4)     See "-- Stock Options" below.

STOCK OPTIONS

        OPTION GRANTS. Effective September 30, 1999, Mr. Solomon was granted options under the 1995 Stock Option and Incentive Plan to acquire 3,109 shares of common stock. Each non-employee director, other than Messrs. Epstein and Nochumowitz, was granted an option to acquire 432 shares of common stock; Messrs. Epstein and Nochumowitz were each granted an option for 440 shares. The exercise price of all such options is $16.25 per share. The options become vested and are exercisable with respect to 25% of the optioned shares over each of the four years commencing January 1, 2000.

        Effective April 2, 2001, Mr. Solomon was granted options under the 1995 Stock Option and Incentive Plan to acquire 70 shares of common stock. The exercise price of such options is $20.00 per share.

        The following table contains information concerning the grant of stock options to the President and Chief Executive Officer in the year ended September 30, 2001. No stock appreciation rights have been awarded.

                                                   Individual Grants
                      -----------------------------------------------------------------------------
                      Number of Securities    Percent of Total                                         Potential Realizable Value at
                           Underlying          Options Granted      Exercise or Base                   Assumed Annual Rates of Stock
                        Options Granted       to Employees in            Price           Expiration         Price Appreciation
                       (Number of Shares)        Fiscal Year        ($ per Share)(1)        Date            For Option Term(2)
                      --------------------       -----------        ----------------        ----       -----------------------------
                                                                                                           5%               10%
                                                                                                         ------           ------
Joseph M. Solomon              70                    6.7%                $20.00            4/3/11        $2,281           $3,632

-----------------
(1) The exercise price was based on the fair market value of the Valley common stock on the date of grant. As of the record date, the fair market value of the common stock was $20.00 per share based on the most recent sale price known to Valley. See "THE ACQUISITION - Interests of Certain Persons in the Acquisition" on page 63.

(2) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying common stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the common stock.

        The following table sets forth information regarding the number and value of options held by Valley's President and Chief Executive Officer at September 30, 2001. No options were exercised by such officer during the year.

                                  Number of Securities Underlying                      Value of Unexercised In-the-Money
                               Unexercised Options at Fiscal Year-End                    Options at Fiscal Year-End(1)
                              ------------------------------------------         --------------------------------------------
                              Exercisable                  Unexercisable         Exercisable                    Unexercisable
                              -----------                  -------------         -----------                    -------------
Joseph M. Solomon                1,554                         1,625               $ 5,828                         $ 5,832

-----------------
(1) Based on difference between exercise prices of $16.25 and $20.00 per share and most recent sale price known to Valley ($20.00).

See "THE ACQUISITION -- Interests of Certain Persons in the Acquisition" on page 63.

RESTRICTED STOCK AWARDS

        Effective September 30, 1999, Mr. Solomon received a restricted stock award under the 1995 Stock Option and Incentive Plan for 1,194 shares of common stock. Each non-employee director, other than Messrs. Epstein and Nochumowitz, received a restricted stock award of 172 shares of common stock; Messrs. Epstein and Nochumowitz each received a restricted stock award of 179 shares. The awards become vested with respect to 25% of the restricted shares over each of the four years commencing January 1, 2000.

        Effective April 2, 2001, Mr. Solomon received a restricted stock award for 23 shares of common stock. The award vests with respect to 50% of the restricted shares on January 1, 2002 and 2003. See "THE ACQUISITION -- Interests of Certain Persons in the Acquisition" on page 63.


EMPLOYMENT AGREEMENTS

        In 1998, Valley Bank entered into an employment agreement with Joseph M. Solomon as President and Chief Executive Officer. The employment agreement supersedes the prior memorandum of understanding with Mr. Solomon and is intended to enable Valley Bank to maintain a stable and competent management staff.

        The employment agreement provides for a three-year term, which may be extended for an additional year at each anniversary date of the agreement. The annual base salary of Mr. Solomon is currently $99,000 and will be reviewed annually. In addition, the employment agreement provides for, among other things, inclusion in discretionary bonuses that the board may award from time to time to senior management employees, retirement and medical plans, customary fringe benefits, vacation and sick leave.

        The employment agreement provides for termination for just cause at any time. If the agreement is terminated for just cause, Mr. Solomon would not be entitled to any further compensation or benefits after such a termination. In the event termination is without just cause and not in connection with a change in control, Mr. Solomon will be entitled to receive the greater of a continuation of his salary through the remaining term of the employment agreement or the severance benefit payable in connection with a change in control (described below), and at Mr. Solomon's election, either cash in an amount equal to the cost to him of obtaining health, life, disability, and other benefits that he would have been eligible to participate in through the employment agreement's expiration date or continued participation in such benefit plans through such date.

        In the event of Mr. Solomon's termination of employment in connection with any change in control of Valley Bank, other than for just cause at any time during the "protected period" which is the period beginning six months before a change of control and ending on the first to occur of the first anniversary of a change in control or the expiration of Mr. Solomon's employment term under the agreement, he will be entitled to receive an amount equal to the difference between 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and the sum of any other parachute payments, as defined in Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. In addition, if he is not terminated upon a change in control, Mr. Solomon will receive such severance payment if he voluntarily terminates employment within (1) 30 days after the change in control for any reason or (2) within 120 days of the occurrence of certain specified events (for example, a required move of his residence or a material reduction in his base compensation) which had not been agreed to in advance (a "constructive discharge") during the protected period.

        The employment agreement also provides that, in the event of a constructive discharge of Mr. Solomon without a change in control, he many voluntarily terminate his employment and receive the compensation and benefits that are payable upon termination without just cause.

        In 1999, Valley entered into a guarantee agreement with Mr. Solomon which provides that Valley will be jointly and severally liable with Valley Bank for the payment of all amounts under the employment agreement. The guarantee agreement further provides that Valley will pay Mr. Solomon an amount equal to the sum of the value of any cash or non-cash parachute payments that he may forfeit under the employment agreement, and 150% of any federal excise taxes for which he would be liable in connection with such parachute payments. See "THE ACQUISITION -- Interests of Certain Persons in the Acquisition" on page 63.

DIRECTORS' COMPENSATION

        Members of Valley Bank's board of directors, except the President, receive an annual fee of $6,000. Members of the executive committee receive an additional $8,000 per year. Members of the finance committee receive a fee of $100 for each meeting held. The rotating member of the executive committee receives compensation similar to the other members on a pro rata basis. The chairman of the board receives an additional $9,000 annually. Members of Valley's board of directors are not separately compensated. See "-- Executive Compensation" on page 89 regarding options and restricted stock awarded to directors.

CERTAIN TRANSACTIONS

        Alleck A. Resnick, a director of Valley and Valley Bank, provides legal services to Valley Bank and received $10,725 during the year ended September 30, 2001, covering his work related to litigation, foreclosures, loan closings, and other legal services. In addition, Mr. Resnick received fees for settlement services directly from Valley Bank's borrowers. These fees totaled approximately $22,707. In addition, trustee fees and commissions are received by Mr. Resnick in connection with foreclosed properties, the amounts of which are not readily determinable.

        Valley and Valley Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal stockholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The securities which can be voted at the 2002 annual meeting consist of shares of Valley's common stock, $.01 par value per share. Stockholders of record as of the close of business on January 10, 2002 are entitled to one vote for each share of common stock then held on all matters. As of the record date, 130,135 shares of the common stock of Valley were issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding and entitled to vote will be necessary to constitute a quorum at the annual meeting.

        The following table sets forth, as of the record date, certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of common stock. Except as described below, management knows of no person, other than those set forth below, who owns more than 5% of the outstanding shares of common stock.

                                                  Amount and                   Percent of
      Name and Address                             Nature of                  Common Stock
    of Beneficial Owner                      Beneficial Ownership              Outstanding
--------------------------------             --------------------             ------------
Irwin E. Epstein
Post Office Box 5779
Baltimore, Maryland  21208                          10,850                         8.3%

Alleck A. Resnick
3402 Old Forest Road
Baltimore, Maryland  21208                           8,138                         6.3%

Melvin M. Glass
2 Highstepper Court, 601
Baltimore, Maryland  21208                           9,338                         7.2%

Paul W. Nochumowitz
3504 Old Post Drive
Baltimore, Maryland  21208                          12,450                         9.6%

Joseph M. Solomon
8 Kincard Court
Baltimore, Maryland  21013                          10,620                         8.2%

Seymour Sussman
2501 Velvet Valley Way
Owings Mills, Maryland  21117                        6,953                         5.3%

Elaine S. Mintzes
3601 Clarks Lane
Baltimore, Maryland  21215                           6,738                         5.2%

Brian J. Frank
Barbara Frank
218 East Lexington Street
Baltimore, Maryland  21202                           6,889                         5.3%

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

        The board of directors intends to renew Valley's arrangements with Anderson Associates, LLP, to be its independent auditors for the fiscal year ending September 30, 2002 if the acquisition by American Home is not completed. A representative of Anderson Associates, LLP is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.


                        CERTAIN REGULATORY CONSIDERATIONS

        As a result of the acquisition, American Home will become a thrift holding company regulated by the OTS. For a description of the regulations under which American Home will operate, see "BUSINESS OF VALLEY -- Regulation and Supervision" on page 79.

                   DESCRIPTION OF AMERICAN HOME CAPITAL STOCK

        American Home is authorized to issue 19,000,000 shares of American Home common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 2001, there were approximately 11,991,200 shares of American Home common stock and no shares of American Home preferred stock outstanding.

        Holders of the American Home common stock are entitled to one vote per share on all matters presented to them. American Home stockholders are not entitled to cumulative voting in the election of directors. Subject to the preferential rights of the holders of the American Home preferred stock, if any preferred stock is issued and outstanding, each holder of American Home common stock is entitled to receive a proportionate share of such dividends as may be declared by the American Home board of directors out of the funds available therefor, and to share ratably in the net assets in event of liquidations. All of the shares of American Home common stock which are issued and outstanding are, and all shares that will be issued in the acquisition will be, fully paid and nonassessable. No holder of any share of American Home common stock has any preemptive right to purchase any security which American Home may hereafter issue, and the American Home common stock is not subject to any conversion rights, redemption provisions, or sinking fund provisions.


                                  OTHER MATTERS

        As of the date of this proxy statement-prospectus, Valley's board of directors does not know of any matters that will be presented for consideration at the annual meeting other than as described in this proxy statement-prospectus. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters, including a proposal to adjourn the annual meeting in order to permit further solicitation of proxies. No proxy holder, however, will vote any proxies voted against approval of the acquisition in favor of a proposal to adjourn the annual meeting to solicit additional proxies.


                              STOCKHOLDER PROPOSALS

        American Home expects to hold its next annual meeting of stockholders in April 2002, after the acquisition is completed. Under the SEC rules, proposals of American Home stockholders intended to be presented at that meeting must be received by American Home at its principal executive offices no later than February 13, 2002 to be included in the proxy statement for the meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, Delaware law and American Home's certificate of incorporation and bylaws.

        If you receive shares of American Home common stock as a result of the acquisition and you are a stockholder of American Home on the record date established for such meeting, you will be permitted to attend the annual meeting of American Home and vote on any proposals submitted to the American Home stockholders.


                                     EXPERTS

        The consolidated financial statements of American Home and its subsidiaries incorporated in this proxy statement-prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Valley as of September 30, 1999, 2000 and 2001 and for each of the fiscal years ended September 30, 1999, 2000 and 2001 included in this proxy statement-prospectus have been audited by Anderson Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.


                                    OPINIONS

        The legality of the shares of American Home common stock to be issued in the acquisition will be passed upon by Alston & Bird LLP, Washington, D.C. Certain tax consequences of the acquisition have been passed upon by Alston & Bird LLP, Washington, D.C.


                       WHERE YOU CAN FIND MORE INFORMATION

        THIS PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT AMERICAN HOME THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR
CALLING:

                Corporate Secretary's Office
                AMERICAN HOME MORTGAGE HOLDINGS, INC.
                520 Broadhollow Road
                Melville, New York  11747
                Telephone:  (631) 899-3900

        American Home files annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

        American Home filed a registration statement on Form S-4 with the SEC under the Securities Act of 1933, as amended, relating to the American Home common stock offered to the Valley stockholders. The registration statement contains additional information about American Home and the American Home common stock. The SEC allows American Home to omit certain information included in the registration statement from this proxy statement-prospectus. The registration statement may be inspected and copied at the SEC's public reference facilities described above.

        This proxy statement-prospectus incorporates important business and financial information about American Home that is not included in or delivered with this proxy statement-prospectus. The following documents filed with the SEC by American Home are incorporated into this proxy statement-prospectus by reference (SEC File No. 000-27081):

        (1) American Home's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (2) American Home's Quarterly Reports on Form 10-Q for the three months ended March 31, 2001, six months ended June 30, 2001, and nine months ended September 30, 2001;

        (3) The description of American Home's current management and American Home's board of directors contained in American Home's proxy statement filed pursuant to Section 14(a) of the Exchange Act for American Home's Annual Meeting of stockholders held on July 11, 2001; and

        (4) The description of American Home common stock contained in American Home's registration statement on Form 8-A filed with the SEC on August 18, 1999, including any amendments or reports filed for the purpose of updating American Home's common stock description.

        American Home has supplied all information contained or incorporated by reference in this proxy statement-prospectus relating to American Home, as well as all pro forma financial information, and Valley has supplied all such information relating to Valley.

        If you are an American Home stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through American Home, the SEC or the SEC's Internet web site as described above.

        You should rely only on the information contained or incorporated by reference in this proxy statement-prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement-prospectus. This proxy statement-prospectus is dated January 16, 2002. You should not assume that the information contained in this proxy statement-prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement-prospectus to stockholders nor the issuance of American Home common stock in the acquisition creates any implication to the contrary. There may be changes in the affairs of American Home or Valley since the date of this proxy statement-prospectus which are not reflected in this document.

        We have not authorized anyone to give any information or make any representation about the acquisition or American Home and Valley that differs from, or adds to, the information in this proxy statement-prospectus or in American Home's documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

       If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this proxy statement-prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this proxy statement-prospectus does not extend to you.

                         INDEX TO FINANCIAL STATEMENTS

                                       OF

                      VALLEY BANCORP, INC. AND SUBSIDIARY


Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-2

Consolidated Statements of Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . .F-3

Consolidated Statements of Operation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-4

Consolidated Statements of Stockholders' Equity. . . . . . . . . . . . . . . . . . . . . . . . F-5

Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . .F-8

                          INDEPENDENT AUDITOR'S REPORT



Stockholders and Board of Directors
Valley Bancorp, Inc.
Hunt Valley, Maryland

We have audited the accompanying consolidated statements of financial condition of Valley Bancorp, Inc. and Subsidiary as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the two year period ended September 30, 2001. These consolidated financial statements are the responsibility of Valley Bancorp, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement position. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Valley Bancorp, Inc. and Subsidiary at September 30, 2001 and 2000, and the consolidated results of their operations and cash flows for each of the two years in the two year period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.






                                                     /s/ ANDERSON ASSOCIATES LLP




November 27, 2001
Baltimore, Maryland

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                September 30,
                                                                                               --------------
                                                                                          2001                    2000
                                                                                          ----                    ----
                                          ASSETS
Cash and due from banks                                                               $   837,862            $   518,913
Federal funds                                                                           2,267,036                681,655
Interest bearing deposits in other financial institutions                               4,288,802                419,258
Investments held to maturity (Notes 2 and 12)                                           5,837,155              9,647,937
Mortgage backed securities (Notes 3 and 12)                                               847,299              1,803,346
Loans held for sale - at lower of cost or market                                          346,340                125,000
Loans receivable - net (Notes 1, 4 and 12)                                             30,233,872             26,519,403
Accrued interest receivable - loans                                                       182,948                183,382
                                             - investments                                153,450                181,768
                                             - mortgage backed securities                   4,987                  9,532
Federal Home Loan Bank of Atlanta stock - at cost (Notes 5 and 12)                        462,500                462,500
Investment in ground rents (Note 12)                                                    2,419,487              2,440,318
Premises and equipment, net (Note 6)                                                      183,068                221,295
Prepaid income taxes                                                                       13,520                  -
Deferred income tax (Note 11)                                                              32,140                 25,337
Prepaid expenses and other assets                                                          56,827                 47,593
                                                                                       ----------             ----------
     Total assets                                                                     $48,167,293            $43,287,237
                                                                                       ==========             ==========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Outstanding checks in excess of bank balance                                       $     -                $    55,000
   Deposits (Notes 7 and 12)                                                           37,346,538             29,862,854
   Borrowings (Notes 8 and 12)                                                          5,000,000              8,750,000
   Advance payments by borrowers for taxes and insurance                                   78,862                124,792
   Accrued interest payable                                                                39,972                 68,493
   Income taxes payable                                                                       448                 14,633
   Accounts payable and accrued expenses                                                1,338,546                139,138
                                                                                       ----------             ----------
         Total liabilities                                                             43,804,366             39,014,910

Commitments and contingencies (Notes 4, 6, 9, 10, 11 and 12)
Stockholders' equity
    Serial preferred stock, authorized 1,000,000 shares
     of $.01 par value, none issued                                                         -                      -
    Common stock, $.01 par value; authorized 2,000,000
     shares, issued and outstanding 130,135 shares                                          1,301                  1,301
Additional paid-in capital                                                              1,146,811              1,154,639
Retained earnings - substantially restricted                                            3,346,034              3,286,004
Management Stock Bonus Plan                                                               (41,259)               (59,215)
Treasury stock at cost, shares 4,498 (2001) and 5,332 (2000)                              (89,960)              (110,402)
                                                                                       ----------             ----------
    Total stockholders' equity                                                          4,362,927              4,272,327
                                                                                       ----------             ----------
Total liabilities and stockholders' equity                                            $48,167,293            $43,287,237
                                                                                       ==========             ==========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                         Years Ended September 30,
                                                                                        --------------------------
                                                                                          2001                 2000
                                                                                          ----                 ----

Interest income
    Loans                                                                              $2,605,127             $2,396,591
    Investments held to maturity                                                          542,194                626,308
    Mortgage backed securities                                                             86,820                127,958
    Interest bearing deposits                                                             181,217                103,475
    Other interest income                                                                 281,364                286,962
                                                                                        ---------              ---------
                                                                                        3,696,722              3,541,294
Interest expense
    Interest on deposit accounts                                                        2,049,527              1,618,746
    Interest on borrowings                                                                373,728                466,865
                                                                                        ---------              ---------
                                                                                        2,423,255              2,085,611
                                                                                        ---------              ---------
         Net interest income                                                            1,273,467              1,455,683
Provision for losses on loans (Notes 1 and 4)                                               -                      -
                                                                                        ---------              ---------
         Net interest income after provision for losses on loans                        1,273,467              1,455,683

Other income
    Gain on sale of loans                                                                  51,325                 29,066
    Gain on ground rent redemption                                                         14,369                  7,077
    Loan servicing fees                                                                    14,550                 14,491
    Other operating income                                                                 45,566                 48,834
                                                                                        ---------              ---------
                                                                                          125,810                 99,468
Non-interest expense
    Employee compensation and benefits                                                    661,839                759,162
    Premises and occupancy expenses                                                       139,677                134,667
    Professional fees                                                                      65,234                 63,165
    Federal deposit insurance premiums                                                      5,983                  9,182
    Data processing service center charges                                                 84,997                 81,168
    Advertising expense                                                                    30,414                 40,558
    Furniture, fixture and equipment expense                                               74,994                 77,161
    Organizational expense                                                                  -                        850
    Other operating expenses                                                              133,131                130,000
                                                                                        ---------              ---------
                                                                                        1,196,269              1,295,913
                                                                                        ---------              ---------

Earnings before income taxes                                                              203,008                259,238
Income taxes (Notes 1 and 11)                                                              77,911                 91,401
                                                                                        ---------              ---------
    NET EARNINGS                                                                       $  125,097             $  167,837
                                                                                        =========              =========
    BASIC EARNINGS PER SHARE                                                           $    1.02              $    1.35
                                                                                        =========              =========

    DILUTED EARNINGS PER SHARE                                                         $    1.00              $    1.33
                                                                                        =========              =========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 and 2000

                                                  Serial                            Additional
                                                Preferred          Common            Paid-in                Retained
                                                   Stock           Stock             Capital                Earnings
                                                ------------    -----------       ------------             -----------

Balance at September 30, 1999                  $     -               $1,301           $1,154,639           $3,118,167



Net income                                           -                  -                  -                  167,837
Purchase of 5,332 shares of
 common stock for options                            -                  -                  -                      -
Purchase of 5,206 shares of
 common stock for Management
 Stock Bonus Plan                                    -                  -                  -                      -
Compensation under Management
 Stock Bonus Plan                                    -                  -                  -                      -
                                                 --------         ---------     ----------------           ----------

Balance at September 30, 2000                        -                1,301            1,154,639            3,286,004

Net income                                           -                  -                  -                  125,097
Purchase of 250 shares of
 common stock for options                            -                  -                  -                      -
Exercise of 1,084 options                            -                  -                 (7,828)                 -
Dividends paid $.50 per share                        -                  -                  -                  (65,067)
Compensation under Management
 Stock Bonus Plan                                    -                  -                  -                      -
                                                ---------        ----------    -----------------           ----------

Balance at September 30, 2001                  $     -               $1,301           $1,146,811           $3,346,034
                                                     ====             =====           ==========           ==========
                                                   Management
                                                  Stock Bonus        Treasury
                                                      Plan            Stock           Total
                                                  -----------        --------      -----------

Balance at September 30, 1999                     $    -              $     -       $4,274,107



Net income                                             -                    -          167,837
Purchase of 5,332 shares of
 common stock for options                              -               (110,402)      (110,402)
Purchase of 5,206 shares of
 common stock for Management
 Stock Bonus Plan                                  (84,597)                 -         (84,597)
Compensation under Management
 Stock Bonus Plan                                   25,382                  -          25,382
                                                  --------            ---------    -----------

Balance at September 30, 2000                      (59,215)            (110,402)     4,272,327

Net income                                             -                    -          125,097
Purchase of 250 shares of
 common stock for options                              -                 (5,000)        (5,000)
Exercise of 1,084 options                              -                 25,442         17,614
Dividends paid $.50 per share                          -                    -          (65,067)
Compensation under Management
 Stock Bonus Plan                                   17,956                  -           17,956
                                                  --------            ---------     ----------

Balance at September 30, 2001                     $(41,259)           $ (89,960)    $4,362,927
                                                  ========            =========     ==========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                          Years Ended September 30,
                                                                                          -------------------------

                                                                                        2001                 2000
                                                                                        ----                 ----
Cash flows from operating activities
    Net earnings                                                                      $   125,097          $     167,837
    Adjustments to reconcile net earnings to
      net cash provided by operating activities
         Accretion of discount on investments held to maturity                            (12,551)               (52,135)
         Amortization of premium on investments held to maturity                               77                  -
         Accretion of discount on mortgage backed securities                               (1,511)                  (936)
         Amortization of premium on mortgage backed securities                              7,091                  4,727
         Loans originated for sale in secondary market                                 (7,563,280)            (3,949,873)
         Proceeds from the sale of loans                                                7,393,265              3,853,939
         Gain on sale of loans                                                            (51,325)               (29,066)
         Amortization of deferred loan origination fees                                  (121,123)              (152,800)
         Loan fees deferred                                                               143,463                115,501
         Non-cash compensation under Management
          Stock Bonus Plan                                                                 17,956                 25,382
         Decrease (increase) in accrued interest receivable                                33,297                (50,546)
         Gain on ground rent redemption                                                   (14,369)                (7,077)
         Depreciation and amortization                                                     49,882                 50,872
         (Increase) decrease in prepaid income taxes                                      (13,520)               113,305
         Increase in deferred taxes                                                        (6,803)               (22,657)
         Increase in prepaid expenses and other assets                                     (9,234)                (1,770)
         (Decrease) increase in outstanding checks in
          excess of bank balance                                                          (55,000)                55,000
         (Decrease) increase in accrued interest payable                                  (28,521)                29,062
         (Decrease) increase in income taxes payable                                      (14,185)                14,633
         Increase (decrease) in accounts payable
          and accrued expenses                                                          1,199,408                 (2,077)
                                                                                        ---------             ----------
              Net cash provided by operating activities                                 1,078,114                161,321

Cash flows from investing activities
     Proceeds from maturing investments held to maturity                                7,371,812                  -
     Purchase of investments held to maturity                                          (3,548,556)              (100,000)
     Purchase of mortgage backed securities                                                 -                   (215,095)
     Principal collected on mortgage backed securities                                    950,467                580,798
     Net increase in loans                                                             (3,736,809)            (4,634,204)
     Purchase of Federal Home Loan Bank stock                                               -                   (187,500)
     Proceeds from redemption of ground rents                                              35,200                 17,300
     Acquisition of premises and equipment                                                (11,655)                (2,229)
                                                                                        ---------             ----------
              Net cash provided by (used in) investing activities                       1,060,459             (4,540,930)

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued



                                                                                          Years Ended September 30,
                                                                                          -------------------------

                                                                                        2001                 2000
                                                                                        ----                 ----
Cash flows from financing activities
     Net increase (decrease) in demand deposits, money
       market, passbook accounts and advances by
       borrowers for taxes and insurance                                               $1,879,686          $(2,034,485)
     Net increase in certificates of deposit                                            5,558,068            2,058,909
     Proceeds from borrowings                                                           3,000,000            3,250,000
     Repayment of borrowings                                                           (6,750,000)               -
     Stock repurchase for options                                                          (5,000)            (110,402)
     Stock repurchase for Management Stock Bonus Plan                                       -                  (84,597)
     Dividends paid on common stock                                                       (65,067)               -
     Proceeds from exercise of options                                                     17,614                -
                                                                                       ----------          -----------

         Net cash provided by financing activities                                      3,635,301            3,079,425
                                                                                       ----------          -----------

     Net increase (decrease) in cash and cash equivalents                               5,773,874           (1,300,184)

Cash and cash equivalents at the beginning of the period                                1,619,826            2,920,010
                                                                                       ----------          -----------

Cash and cash equivalents at the end of the period                                     $7,393,700          $ 1,619,826
                                                                                       ==========          ===========

The Following is a Summary Cash and Cash Equivalents:
     Cash                                                                             $   837,862           $  518,913
     Federal funds                                                                      2,267,036              681,655
     Interest bearing deposits in other financial institutions                          4,288,802              419,258
                                                                                       ----------          -----------

Cash and cash equivalents reflected on the Statement
 of Cash Flows                                                                         $7,393,700          $ 1,619,826
                                                                                       ==========          ===========

Supplemental Disclosure of Cash Flow Information Cash paid during the year for:
         Interest                                                                      $2,451,776          $ 2,056,549
         Income taxes                                                                      90,527                -




The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001


Note 1 - Summary of Significant Accounting Policies

           A. Principles of Consolidation - The consolidated financial statements include the accounts of Valley Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Valley Bank of Maryland (the "Bank"). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

           B. Business - The Bank's primary business activity is the acceptance of deposits from the general public and the use of the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

           C. Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. See Note G below for a discussion of the determination of that estimate.

           D. Federal Funds - Federal funds sold are carried at cost which approximates market.

           E. Investments and Mortgage Backed Securities - Investments and mortgage backed securities are carried at amortized cost since management has the ability and intention to hold them to maturity. Amortization of premiums and accretion of discounts on purchases are computed using the interest method.

           F. Loans Receivable - Net - Loans receivable are stated at unpaid principal balances, less undisbursed loans in process, deferred loan origination fees and the allowance for loan losses, since management has the ability and intention to hold them to maturity.

                Loans held for sale are carried at the lower of cost or market, determined in the aggregate. In computing cost, deferred loan origination fees are deducted from the principal balances of the related loans.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1  -  Summary of Significant Accounting Policies - Continued

           F. The Bank services loans for others and pays the participant its share of the Bank's collections, net of a stipulated servicing fee. Loan servicing fees are credited to income when earned and servicing costs are charged to expense as incurred.

           G. Allowance for Loan Losses - An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions, which is permitted under generally accepted accounting principles. Actual results could differ significantly from those estimates. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

                Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118, addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1  -    Summary of Significant Accounting Policies - Continued

             G. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

                 The direct costs of originating and acquiring loans have been capitalized and all non-refundable fees deferred. Net costs or fees, determined on a loan-by-loan basis, are amortized over the life of the loans as an adjustment to yield.

                 Premiums and discounts on loans purchased are recognized in income over the estimated life of the related loans using the level yield method.

              H. Investment in Ground Rents - Investment in ground rents was recorded at acquisition cost.

              I. Premises and Equipment - Premises and equipment are carried at cost less accumulated depreciation. Depreciation and amortization of premises and equipment are accumulated by the use of the straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized, and charges for repairs and maintenance are expensed when incurred. The related cost and accumulated depreciation are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

             J. Stock-Based Compensation - SFAS No. 123, "Accounting for
                Stock-Based Compensation" defines a "fair value based method" of accounting for an employee stock option whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. FASB encourages all entities to adopt the fair value based method; however, it will allow entities to continue the use of the "intrinsic value based method" prescribed by Accounting Principles Board ("APB") Opinion No. 25. Management decided to continue using the "intrinsic value based method" as prescribed by APB Opinion No.
                25. (See Note 9)

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1  -  Summary of Significant Accounting Policies - Continued

           K. Income Taxes - Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

           L. Basic and Diluted Earnings Per Share ("EPS") - Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the appropriate period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of stock options and unvested stock awards based on the "treasury stock" method. Information relating to the calculation of net income per share of common stock is summarized for the years ended September 30, as follows:

                                                                                        2001                 2000
                                                                                        ----                 ----
               Net income                                                              $125,097             $167,837
                                                                                        =======              =======
               Weighted Average Shares
                  Outstanding basic EPS                                                 122,193              124,755
               Dilutive Items
                  Stock options                                                           2,040                  993
                  Unvested stock awards                                                     476                  281
                                                                                        -------              -------
               Adjusted weighted average shares
                used for dilutive EPS                                                   124,709              126,029
                                                                                        =======              =======


           M. Statement of Cash Flows - Cash and cash equivalents in the statement of cash flows include cash, federal funds and interest bearing deposits in other banks with an original maturity of ninety days or less.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1 - Summary of Significant Accounting Policies - Continued

           N. Reclassification - Certain prior year's amounts have been reclassified to conform to the current year's presentation.

Note 2 - Investments - Held to Maturity

               The amortized cost and fair values of investment securities are as follows as of September 30:

                                                                             Gross            Gross
                                                        Amortized        Unrealized       Unrealized           Fair
                                                            Cost             Gains           Losses           Value
                                                        ---------        ------------     ----------          -----

                                                                                        2001
                                                        -----------------------------------------------------------------
             Description
             -----------
             Trust Debentures                              $1,103,523         $ 7,200       $    8,538         $1,102,185
             U.S. Government and Agency
               obligations                                  4,733,632          71,417            -              4,805,049
                                                            ---------          ------        ---------          ---------

                                                           $5,837,155         $78,617       $    8,538         $5,907,234
                                                            =========          ======           ======          =========

                                                                                        2000
                                                        -----------------------------------------------------------------
             Description
             Trust Debentures                              $  600,000    $     -             $  89,610         $  510,390
             U.S. Government and Agency
               obligations                                  9,047,937          -               726,160          8,321,777
                                                           ---------     -----------         ---------         ----------

                                                           $9,647,937    $     -             $ 815,770         $8,832,167
                                                           ==========    ===========         =========         ==========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 2 - Investments - Held to Maturity - Continued

                  Investment securities mature as follows at September 30:

                                                                           2001                              2000
                                                           --------------------------------------------------------------
                                                           Amortized             Fair         Amortized             Fair
                                                               Cost             Value             Cost            Value
                                                           -------------        -----         -------------       ------
           Due after one year through
            five years                                     $1,103,523        $1,102,185       $3,050,000       $2,969,460
           Due after five years through
            ten years                                       4,093,683         4,151,924        5,793,919        5,493,924
           Due after ten years                                639,949           653,125          804,018          368,783
                                                           ----------        ----------       ----------       ----------
                                                           $5,837,155        $5,907,234       $9,647,937       $8,832,167
                                                           ==========        ==========       ==========       ==========

                  No gains or losses were realized for the years ended September 30, 2001 and 2000.

Note 3 - Mortgage Backed Securities

                The amortized cost and fair value of mortgage backed securities at September 30, 2001 are as follows:

                                                                                  Gross         Gross
                                                             Amortized         Unrealized     Unrealized          Fair
                                                                Cost               Gains        Losses            Value
                                                            ----------         ----------    -----------         -------

           GNMA participating certificates                   $462,527           $9,120       $    -              $471,647
           FNMA participating certificates                    384,772            6,436            -               391,208
                                                             --------           -------       ----------         --------
                                                             $847,299          $15,556       $    -              $862,855
                                                             ========           =======       ==========         ========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 3 - Mortgage Backed Securities - Continued

                The amortized cost and fair value of mortgage backed securities at September 30, 2000 are as follows:

                                                                                  Gross             Gross
                                                             Amortized         Unrealized        Unrealized        Fair
                                                                Cost               Gains            Losses        Value
                                                            --------------     -------------     -----------      -------
           GNMA participating certificates                   $  931,198         $  4,873           $-          $   936,071
           FNMA participating certificates                      730,565            6,369            -              736,934
           FHLMC participating certificates                     141,583            -                1,261          140,322
                                                              ---------           ------            -----        ---------
                                                             $1,803,346          $11,242           $1,261       $1,813,327
                                                              =========           ======            =====        =========

                No gains or losses were realized during the years ended September 30, 2001 and 2000.

Note 4 - Loans Receivable

                Loans receivable are summarized as follows:

                                                                                               September 30,
                                                                                     ---------------------------------
                                                                                       2001                2000
                                                                                       ----                ----
             Residential real estate                                                 $  9,485,507         $  9,238,521
             Landlord-investor mortgages on residential
              family dwellings                                                          1,988,760            2,145,958
             Nonresidential real estate                                                 5,052,448            4,477,408
             Construction                                                              10,586,651            7,089,029
             Land acquisition and development                                           4,931,083            9,850,522
             Commercial                                                                 2,080,034            2,440,675
             Loans secured by savings accounts                                            146,881               57,719
             Line of credit                                                             3,217,348            1,107,241
                                                                                      -----------          -----------
                                                                                       37,488,712           36,407,073
             Less
                 Undisbursed portion of loans in process                               (6,807,964)          (9,464,365)
                 Deferred loan origination fees                                          (180,690)            (158,351)
                 Allowance for losses on loans                                           (266,186)            (264,954)
                                                                                      -----------          -----------
                                                                                      $30,233,872          $26,519,403
                                                                                      ===========          ===========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 4 - Loans Receivable - Continued

                Activity in the allowance for losses on loans is summarized as follows:

                                                                                            Total
                                                                                            -----

             Balance at September 30, 1999                                                 $210,345

               Provision for losses on loans                                                  -
                Charge-offs, net of recoveries                                               54,609
                                                                                            -------

             Balance at September 30, 2000                                                  264,954

               Provision for losses on loans                                                  -
                Charge-offs, net of recoveries                                                1,232
                                                                                            -------

             Balance at September 30, 2001                                                 $266,186
                                                                                            =======

                Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Multifamily residential, commercial, construction and other loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

                Substantially all of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 80% of the appraised value of a property. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for multifamily residential, commercial and construction loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



Note 4 - Loans Receivable - Continued

                   Impaired loans as defined by SFAS No. 114 are summarized as follows for the years ended September 30:

                                                                                        2001                2000
                                                                                        ----                ----
              Recorded investment                                                        $166,119         $  -
              Average balances                                                            166,552            -
              Allowance for loan losses                                                     -                -

                   Impaired loans as defined by SFAS No. 114 for which interest income has been reduced are as follows for the year ended September 30, 2001.

              Interest income that would have been recorded                             $  17,264
              Interest income recognized                                                    4,970
                                                                                        ---------
                 Interest income not recognized                                         $  12,294
                                                                                        =========

                Non-accrual loans that are not subject to SFAS No. 114 for which interest has been reduced totaled approximately $88,392 and $27,476 at September 30, 2001 and 2000, respectively. The Bank was not committed to fund additional amounts on these loans at September 30, 2001.

                Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended September 30, are summarized below:

                                                                                             2001                 2000
                                                                                             ----                 ----

             Interest income that would have been recorded                                $ 9,121              $ 3,042
             Interest income recognized                                                     4,920                1,896
                                                                                           ------               ------
             Interest income not recognized                                               $ 4,201              $ 1,146
                                                                                            =====               ======

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 4 - Loans Receivable - Continued


                The aggregate outstanding balance of loans to directors and officers of the Bank are as follows:

             Balance at September 30, 1999                                               $335,989
               Loan originations                                                           80,000
               Loan repayments                                                            (54,956)
                                                                                         --------

             Balance at September 30, 2000                                                361,033
               Loan originations                                                          171,871
               Loan repayments                                                           (157,889)
                                                                                          -------

             Balance at September 30, 2001                                               $375,015
                                                                                          =======

                Loans to directors and officers are made on substantially the same terms as those to unrelated persons.

                Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans at September 30, are summarized as follows:

                                                                                        2001                2000
                                                                                        ----                ----
             Mortgage loan portfolio serviced for:
                Other investors                                                      $4,689,571          $5,377,042
                                                                                     ==========          ==========

                Custodial escrow balances maintained in connection with the foregoing loan servicings were approximately $335 and $2,937 at September 30, 2001 and 2000, respectively.

                The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of loan commitments, unused lines of credit, letters of credit and loans sold with recourse and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 4 - Loans Receivable - Continued

                The Bank's exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

             Financial Instruments Whose Contract                            Contract Amount at September 30,
             ------------------------------------                            --------------------------------
              Amount Represents Credit Risk                                       2001               2000
              -----------------------------                                       ----               ----
                 Loan commitments                                                 $   55,200         $  300,000
                 Letters of credit                                                 1,735,304          1,228,052
                 Lines of credit                                                   2,366,304          1,179,140
                                                                                   ---------          ---------
                                                                                  $4,156,808         $2,707,192
                                                                                   =========          =========

                The Bank had a commitment for a fixed rate commercial loan of $55,200 with a rate of 8.25% for the year ended September 30, 2001.

                The Bank had a commitment for an adjustable rate line of credit secured by real property of $300,000 with a rate of prime plus 3% for the year ended September 30, 2000.

                Letters of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the contract. The Bank evaluates each customer's credit worthiness on a case-by-case basis.

                The Bank sells loans, servicing released, to third parties. The agreements with the third parties require a loan to be repurchased if it becomes two payments or more delinquent within the first six months after origination.

                The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at September 30, 2001 or 2000, as a liability for credit loss.

                The Bank grants loans to customers, substantially all of whom are residents of the State of Maryland.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



Note 5 - Investment in Federal Home Loan Bank of Atlanta Stock

                The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Bank's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

Note 6 - Premises and Equipment

                Premises and equipment at September 30, 2001 and 2000 are summarized by major classification as follows:

                                                                              September 30,
                                                                              -------------                Useful Life
                                                                           2001               2000            in Years
                                                                           ----               ----        ----------------
        Leasehold improvements                                            $  79,275          $  79,275      1 to 5 years
        Furniture, fixtures and equipment                                   371,614            359,959     5 to 10 years
                                                                            -------            -------
                                                                            450,889            439,234
           Accumulated depreciation and amortization                        267,821            217,939
                                                                            -------            -------
                                                                           $183,068           $221,295
                                                                            =======            =======

                The Company has entered into two operating leases for the premises of the Bank's branch and its administrative offices. Rental expense under these leases for the years ended September 30, 2001 and 2000 was $124,691and $122,115, respectively. At September 30, 2001, the minimum rental commitments under noncancellable leases are as follows:

                  Year Ended September 30,                    Total
                  ------------------------                    -----
                           2002                              $130,616
                           2003                                81,789
                                                             --------
                                                             $212,405
                                                             ========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 7 - Deposits

                Deposits at September 30, are summarized as follows:


                                                                     2001                                    2000
                                                         -----------------------------           ----------------------------
           Account Type                                   Amount            Percent              Amount            Percent
           ------------                                   ------            -------              ------            -------
    NOW and Money Fund Accounts                          $  5,147,823          13.78%            $  3,422,420         11.45%
    Passbook savings                                          953,010           2.55                  752,795          2.52
                                                         ------------         ------             ------------      --------
                                                            6,100,833          16.33                4,175,215         13.97

    Certificates of deposit                                25,356,578          67.90               20,970,137         70.24
    $100,000 minimum accounts                               5,889,127          15.77                4,717,502         15.79
                                                         ------------         ------             ------------      --------
                                                           31,245,705          83.67               25,687,639         86.03
                                                         ------------         ------             ------------      --------
                                                          $37,346,538         100.00%             $29,862,854        100.00%
                                                         ============         ======             ============      =========


                At September 30, 2001, scheduled maturities of certificates of deposit are as follows:

                 One year or less                                                     $18,141,509
                 More than one year through two years                                   9,074,124
                 More than two years through three years                                  904,977
                 More than three years through four years                               1,977,372
                 More than four years                                                   1,147,723
                                                                                      -----------
                                                                                      $31,245,705
                                                                                      ===========

                Interest expense on deposits for the periods are summarized as follows:

                                                                                              Years Ended
                                                                                              September 30,
                                                                                          2001                2000
                                                                                          ----                ----
             NOW and Money Fund Accounts                                               $  131,233         $  163,303
             Passbook savings                                                              15,894             30,006
             Certificates of deposit                                                    1,902,400          1,425,437
                                                                                        ---------          ---------
                                                                                       $2,049,527         $1,618,746
                                                                                        =========          =========

                The balance of deposits from directors and officers of the Bank are $821,056 and $724,598 at September 30, 2001 and 2000,
           respectively.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 8 - Borrowings

                The Bank has an available line of credit with the Federal Home Loan Bank of Atlanta. The credit availability for Valley Bank of Maryland is $8,110,000 at September 30, 2001.

                The Bank's fixed rate borrowings at September 30, 2001 consist of the following:

           5.46% Federal Home Loan Bank advance due 04/07/08                                              $1,500,000
           5.51% Federal Home Loan Bank advance due 06/23/08                                               1,000,000
           5.79% Federal Home Loan Bank advance due 02/08/10                                               1,500,000
           5.74% Federal Home Loan Bank advance due 11/17/05                                               1,000,000
                                                                                                           ---------
                                                                                                          $5,000,000
                                                                                                           =========


                The Bank's borrowings at September 30, 2000 consist of the following:

           5.46% Federal Home Loan Bank advance due 04/07/08                                              $1,500,000
           5.51% Federal Home Loan Bank advance due 06/23/08                                               1,000,000
           5.01% Federal Home Loan Bank advance due 04/22/04                                               1,000,000
           6.94% Federal Home Loan Bank advance due 01/02/01                                               2,750,000
           5.79% Federal Home Loan Bank advance due 02/08/10                                               1,500,000
           6.66% Federal Home Loan Bank advance due 12/21/09                                               1,000,000
                                                                                                           ---------
                                                                                                          $8,750,000
                                                                                                           =========

                The Bank's stock in the Federal Home Loan Bank of Atlanta is pledged as security for the advances and under a blanket floating lien security agreement with the Federal Home Loan Bank of Atlanta, the Bank is required to maintain as collateral for its advances, qualified home mortgage loans in an amount equal to 175% of the advances.

                At September 30, 2001 and September 30, 2000, $1,000,000 and $4,494,231 book value of investment securities with a market value of $1,001,407 and $4,287,518 were pledged as collateral, respectively.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 9 - Common Stock and Stock Options

                  On September 19, 1995, Valley Bank of Maryland, formerly Baltimore Savings and Loan Association, F.A., entered into an agreement and Plan of Reorganization for the formation of a holding company, Valley Bancorp, Inc. Under the terms of the reorganization, each outstanding share of the Bank's common stock, par value $1.00 per share, was converted into one share of the Company's common stock, par value $.01 per share. After the reorganization was completed on May 1, 1999, the Bank became a wholly-owned subsidiary of the Company.

                  The Company has a stock option plan (the "Plan") whereby 13,013 shares of common stock have been reserved for issuance under the Plan. Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Incentive Stock Options. Options vest in four annual installments at the market price of the common stock at the date of grant. The options must be exercised within ten years from the date of grant. The Company has granted options to purchase 13,013 shares at a weighted average price of $16.58.

                  The following table summarizes the status of and changes in the options granted and exercised under the option plan during the past two years.

                                                                                                     Weighted Average
                                                                             Shares                   Exercise Price
                                                                             ------              ------------------------

           Outstanding at September 30, 1999                                     13,013                    $16.25
                                                                                 ------
           Outstanding at September 30, 2000                                     13,013                    $16.25
           Exercised                                                              1,084                    $16.25
           Forfeited                                                              1,050                    $16.25
           Granted                                                                1,050                    $20.00
                                                                                 ------
           Outstanding at September 30, 2001                                     11,929                    $16.58
                                                                                 ======

           Exercisable at September 30, 2001                                      5,330
                                                                                  =====


                  SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to make certain disclosures as if the fair value method of accounting had been applied to the Bank's stock option grants made subsequent to 1994. Accordingly, the Company estimated the grant date fair value of each option awarded in fiscal 1999

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 9 - Common Stock and Stock Options - Continued

           using the Black-Scholes Option-Pricing model with the following relevant assumptions: a dividend yield of zero percent, risk free rate of 4.85% and expected lives of 10 years. The assumption for expected volatility was 20.0%. Had September 30, 2001 and 2000 compensation cost been determined including the weighted-average estimate of fair value of each option vesting of $10.27, the Company's net income would decrease to proforma amount of $107,604 and $147,331, respectively. Proforma basic income per share would have been $.88 and $1.18 and diluted income per share would have been $.86 and $1.17 for the fiscal years ended September 30, 2001 and 2000, respectively.

                The Company has established a management stock bonus plan (the "Stock Bonus Plan" or "MSBP") to encourage directors and officers to remain in the service of the Company and the Bank. Up to 5,206 shares of common stock may be awarded under the terms of the Stock Bonus Plan. Shares of common stock awarded under the plan vest in four annual installments at a rate of 25% each year following the date of grant. During the year ended September 30, 2000, the Company funded the purchase of 5,206 shares of its common stock at a per share price of $16.25 to provide shares for distribution under the Stock Bonus Plan. On January 1, 2001 and 2000, 1,150 and 1,517 shares of common stock were awarded, respectively.

Note 10- Retained Earnings

                The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



Note 10- Retained Earnings - Continued

                As of September 30, 2001, the most recent notification from the Office of Thrift Supervision has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

                The following table presents the Bank's capital position based on the September 30, financial statements.

                                                                                                        To Be Well
                                                                                                   Capitalized Under
                                                                       For Capital                 Prompt Corrective
                                              Actual              Adequacy Purposes                  Action Provisions
                                     -------------------------   ------------------------          -------------------------
                                         Amount         %             Amount            %             Amount           %
                                         ------         -             ------            -             ------           -

     As of September 30, 2001
        Tangible (1)                     $4,132,000    8.6%            $   719,100     1.5%        $     N/A            N/A%
        Tier I capital (2)                4,132,000   14.6                  N/A        N/A               1,693,800      6.0
        Core (1)                          4,132,000    8.6               1,917,600     4.0              2,397,000       5.0
        Risk-weighted (2)                 4,398,000   15.6               2,258,400     8.0              2,823,000      10.0
     As of September 30, 2000
        Tangible (1)                     $3,987,000    9.3%            $   644,130     1.5%        $     N/A            N/A%
        Tier I capital (2)                3,987,000   15.5                  N/A        N/A               1,539,300      6.0
        Core (1)                          3,987,000    9.3               1,717,680     4.0              2,147,100       5.0
        Risk-weighted (2)                 4,252,000   16.6               2,052,400     8.0              2,565,500      10.0

     (1)  To adjusted total assets.
     (2)  To risk-weighted assets.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 10- Retained Earnings - Continued

                The Bank converted from a federal chartered mutual savings and loan to a federal chartered stock savings bank. At the time of conversion, the Association established a liquidation account in an amount equal to the Association's retained earnings as of January 31, 1987. The liquidation account is maintained for the benefit of eligible savings account holders who maintained their savings account in the Bank after conversion. In the event of a complete liquidation (and only in such event), each eligible savings account holder would be entitled to receive a liquidation distribution from the liquidation account in an amount equal to the account holder's then interest in the liquidation account before any liquidation distribution may be made with respect to capital stock. At September 30, 2001 and 2000, the balance of the liquidation account is included in retained earnings.

                The Company's ability to pay dividends to stockholders is dependent upon the dividends it receives from the Bank. The Bank may not declare or pay a cash dividend on any of its stock if the effect of the declaration or payments of dividends would cause their regulatory capital to be reduced below (1) the amount required for the liquidation account established in connection with the conversion, or (2) the regulatory capital requirements imposed by the Office of Thrift Supervision.

                The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, or an amount that would reduce its retained earnings below its regulatory capital requirement, the accumulated bad debt deduction, or the liquidation account described above.

Note 11- Income Taxes

                The income tax provision consists of the following:

                                                                                               For Years Ended
                                                                                                September 30,
                                                                                          -------------------------
                                                                                          2001               2000
                                                                                          ----               ----
             Current
             -------
                Federal                                                                 $  68,274          $  92,084
                State                                                                      16,440             21,974
                                                                                         --------           --------
                                                                                           84,714            114,058
             Deferred
             --------
                Federal                                                                    (4,707)           (18,191)
                State                                                                      (2,096)            (4,466)
                                                                                         --------           --------
                                                                                           (6,803)           (22,657)
                                                                                         --------           --------
             Provision for income taxes                                                 $  77,911          $  91,401
                                                                                         ========           ========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 11- Income Taxes - Continued

                The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                               Year Ended
                                                                                              September 30,
                                                                                              -------------
                                                                                         2001               2000
                                                                                         ----               ----
           Deferred Tax Assets
             Loan and real estate loss allowance                                         $102,801           $102,325
             Reserve for uncollected interest                                               3,780               -
             Accrued expenses                                                               9,037             12,166
             Deferred organization expenses                                                12,297             17,057
                                                                                         --------            -------
                 Total gross deferred tax assets                                          127,915            131,548

           Deferred Tax Liabilities
             Deferred loan fees                                                           (30,328)           (31,294)
             Federal Home Loan Bank of Atlanta dividends                                  (31,646)           (31,646)
             Tax reserve for bad debts in excess of base
               year amount                                                                 (4,876)            (9,753)
            Depreciation                                                                  (11,253)           (12,428)
            Recoveries in excess of tax bad debt                                          (17,672)           (21,090)
                                                                                         --------            -------
                 Total gross deferred tax liabilities                                     (95,775)          (106,211)
                                                                                         --------            -------

                 Net deferred tax assets                                                 $ 32,140           $ 25,337
                                                                                           ======            =======

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 11- Income Taxes - Continued

                The amount computed by applying the statutory federal income tax rate to income before taxes differs from the taxes provided for the following reasons:

                                                                            Years Ended September 30,
                                                         ------------------------------------------------------------------

                                                                         2001                          2000
                                                                         ----                          ----
                                                                             Percent                            Percent
                                                                           of Pretax                          of Pretax
                                                           Amount            Income           Amount            Income
                                                           ------            ------           ------            ------

             Tax at statutory rate                            $69,023         34.0%              $88,141         34.0%
             Increases (Decreases)
              Resulting From
             --------------------
                Surtax exemption                               (6,585)        (3.2)               (8,216)        (3.2)
                State income tax net of federal
                  income tax benefit                           10,850          5.3                11,555          4.5
                Other                                           4,623          2.2                   (79)         (.1)
                                                               ------        -----                ------          ---
                                                              $77,911         38.3%              $91,401         35.2%
                                                               ======         ====                ======         ====

                The Company and its Subsidiary file a consolidated federal income tax return on a fiscal year basis.

                Qualified thrift lenders such as the Bank are not required to provide a deferred tax liability for bad debt reserves for tax purposes that arose in fiscal years beginning before December 31, 1987. Such bad debt reserve for the Bank amounted to approximately $681,000 with an income tax effect of approximately $147,000 at September 30, 2001. This bad debt reserve would become taxable if certain conditions are not met by the Bank.

Note 12 - Disclosures About Fair Value of Financial Instruments

                The estimated fair values of the Bank's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 12- Disclosures About Fair Value of Financial Instruments - Continued

               The carrying amount is a reasonable estimate of fair value for cash and interest-bearing deposits in other banks, due to the short-term nature of these investments. Fair value is based upon market prices quoted by dealers for marketable equity securities, mortgage-backed securities and investment securities. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report. The carrying amount of ground rents owned is a reasonable estimate of fair value. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities.

              The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments, letters of credit and lines of credit. The loan commitments were a blended rate based on the relative risk of the properties involved and the lines of credit are at adjustable rates. The off-balance sheet fair values are based on fees charged for similar agreements. No fair value was computed for lines of credit and letters of credit because it is impractical to obtain a market value.

                                                       September 30, 2001                 September 30, 2000
                                                      --------------------            ---------------------------------
                                                       Carrying       Estimated        Carrying             Estimated
                                                        Amount        Fair Value        Amount              Fair Value
                                                      ---------       ----------      ---------           -------------
                                                                         (Amounts in Thousands)
           Financial Assets
           ----------------
           Cash and due from banks,
            federal funds and interest
            bearing deposits in other
            financial institutions                     $  7,394          $  7,394          $1,620               $1,620
           Investments held to maturity                   5,837             5,907           9,648                8,832
           Mortgage backed securities                       847               863           1,803                1,813
           Loans receivable - net                        30,234            30,763          26,519               26,920
           Federal Home Loan Bank
            of Atlanta stock                                463               463             463                  463
           Investment in ground rents                     2,419             2,419           2,440                2,440


                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 12- Disclosures About Fair Value of Financial Instruments - Continued

                                                       September 30, 2001                 September 30, 2000
                                                      --------------------            ------------------------------
                                                       Carrying       Estimated        Carrying           Estimated
                                                      Amount          Fair Value       Amount             Fair Value
                                                      -------         ----------      ----------          ----------
                                                                         (Amounts in Thousands)
              Financial Liabilities
              ---------------------
              Deposits                                  $37,347           $37,803         $29,883              $30,010
              Borrowings                                  5,000             5,135           8,750                8,566

              Financial Instruments Off-balance Sheet
              ---------------------------------------
              Loan commitments                          $     -           $    55         $     -              $   300

Note 13- Related Party Transactions

                  A director of the Bank is a member of the law firm which
              serves as general counsel to the Bank. The firm regularly performs loan closing services for borrowers from the Bank. During the years ended September 30, 2001 and 2000, the law firm received approximately $22,707 and $16,841, respectively, from borrowers for services rendered in connection with loan closings and approximately $10,725 and $10,965, respectively, from the Bank for legal fees. In addition, trustee fees and commissions are received in connection with foreclosed properties, the amounts of which are not readily determinable.

Note 14- Merger Agreement

                  On August 24, 2001, the Company entered into an agreement and plan of reorganization pursuant to which the Company will be acquired by American Home Mortgage Holdings, Inc. This transaction requires regulatory approval and stockholders approval.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 15- Recent Accounting Pronouncements

                  In June 2001, the Financial Accounting Standards Board
              ("FASB") issued Statements of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" (SFAS 142") which are effective July 1, 2001 and September 1, 2002, respectively, for the Company. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, amortization of goodwill, including goodwill recorded in past business combinations, will discontinue upon adoption of this standard. All goodwill and intangible assets will be tested for impairment in accordance with the provisions of the Statement.

                  In August 2001, FASB issued SFAS No. 144 "Accounting for the
              Impairment or Disposal of Long-Lived Assets". This Statement supersedes SFAS No. 121 and APB Opinion No. 30. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 also requires reporting of discontinued operations separately from continuing operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. The Statement also eliminates the exception to consolidation for a temporarily controlled subsidiary.

                                                                      APPENDIX A



                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                       AND

                              VALLEY BANCORP, INC.

                           DATED AS OF AUGUST 24, 2001

                                TABLE OF CONTENTS

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                                                                                                               Page
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PARTIES ........................................................................................................A-6

Preamble .......................................................................................................A-6

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER....................................................................A-6
         1.1       Merger.......................................................................................A-6
         1.2       Time and Place of Closing....................................................................A-7
         1.3       Effective Time...............................................................................A-7
         1.4       Restructure of Transaction...................................................................A-7
         1.5       Execution of Support Agreements..............................................................A-7

ARTICLE 2 - TERMS OF MERGER.....................................................................................A-8
         2.1       Certificate of Incorporation.................................................................A-8
         2.2       Bylaws.......................................................................................A-8
         2.3       Directors and Officers.......................................................................A-8

ARTICLE 3 - MANNER OF CONVERTING SHARES.........................................................................A-8
         3.1       Conversion of Shares.........................................................................A-8
         3.2       Shares Held by American Home or Valley......................................................A-10
         3.3       Dissenting Valley Stockholders..............................................................A-10
         3.4       Conversion of Stock Rights..................................................................A-10
         3.5       Anti-Dilution Provisions....................................................................A-11
         3.6       Fractional Shares...........................................................................A-12

ARTICLE 4 - EXCHANGE PROCEDURES................................................................................A-12
         4.1       Exchange Procedures.........................................................................A-12
         4.2       Rights of Former Valley Stockholders........................................................A-13

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF VALLEY...........................................................A-14
         5.1       Organization, Standing, and Power...........................................................A-14
         5.2       Authority; No Breach of Agreement...........................................................A-14
         5.3       Capital Stock...............................................................................A-15
         5.4       Valley Subsidiaries.........................................................................A-16
         5.5       Financial Statements........................................................................A-16
         5.6       Absence of Undisclosed Liabilities..........................................................A-16
         5.7       Absence of Certain Changes or Events........................................................A-17
         5.8       Tax Matters.................................................................................A-17
         5.9       Assets......................................................................................A-18
         5.10      Environmental Matters.......................................................................A-19
         5.11      Compliance with Laws........................................................................A-19
         5.12      Labor Relations.............................................................................A-20
         5.13      Employee Benefit Plans......................................................................A-20
         5.14      Material Contracts..........................................................................A-23
         5.15      Legal Proceedings...........................................................................A-23
         5.16      Reports.....................................................................................A-24

         5.17      Statements True and Correct.................................................................A-24
         5.18      Tax and Regulatory Matters..................................................................A-24
         5.19      Intellectual Property.......................................................................A-24
         5.20      Charter Provisions..........................................................................A-25
         5.21      Support Agreements..........................................................................A-25
         5.22      Derivatives.................................................................................A-25
         5.23      Fairness Opinion............................................................................A-25

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF AMERICAN HOME....................................................A-26
         6.1       Organization, Standing, and Power...........................................................A-26
         6.2       Authority; No Breach of Agreement...........................................................A-26
         6.3       Capital Stock...............................................................................A-27
         6.4       SEC Filings; Financial Statements...........................................................A-27
         6.5       Absence of Undisclosed Liabilities..........................................................A-28
         6.6       Absence of Certain Changes or Events........................................................A-28
         6.7       Compliance with Laws........................................................................A-28
         6.8       Legal Proceedings...........................................................................A-29
         6.9       Reports.....................................................................................A-29
         6.10      Statements True and Correct.................................................................A-29
         6.11      Tax and Regulatory Matters..................................................................A-29
         6.12      Derivatives.................................................................................A-30

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION...........................................................A-30
         7.1       Affirmative Covenants of Valley.............................................................A-30
         7.2       Negative Covenants of Valley................................................................A-30
         7.3       Adverse Changes in Condition................................................................A-32
         7.4       Reports.....................................................................................A-32

ARTICLE 8 - ADDITIONAL AGREEMENTS..............................................................................A-32
         8.1       Registration Statement; Proxy Statement; Stockholder Approval...............................A-32
         8.2       Applications................................................................................A-33
         8.3       Filings with State Offices..................................................................A-33
         8.4       Agreement as to Efforts to Consummate.......................................................A-33
         8.5       Investigation and Confidentiality...........................................................A-34
         8.6       Press Releases..............................................................................A-34
         8.7       No Solicitation.............................................................................A-35
         8.8       Tax Treatment...............................................................................A-35
         8.9       Agreement of Affiliates.....................................................................A-35
         8.10      Employee Benefits and Contracts.............................................................A-36
         8.11      Indemnification.............................................................................A-37

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..................................................A-38
         9.1       Conditions to Obligations of Each Party.....................................................A-38
         9.2       Conditions to Obligations of American Home..................................................A-40
         9.3       Conditions to Obligations of Valley.........................................................A-41

ARTICLE 10 - TERMINATION.......................................................................................A-42
         10.1      Termination.................................................................................A-42
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                                      A-3

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         10.2      Effect of Termination.......................................................................A-42
         10.3      Non-Survival of Representations and Covenants...............................................A-43

ARTICLE 11 - MISCELLANEOUS.....................................................................................A-43
         11.1      Definitions.................................................................................A-43
         11.2      Expenses....................................................................................A-52
         11.3      Brokers and Finders.........................................................................A-53
         11.4      Entire Agreement............................................................................A-53
         11.5      Amendments..................................................................................A-53
         11.6      Waivers.....................................................................................A-54
         11.7      Assignment..................................................................................A-54
         11.8      Notices.....................................................................................A-54
         11.9      Governing Law...............................................................................A-55
         11.10     Counterparts................................................................................A-55
         11.11     Captions....................................................................................A-55
         11.12     Interpretations.............................................................................A-56
         11.13     Enforcement of Agreement....................................................................A-56
         11.14     Severability................................................................................A-56

SIGNATURES.....................................................................................................A-57

                                LIST OF EXHIBITS

  EXHIBIT NO      DESCRIPTION
  ----------      -----------

         1.       Form of Plan of Merger for Alternative Merger.  (Section 1.1).

         2.       Form of Plan of Merger for Merger.  (Section 1.1).

         3.       Form of Support Agreement.  (Section 1.5).

         4.       Form of Affiliate Agreement.  (Section 8.9).

         5.       Form of Opinion of Valley Counsel.  (Section 9.2).

         6.       Form of Opinion of American Home Counsel.  (Section 9.3).

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of August 24, 2001, by and between American Home Mortgage Holdings, Inc., a Delaware corporation ("American Home"), and Valley Bancorp, Inc., a Maryland corporation ("Valley") and the parent company of Valley Bank of Maryland, a federal savings bank.

                                    PREAMBLE

         The respective Boards of Directors of Valley and American Home have approved and deem it advisable and in the best interests of the parties to this Agreement and their respective stockholders to consummate the transaction provided for herein, pursuant to which Valley will merge with AHM Merger Corporation, a wholly-owned subsidiary of American Home formed for the purpose of effecting the transactions contemplated herein ("AHM"). At the effective time of such merger, the outstanding shares of common stock of Valley shall be converted into the consideration provided for in this Agreement. The transactions described in this Agreement are subject to the approvals of the stockholders of Valley, the Office of Thrift Supervision, and the satisfaction of certain other conditions described in this Agreement.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

                  1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Valley shall be merged with and into AHM if the Merger is consummated, and AHM shall be merged with and into Valley if the Alternative Merger is consummated, in each case in accordance with the provisions of Section 252 of the DGCL and Section 3-105 of the MGCL and with the effect provided in Section 259 of the DGCL and Section 3-114 of the MGCL (the Merger and the Alternative Merger are referred to collectively as the "Reorganization"). AHM shall be the surviving corporation in the event the Merger is consummated, and Valley shall be the surviving corporation in the event the Alternative Merger is consummated (respectively, the "Surviving Corporation"). In the event AHM is the Surviving Corporation, AHM shall continue to be governed by the Laws of the State of Delaware, and, in the event Valley is the Surviving Corporation, Valley shall continue to be governed by the Laws of the State of Maryland. The Reorganization shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of American Home and Valley, and the applicable Plan of Merger, which has been adopted by the

Board of Directors of Valley and will be adopted by the Board of Directors of AHM upon its organization.

                  1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M., Melville, New York time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M., Melville, New York time), or at such other time as the Parties may mutually agree. The Closing shall be held at the offices of Alston & Bird llp, 601 Pennsylvania Avenue, N.W., 10th Floor, North Building, Washington, D.C. 20004-2601, or at such other location as the Parties may mutually agree.

                  1.3 EFFECTIVE TIME. The Reorganization and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Reorganization shall become effective with the Secretary of State of the State of Delaware and the Articles of Merger reflecting the Reorganization shall become effective with the State Department of Assessments and Taxation of the State of Maryland (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the tenth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Reorganization, and (ii) the date on which the stockholders of Valley approve this Agreement and the applicable Plan of Merger to the extent such approval is required by applicable Law; or such later date within 30 days thereof as may be specified by American Home.

                  1.4 RESTRUCTURE OF TRANSACTION. American Home shall, in its reasonable discretion, have the unilateral right to revise the structure of the Reorganization for any reason American Home deems advisable prior to distribution of the Proxy Statement. Except as otherwise contemplated by this Agreement, without the consent of Valley, American Home may not revise the Reorganization to (i) adversely affect the Tax effects or alter or change the amount or kind of the consideration that the holders of Valley Common Stock are entitled to receive or the treatment of Valley Options or the economic benefits of the transactions contemplated hereby to the holders of Valley Common Stock,
(ii) change the manner in which the consideration for Valley Common Stock is paid, (iii) affect the interests of the holders of Valley Common Stock materially and adversely, or (iv) unreasonably impede or delay the receipt of the approval of the Reorganization by the OTS or the consummation of the Reorganization. American Home may exercise this right by giving written notice of the revision, including with it the amendments to this Agreement, to Valley before the date of the Proxy Statement.

                  1.5 EXECUTION OF SUPPORT AGREEMENTS. Simultaneously with the execution of this Agreement and as a condition hereto, the directors of Valley are executing and delivering to American Home a Support Agreement.

                                    ARTICLE 2
                                 TERMS OF MERGER

                  2.1 CERTIFICATE OF INCORPORATION. In the event the Merger is consummated, the Certificate of Incorporation of AHM shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed. In the event the Alternative Merger is consummated, the Articles of Incorporation of Valley shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

                  2.2 BYLAWS. In the event the Merger is consummated, the Bylaws of AHM shall be the Bylaws of the Surviving Corporation until duly amended or repealed. In the event the Alternative Merger is consummated, the Bylaws of Valley shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

                  2.3 DIRECTORS AND OFFICERS. The directors of AHM in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of AHM in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

                  3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Reorganization and without any action on the part of Valley, American Home, or their respective stockholders, the shares of the constituent corporations shall be converted as follows:

                           (a)      Each share of American Home Common Stock
issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                           (b)      In the event the Merger is consummated, each
share of AHM Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and be unaffected by the Merger. In the event the Alternative Merger is consummated, each share of AHM Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding from and after the Effective Time and shall be converted into one share of Valley Common Stock.

                           (c)      Subject to the provisions of Sections 3.1(d)
and 3.1(e), the Merger shall be consummated and each share of Valley Common Stock (excluding shares subject to the provisions of Sections 3.2 and 3.3) issued and outstanding immediately prior to the Effective

Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from American Home a combination of:

                                    (i)     that number of shares of American
                  Home Common Stock equal to the quotient obtained by dividing
                  (x) $20.4021 (the "Stock Payment Amount") by (y) the Average Price (as possibly adjusted as contemplated by this Agreement) (the "Exchange Ratio"); and

                                    (ii)    a cash payment, without interest
                  thereon, in the amount of $20.4021 (the "Cash Payment Amount"); provided however, in the event that (A) in the reasonable judgment of American Home, the Total Cash Consideration to be paid to the Valley stockholders by American Home in the Merger exceeds at the Effective Time 50% of the Total Consideration to be paid to the Valley stockholders by American Home in the Merger (whether as a result of the payment of cash in lieu of fractional shares or the exercise of dissenters' rights or otherwise), and (B) the provisions of Section 9.1(f) of this Agreement cannot be satisfied, then the Cash Payment Amount shall be decreased so that the Total Cash Consideration constitutes that percentage of the Total Consideration that is as close to 50% of the Total Consideration as possible without exceeding 50% of the Total Consideration and the Stock Payment Amount will be increased accordingly.

                           (d)      In the event the Average Price is less than
$11.0384, the Alternative Merger shall be consummated and in lieu of receiving the consideration provided for by Section 3.1(c), each share of Valley Common Stock (excluding shares subject to the provisions of Sections 3.2 and 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from American Home a cash payment, without interest thereon, in the amount of $40.8042 (the "Alternative Cash Payment Amount").

                           (e)      In the event the Average Price is greater
than $22.9259, in lieu of receiving the consideration provided for by Section 3.1(c), each share of Valley Common Stock (excluding shares subject to the provisions of Sections 3.2 and 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from American Home, at the sole and exclusive election of American Home, either:

                                    (i)     the Alternative Cash Payment Amount,
                           in which case the Alternative Merger shall be consummated; or

                                    (ii)    a combination of:

                                            (A) .8899 of a share of American
                           Home Common Stock; and

                                            (B) the Cash Payment Amount, in
                           which case the Merger shall be consummated; provided however, in the event that (1) in the reasonable judgment of American Home, the Total Cash Consideration to be paid to the Valley stockholders by American Home in the Merger exceeds at the Effective Time 50% of the Total Consideration to be paid to the Valley stockholders by American Home in the Merger (whether as a result of the payment of cash in lieu of fractional shares or the exercise of dissenters' rights or otherwise), and (2) the provisions of Section 9.1(f) of this Agreement cannot be satisfied, then the Cash Payment Amount shall be decreased so that the Total Cash Consideration constitutes that percentage of the Total Consideration that is as close to 50% of the Total Consideration as possible without exceeding 50% of the Total Consideration and the Stock Payment Amount will be increased accordingly.

                  3.2 SHARES HELD BY AMERICAN HOME OR VALLEY. Each of the shares of Valley Common Stock held by any Valley Company or by any American Home Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  3.3 DISSENTING VALLEY STOCKHOLDERS. Any holder of shares of Valley Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Sections 3-201 et seq. of the MGCL shall be entitled to receive such payment as may be determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the MGCL and surrendered to American Home the Valley certificate or certificates representing the shares of Valley Common Stock for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Valley fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares of Valley Common Stock, American Home shall issue and deliver the consideration provided for in Section 3.1 of this Agreement.

                  3.4      CONVERSION OF STOCK RIGHTS.

                           (a)      At the Effective Time, each award, option,
or other right to purchase or acquire shares of Valley Common Stock pursuant to stock options, stock appreciation rights, or stock awards (each, a "Valley Right"), in each case granted by Valley under the Valley Stock Plans, which is outstanding at the Effective Time, whether or not exercisable, shall, except as provided in Section 3.4(c) with respect to the options granted to non-employee directors of Valley (the "Director Stock Options"), be converted into and become rights with respect to American Home Common Stock, and American Home shall assume each Valley Right, in accordance with the terms of the Valley Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) American Home and its Compensation Committee shall be substituted for Valley and the Committee of Valley's Board of Directors (including, if applicable, the entire Board of Directors of Valley) administering such Valley Stock Plan, and (ii) (A) each Valley Right assumed by American Home may be exercised solely for shares of American Home Common Stock,
(B) the number of shares of American Home Common Stock subject to such Valley Right shall be equal to the number of shares of Valley Common Stock subject to such Valley Right immediately prior to the Effective Time multiplied by the Option Exchange Ratio, and (C) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Valley Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Valley Right by the Option Exchange Ratio and rounding up to the nearest cent. Each Valley Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. At or prior to the Effective Time, American Home shall take all corporate action necessary to reserve for issuance sufficient shares of American Home Common Stock for delivery upon exercise of Valley Rights assumed by it in accordance with this Section 3.4. As soon as reasonably practicable after the Effective Time, American Home shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of American Home Common Stock subject to such Valley Rights and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Valley Rights remain outstanding. With respect to those individuals who subsequent to the Reorganization will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, American Home shall administer the Valley Stock Plan assumed pursuant to this Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act. American Home agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.4.

                           (b)      All restrictions or limitations on transfer
with respect to Valley Common Stock awarded under the Valley Stock Plans or any other plan, program, or arrangement of any Valley Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of American Home Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                           (c)      At the Effective Time, each holder of an
American Home Right granted by Valley pursuant to the Director Stock Options which is outstanding at the Effective Time, whether or not exercisable, shall be entitled to receive upon surrender of such Valley Right a check in the amount equal to the difference (if positive) between (i) the Alternative Cash Payment Amount and (ii) the exercise price of such Valley Right.

                  3.5 ANTI-DILUTION PROVISIONS. In the event American Home changes the number of shares of American Home Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio and the Option Exchange Ratio shall be proportionately adjusted.

                  3.6 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Valley Common Stock exchanged pursuant to the Reorganization who would otherwise have been entitled to receive a fraction of a share of American Home Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to a fractional part of a share of American Home Common Stock multiplied by the market value of one share of American Home Common Stock at the Effective Time. The market value of one share of American Home Common Stock at the Effective Time shall be the last sale price of American Home Common Stock at the close of regular trading on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by American Home) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

                                    ARTICLE 4
                               EXCHANGE PROCEDURES

                  4.1      EXCHANGE PROCEDURES.

                           (a)      At or prior to the Effective Time, American
Home shall deposit, or shall cause to be deposited, with the exchange agent selected by American Home (the "Exchange Agent"), for the benefit of the former holders of Valley Common Stock, for exchange in accordance with Article 3 of this Agreement and this Article 4 to the extent necessary under Article 3, certificates representing the shares of American Home Common Stock to be issued in the Reorganization ("New Certificates") and/or an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Article 3 of this Agreement and this Article 4 in exchange for outstanding shares of Valley Common Stock.

                           (b)      As promptly as practicable, but not later
than three (3) business days after the Effective Time, American Home shall send or cause to be sent to each former holder of record of shares of Valley Common Stock immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's certificates representing shares of Valley Common Stock for the consideration set forth in Article 3 of this Agreement (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Valley Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). American Home shall cause, as appropriate, the New Certificates and checks in respect of the Cash Payment Amount or the Alternative Cash Payment Amount into which shares of each stockholder's Valley Common Stock are converted at the Effective Time and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange

Agent of certificates representing shares of Valley Common Stock. No interest will be paid on any such cash to be paid pursuant to Article 3 and this Article 4 upon such delivery.

                           (c)      Notwithstanding the foregoing, neither the
Exchange Agent nor any Party hereto shall be liable to any former holder of Valley Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                           (d)      Any portion of the Exchange Fund that
remains unclaimed by the stockholders of Valley for 12 months after the Effective Time shall be paid to American Home. Any stockholders of Valley who have not theretofore complied with this Article 4 shall thereafter look only to American Home for payment of the consideration deliverable in respect of each share of Valley Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                  4.2 RIGHTS OF FORMER VALLEY STOCKHOLDERS. At the Effective Time, the stock transfer books of Valley shall be closed as to holders of Valley Common Stock immediately prior to the Effective Time and no transfer of Valley Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Valley Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Agreement or as to which dissenters' rights of appraisal are perfected pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of Valley shall be entitled to vote after the Effective Time at any meeting of American Home stockholders the number of whole shares of American Home Common Stock into which their respective shares of Valley Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Valley Common Stock for New Certificates representing American Home Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by American Home on the American Home Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of American Home Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of American Home Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Valley Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender by a former Valley stockholder of a certificate representing shares of Valley Common Stock, the consideration to which such person is entitled pursuant to Section 3.1 of this Agreement and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid to such person with respect to each share represented by such certificate. In the event any Valley Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by American Home, the posting by such person of a bond in such amount as American Home may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate, the consideration deliverable in respect thereof pursuant to this Agreement.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF VALLEY

                  Valley hereby represents and warrants, except as specifically disclosed in a section of the Valley Disclosure Memorandum corresponding to the relevant section of this Article 5, to American Home as follows:

                  5.1 ORGANIZATION, STANDING, AND POWER. Valley is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Maryland, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Valley is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                  5.2      AUTHORITY; NO BREACH OF AGREEMENT.

                           (a)      Valley has the corporate power and authority
necessary to execute, deliver, and perform its obligations under this Agreement and the applicable Plan of Merger and to consummate the transactions contemplated hereby and thereby, including the Reorganization. The execution, delivery, and performance of this Agreement and the applicable Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Reorganization, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement and the applicable Plan of Merger by Valley's duly constituted Board of Directors) in respect thereof on the part of Valley, subject to the approval of this Agreement and the applicable Plan of Merger by the holders of two-thirds of the outstanding shares of Valley Common Stock, which is the only stockholder vote required for approval of this Agreement, the applicable Plan of Merger and the consummation of the Reorganization by Valley. Subject to such requisite stockholder approval, this Agreement and the applicable Plan of Merger represents legal, valid, and binding obligations of Valley, enforceable against Valley in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (b)      Neither the execution and delivery of this
Agreement and the applicable Plan of Merger by Valley, nor the consummation by Valley of the transactions contemplated hereby or thereby, nor compliance by Valley with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Valley's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Valley Company under, any Contract or Permit of any Valley Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Valley Company or any of their respective material Assets, which violation is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                           (c)      Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Valley of the Reorganization and the other transactions contemplated in this Agreement or the applicable Plan of Merger.

                  5.3      CAPITAL STOCK.

                           (a)      The authorized capital stock of Valley
consists, as of the date of this Agreement, of (i) 1,000,000 shares of Valley preferred stock, par value $.01 per share, none of which is issued and outstanding, and (ii) 2,000,000 shares of Valley Common Stock, of which, as of the date of this Agreement (A) 122,788 shares are issued and outstanding and (B) 14,778 shares of Valley Common Stock are subject to outstanding awards under Valley's Stock Plans (including 7,037 shares held in a grantor trust for the benefit of participants in Valley Stock Plans), and not more than 137,566 shares of Valley Common Stock will be issued and outstanding at the Effective Time.

                           (b)      All of the issued and outstanding shares of
Valley Common Stock are duly and validly issued and outstanding and are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the MGCL. None of the outstanding shares of Valley Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Valley.

                           (c)      Except as set forth in Section 5.3(a) of
this Agreement or Section 5.3(c) of the Valley Disclosure Memorandum, there are no shares of capital stock or other equity securities of Valley outstanding and no outstanding Valley Rights.

                  5.4      VALLEY SUBSIDIARIES. Valley has disclosed in Section
5.4 of the Valley Disclosure Memorandum all of the Valley Subsidiaries as of the date of this Agreement. Valley or another Valley Subsidiary owns all of the issued and outstanding shares of capital stock of each Valley Subsidiary. No equity securities of any Valley Subsidiary are or may become required to be issued (other than to another Valley Company) by reason of any Rights, and there are no Contracts by which any Valley Subsidiary is bound to issue (other than to another Valley Company) additional shares of its capital stock or Rights or by which any Valley Company is or may be bound to transfer any shares of the capital stock of any Valley Subsidiary (other than to another Valley Company). There are no Contracts relating to the rights of any Valley Company to vote or to dispose of any shares of the capital stock of any Valley Subsidiary. All of the shares of capital stock of each Valley Subsidiary held by a Valley Company are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the applicable corporate or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Valley Company free and clear of any Lien. Each Valley Subsidiary is either a savings and loan association, a limited liability company, or a corporation, and is duly organized, validly existing, and (if applicable) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Valley Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley. Each Valley Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund to the fullest extent permitted by Law.

                  5.5      FINANCIAL STATEMENTS. Valley has disclosed in Section
5.5 of the Valley Disclosure Memorandum, and has delivered to American Home copies of, all Valley Financial Statements prepared for periods ended prior to the date of this Agreement and will deliver to American Home copies of all Valley Financial Statements prepared subsequent to the date of this Agreement. The Valley Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Valley companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with past business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the Valley Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the Valley Companies for the periods indicated (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments which were not or are not expected to be material in amount or effect).

                  5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Valley Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse

Effect on Valley, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Valley as of June 30, 2001, included in the Valley Financial Statements or reflected in the notes thereto, Liabilities incurred in the ordinary course of business subsequent to June 30, 2001, and Liabilities to be incurred in connection with the transactions contemplated by this Agreement. No Valley Company has incurred or paid any Liability since June 30, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practices and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                  5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, except as disclosed in the Valley Financial Statements delivered prior to the date of this Agreement or as otherwise disclosed in the Valley Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                  5.8      TAX MATTERS.

                           (a)      Since December 31, 1994, all Tax Returns
required to be filed by or on behalf of any of the Valley Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and all Tax Returns filed are complete and accurate in all material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Valley, except to the extent reserved against in the Valley Financial Statements dated prior to the date of this Agreement. All Taxes due with respect to completed and settled examinations or concluded Litigation with respect to Taxes have been paid.

                           (b)      None of the Valley Companies has executed an
extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                           (c)      Adequate provision for any material Taxes
due or to become due for any of the Valley Companies for the period or periods through and including the date of the respective Valley Financial Statements has been made in accordance with GAAP and is reflected on such Valley Financial Statements.

                           (d)      Each of the Valley Companies is in material
compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                           (e)      None of the Valley Companies has made any
payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                           (f)      There are no material Liens with respect to
Taxes upon any of the Assets of the Valley Companies.

                           (g)      There has not been an ownership change, as
defined in Internal Revenue Code Section 382(g), of the Valley Companies that occurred during or after any Taxable Period in which the Valley Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

                           (h)      After the date of this Agreement, no
material election with respect to Taxes will be made without the prior consent of American Home, which consent will not be unreasonably withheld.

                           (i)      No Valley Company has or has had a permanent
establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                           (j)      No Valley Company has filed any consent
under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                  5.9 ASSETS. The Valley Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets other than such defects and liens which are not reasonably likely to have a Material Adverse Effect on Valley. All tangible properties used in the businesses of the Valley Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Valley's past practices, except as would not be reasonably likely to have a Material Adverse Effect on Valley. All Assets which are material to Valley's business on a consolidated basis, held under leases or subleases by any of the Valley Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Valley Companies currently maintain insurance in amounts, scope and coverage reasonably necessary for their operations. None of the Valley Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be materially reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.

The Assets of the Valley Companies include all material Assets required to operate the business of the Valley Companies as presently conducted.

                  5.10     ENVIRONMENTAL MATTERS.

                           (a)      Each Valley Company is and has been in
compliance with all Environmental Laws, except those instances of non-compliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                           (b)      There is no Litigation pending or, to the
Knowledge of Valley, threatened before any court, governmental agency, or authority, or other forum in which any Valley Company has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant
(i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Valley Company, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                           (c)      To the Knowledge of Valley, there is no
Litigation pending before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Valley in respect of such Loan Property) has been named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                           (d)      To the Knowledge of Valley, during the
period of (i) any Valley Company's ownership or operation of any of their respective current properties, (ii) any Valley Company's participation in the management of any Participation Facility, or (iii) any Valley Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley. Prior to the period of (i) any Valley Company's ownership or operation of any of their respective current properties, (ii) any Valley Company's participation in the management of any Participation Facility, or (iii) any Valley Company's holding of a security interest in a Loan Property, to the Knowledge of Valley, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                  5.11 COMPLIANCE WITH LAWS. Valley is duly registered as a savings and loan holding company under the HOLA Act. Each Valley Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley. None of the Valley Companies:

                  (a) is in violation of any material Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley; and

                  (b) has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Valley Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley, or (iii) requiring any Valley Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  5.12 LABOR RELATIONS. No Valley Company is the subject of any Litigation asserting that it or any other Valley Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Valley Company to bargain with any labor organization as to wages or conditions of employment, nor is any Valley Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Valley Company, pending or, to the Knowledge of Valley, threatened, or to the Knowledge of Valley, is there any activity involving employees of any Valley Company seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  5.13     EMPLOYEE BENEFIT PLANS.

                           (a)      Valley has disclosed in Section 5.13(a) of
the Valley Disclosure Memorandum, and has delivered or made available to American Home prior to the execution of this Agreement correct and complete copies or descriptions in each case of, all Valley Benefit Plans. For purposes of this Agreement, "Valley Benefit Plans" means all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other material employee programs or agreements, all medical, vision, dental, or other written health plans, all life insurance plans, and all other material written employee benefit plans or fringe benefit plans, including written "employee benefit plans" as that term is defined in Section 3(3) of ERISA, maintained by, sponsored in whole or in part by, or contributed to by, any Valley Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Valley Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Valley ERISA Plan." Any Valley ERISA Plan which is also subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, is referred to herein as a "Valley Pension Plan." Neither Valley nor any Valley Company has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any Valley Company, that was intended to qualify under Section 401(a) of the Internal Revenue Code is disclosed as such in Section 5.13 of the Valley Disclosure Memorandum.

                           (b)      Valley has described in Section 5.13(b) of
the Valley Disclosure Memorandum and has delivered or made available to American Home prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Valley Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Valley Benefit Plans or amendments, the most recent determination letters, and all material rulings, material opinion letters, material information letters, or material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Valley Benefit Plan with respect to the most recent plan year and (iv) the most recent summary plan descriptions and any material modifications thereto.

                           (c)      All Valley Benefit Plans are in compliance
with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, other than instances of noncompliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley. Each Valley ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of Valley, there are no circumstances likely to result in revocation of any such favorable determination letter. Each trust created under any Valley ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Valley is not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each Valley Benefit Plan to the Knowledge of Valley, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Valley. There is no material pending or, to the Knowledge of Valley, threatened Litigation relating to any Valley ERISA Plan.

                           (d)      Except as described in Section 5.13(d) of
the Valley Disclosure Memorandum, no Valley Company has engaged in a transaction with respect to any Valley

Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Valley Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA. Neither Valley nor, any administrator or fiduciary of any Valley Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner with respect to any Valley Benefit Plan which could subject Valley to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Valley. No oral or written representation or communication with respect to any aspect of the Valley Benefit Plans has been made to employees of any Valley Company which is not in conformity with the written or otherwise preexisting terms and provisions of such plans, where any Liability resulting from such non-conformity is reasonably likely to have a Material Adverse Effect on Valley.

                           (e)      No Valley Pension Plan has any "unfunded
current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan is equal to or exceeds the actuarial present value of all accrued benefits under such plans (whether vested or not), based upon the actuarial assumptions used to prepare the most recent actuarial reports for such plans and to the Knowledge of Valley, since the date of the most recent actuarial valuation, no event has occurred which would be reasonably expected to change any such funded status in a way that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley. Neither any Valley Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently maintained by any Valley Company, or the single-employer plan of any entity which is considered one employer with Valley under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "Valley ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All required contributions with respect to any Valley Pension Plan or any single-employer plan of a Valley ERISA Affiliate have been timely made and there is no lien either existing or expected under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Valley Company has provided, or is required to provide, security to a Valley Pension Plan or to any single-employer plan of a Valley ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid by Valley under ERISA Section 4006 have been timely paid by Valley, except to the extent any failure to timely pay would not have a Material Adverse Effect on Valley.

                           (f)      No Liability under Title IV of ERISA has
been or is expected to be incurred by any Valley Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Valley ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except for Liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Valley).

                           (g)      No Valley Company has any obligations for
retiree health and retiree life benefits under any of the Valley Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

                           (h)      Except as described in Section 5.13(h) of
the Valley Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, golden parachute, or other payment) becoming due to any director or any employee of any Valley Company from any Valley Company under any Valley Benefit Plan or otherwise, other than by operation of Law, (ii) increase any benefits otherwise payable under any Valley Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  5.14     MATERIAL CONTRACTS.  Except as set forth in Section
5.14 of the Valley Disclosure Memorandum, none of the Valley Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Valley Company or the guarantee by any Valley Company of any such obligation (other than Contracts pertaining to fully-secured repurchase agreements, and trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Valley with the SEC as of the date of this Agreement if Valley were required to file a Form 10-K with the SEC (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Valley Contracts"). With respect to each Valley Contract: (i) the Contract is in full force and effect; (ii) no Valley Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley; (iii) no Valley Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Valley, in Default in any material respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley. All of the indebtedness of any Valley Company for money borrowed is prepayable at any time by such Valley Company without penalty or premium.

                  5.15     LEGAL PROCEEDINGS.

                           (a)      There is no Litigation instituted or
pending, or, to the Knowledge of Valley, threatened against any Valley Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Valley Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                           (b)      Section 5.15(b) of the Valley Disclosure
Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Valley Company is a party and which names a Valley Company as a defendant or cross-defendant.

                  5.16 REPORTS. Since December 31, 1997, or the date of organization if later, each Valley Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Valley.

                  5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Valley Company or any Affiliate thereof regarding Valley or such Affiliate for inclusion in the Registration Statement to be filed by American Home with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Valley Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Valley's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of Valley, contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Valley Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  5.18 TAX AND REGULATORY MATTERS. Except as contemplated by this Agreement, no Valley Company or any Affiliate thereof has taken or agreed to take any action, and Valley has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Valley there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

                  5.19 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of Valley and the Valley Subsidiaries are in full force and effect and, to the extent Valley or any of the Valley Subsidiaries license the right to use such Intellectual Property, such licenses constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Valley, there currently are not, any Defaults thereunder by Valley or a Valley Subsidiary. Valley or a Valley Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement, except for such

Liens or claims of infringement which would not reasonably be expected to have a Material Adverse Effect on Valley. Neither Valley nor any of the Valley Subsidiaries nor, to the Knowledge of Valley, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Valley, none of the Intellectual Property rights as used in the business conducted by Valley or the Valley Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement, in each case, except as would not reasonably be expected to have a Material Adverse Effect on Valley. Neither Valley nor any of the Valley Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property other than in the ordinary course of business. Valley or a Valley Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of Valley or the Valley Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, in each case, other than with Valley or any of the Valley Subsidiaries.

                  5.20 CHARTER PROVISIONS. Each Valley Company has taken all action so that the entering into of this Agreement, the applicable Plan of Merger and the consummation of the Reorganization and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws or, subject to Valley's right to withdraw or alter its recommendation in accordance with the proviso set forth in the fourth sentence of Section 8.1 of this Agreement, restrict or impair the ability of American Home to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Valley Company that may be directly or indirectly acquired or controlled by it.

                  5.21 SUPPORT AGREEMENTS. Each of the directors of Valley has executed and delivered to American Home a Support Agreement in substantially the form attached as Exhibit 3 to this Agreement.

                  5.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Valley's own account, or for the account of one or more the Valley Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

                  5.23     FAIRNESS OPINION.   Valley has received an opinion of
Feldman Financial Advisors, Inc. to the effect that, in the opinion of such firm, the consideration to be paid to the holders of Valley Common Stock in the Reorganization is fair, from a financial point of view, to the stockholders of Valley.

                                    ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF AMERICAN HOME

                  American Home hereby represents and warrants to Valley as follows:

                  6.1 ORGANIZATION, STANDING, AND POWER. American Home is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. American Home is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home.

                  6.2      AUTHORITY; NO BREACH OF AGREEMENT.

                           (a)      American Home has the corporate power and
authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Reorganization. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Reorganization, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of American Home. This Agreement represents a legal, valid, and binding obligation of American Home, enforceable against American Home in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (b)      Neither the execution and delivery of this
Agreement by American Home, nor the consummation by American Home of the transactions contemplated hereby, nor compliance by American Home with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of American Home's Certificate of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any American Home Company under, any Contract or Permit of any American Home Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, or
(iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any American Home Company or any of their respective material Assets.

                           (c)      Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by American Home of the Reorganization and the other transactions contemplated in this Agreement.

                  6.3 CAPITAL STOCK. The authorized capital stock of American Home consists, as of the date of this Agreement, of (i) 19,000,000 shares of American Home Common Stock, of which 9,002,261 shares were issued and outstanding as of June 30, 2001, and (ii) 1,000,000 shares of preferred stock of which none is issued and outstanding. All of the issued and outstanding shares of American Home Common Stock are, and all of the shares of American Home Common Stock to be issued in exchange for shares of Valley Common Stock upon consummation of the Reorganization, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the DGCL. None of the outstanding shares of American Home Common Stock has been, and none of the shares of American Home Common Stock to be issued in exchange for shares of Valley Common Stock upon consummation of the Reorganization will be, issued in violation of any preemptive rights of the current or past stockholders of American Home.

                  6.4      SEC FILINGS; FINANCIAL STATEMENTS.

                           (a)      American Home has filed and made available
to Valley all forms, reports, and documents required to be filed by American Home with the SEC since January 1 of the second complete fiscal year preceding the date of this Agreement (collectively, the "American Home SEC Reports"). The American Home SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such American Home SEC Reports or necessary in order to make the statements in such American Home SEC Reports, in light of the circumstances under which they were made, not misleading. None of American Home Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                           (b)      Each of the American Home Financial
Statements (including, in each case, any related notes) contained in the American Home SEC Reports, including any American Home SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of American Home and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  6.5 ABSENCE OF UNDISCLOSED LIABILITIES. No American Home Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, except Liabilities which are accrued or reserved against in the consolidated balance sheets of American Home as of June 30, 2001, included in the American Home Financial Statements or reflected in the notes thereto, Liabilities incurred in the ordinary course of business subsequent to June 30, 2001, and Liabilities to be incurred in connection with the transactions contemplated by the Agreement. No American Home Company has incurred or paid any Liability since June 30, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home.

                  6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, except as disclosed in the American Home Financial Statements delivered prior to the date of this Agreement, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home.

                  6.7 COMPLIANCE WITH LAWS. Each American Home Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home. None of the American Home Companies:

                           (a)      is in violation of any Laws, Orders, or
Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home; and

                           (b)      has received any notification or
communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any American Home Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, or (iii) requiring any American Home Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  6.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of American Home, threatened against any American Home Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any American Home Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home.

                  6.9 REPORTS. Since December 31, 1996, or the date of organization if later, each American Home Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on American Home. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.

                  6.10 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any American Home Company or any Affiliate thereof regarding American Home or such Affiliate for inclusion in the Registration Statement to be filed by American Home with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any American Home Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Valley's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of Valley, contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any American Home Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  6.11 TAX AND REGULATORY MATTERS. Except as contemplated by this Agreement, no American Home Company or any Affiliate thereof has taken or agreed to take any action, and American Home has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the

Knowledge of American Home there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

                  6.12 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for American Home's own account, or for the account of one or more of the American Home Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.


                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                  7.1 AFFIRMATIVE COVENANTS OF VALLEY. Unless the prior written consent of American Home shall have been obtained, and except as otherwise expressly contemplated herein, Valley shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) except as may be required by Law, take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

                  7.2 NEGATIVE COVENANTS OF VALLEY. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as specifically contemplated by this Agreement, Valley covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of American Home, which consent shall not be unreasonably withheld:

                           (a)      amend the Articles of Incorporation, Bylaws,
or other governing instruments of any Valley Company; or

                           (b)      incur, guarantee, or otherwise become
responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Valley Company to another Valley Company) in excess of an aggregate of $250,000 (for the Valley Companies on a consolidated basis), except in the ordinary course of business consistent with past practices (which shall include Federal Home Loan Bank advances, entry into repurchase agreements or other fully secured securities), or impose, or suffer the imposition, on any Asset of any Valley Company of any material Lien, except in the ordinary course of business consistent with past practices; or

                           (c)      except as contemplated by Section 7.1 of
this Agreement, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Valley Company, or declare or pay any dividend or make any other distribution in respect of Valley's capital stock; provided that Valley may (to the extent legally able to do so), but shall not be obligated to declare and pay regular annual cash dividends on the Valley Common Stock in an amount per share and with the usual and regular record and payment dates as disclosed in Section 7.2(c) of the Valley Disclosure Memorandum; provided that, with respect to the fiscal year of Valley ending September 30, 2002, Valley may (to the extent legally able to do so) but shall not be obligated to declare and pay immediately prior to the Effective Time, a cash dividend (in an amount per share, when annualized, will not exceed the amount disclosed in Section 7.2(c) of the Valley Disclosure Memorandum) which shall be prorated based on the number of full weeks elapsed in such fiscal year from October 1, 2001 until the Effective Time; or

                           (d)      except for this Agreement or pursuant to the
exercise of Valley Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, (i) issue, sell, pledge, encumber, authorize the issuance of, (ii) enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or
(iii) otherwise permit to become outstanding, any additional shares of Valley Common Stock or any capital stock of any Valley Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                           (e)      adjust, split, combine, or reclassify any
capital stock of any Valley Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Valley Common Stock (other than upon the exercise of existing Rights), or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Valley Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Valley Company), or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration and other than dispositions in the ordinary course of business consistent with past practice; or

                           (f)      (i) grant any increase in compensation or
benefits to the employees, officers, or directors of any Valley Company, except as required by Law, (ii) pay any severance or termination pay or any bonus other than pursuant to established policies or written Contracts in effect on the date of this Agreement, (iii) enter into or amend any severance agreements with officers of any Valley Company; (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any Valley Company; or (v) voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                           (g)      enter into or amend any employment Contract
between any Valley Company and any Person (unless such amendment is required by Law) that the Valley Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered and in accordance with the Valley Benefit Plans), at any time on or after the Effective Time; provided, however, that the Board of Directors of Valley may determine to extend the term of employment of Mr. Solomon for one additional year as of the next anniversary date of such agreement; or

                           (h)      adopt any new employee benefit plan of any
Valley Company or make any material change in or to any existing employee benefit plans of any Valley Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the Tax qualified status of any such plan; or

                           (i)      make any significant change in any Tax or
accounting methods, material elections, or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                           (j)      commence any Litigation other than as deemed
necessary or advisable in the good faith judgment of management for the prudent operation of its business or settle any Litigation involving any Liability of any Valley Company for material money damages or material restrictions upon the operations of any Valley Company; or

                           (k)      except in the ordinary course of business,
modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

                  7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

                  8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. At a date determined by American Home, but not prior to December 15, 2001, American Home shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of American Home Common Stock upon consummation of the Reorganization. Valley shall furnish all information concerning it and the holders of its capital stock as American Home may reasonably request for inclusion in the Registration Statement. Valley shall call a

Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC (but in no event later than 40 calendar days from the date the Registration Statement is declared effective), for the purpose of voting upon approval of this Agreement the Plans of Merger and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Valley shall mail the Proxy Statement included in the Registration Statement to its stockholders, (ii) each Party shall furnish to the other all information concerning them that such other Party may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Valley shall recommend to its stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors of Valley shall use its reasonable efforts to obtain such stockholders' approval, provided that Valley may withdraw, modify, or change in an adverse manner to American Home its recommendations if the Board of Directors of Valley, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could reasonably constitute a breach of the fiduciary duties of Valley's Board of Directors under applicable Law. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by Valley of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD.

                  8.2 APPLICATIONS. American Home shall promptly prepare, and Valley shall cooperate in the preparation and, where appropriate, shall file, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

                  8.3 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, American Home shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware and American Home and Valley shall execute and file the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland in connection with the Closing.

                  8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9, including, if necessary, using reasonable efforts to resolve any concern of the OTS to avoid the imposition of a condition or restriction referred to in the last sentence of Section 9.1(b); provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its

Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                  8.5      INVESTIGATION AND CONFIDENTIALITY.

                           (a)      Prior to the Effective Time, each Party
shall keep the other Party advised of all material developments relevant to its business and to consummation of the Reorganization and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                           (b)      Each Party shall, and shall cause its
advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions to the extent required by, and in accordance with Confidentiality Agreements, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and copies of all work papers containing confidential information received from the other Party.

                           (c)      Each Party agrees to give the other Party
notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party; provided, however, that the giving of such notice shall not be dispositive of the occurrence of such breach or a Material Adverse Effect.

                           (d)      Neither Party nor any of their respective
Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

                  8.6 PRESS RELEASES. Promptly upon execution of this Agreement, American Home and Valley shall issue a joint press release announcing execution of this Agreement and the Reorganization. Thereafter, American Home and Valley shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                  8.7 NO SOLICITATION. Except with respect to this Agreement, the applicable Plan of Merger and the transactions contemplated hereby or thereby, no Valley Company nor any Affiliate thereof nor any Representative thereof retained by any Valley Company shall, directly or indirectly, initiate, solicit, encourage, or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any Acquisition Proposal. Notwithstanding anything herein to the contrary, a Valley Company and its respective Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal, or (ii) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (a) the Valley Stockholders' Meeting shall not have occurred, (b) Valley's Board of Directors concludes in good faith and consistent with its fiduciary duties to Valley's stockholders under applicable Law that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, (c) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Valley's Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in the Confidentiality Agreements, and (d) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Valley's Board of Directors notifies American Home promptly of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals, or offers. Valley agrees that it will promptly keep American Home informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Valley agrees that it will, and will cause its officers, directors, and Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Valley agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents, and Representatives of the obligations undertaken in this Section 8.7. Nothing in this Section 8.7 shall (i) permit Valley to terminate this Agreement (except as specifically provided in Article 10), or (ii) affect any other obligation of American Home or Valley under this Agreement.

                  8.8 TAX TREATMENT. Except as contemplated by this Agreement, each of the Parties undertakes and agrees to use its reasonable efforts to cause the Reorganization, and to take no action which would cause the Reorganization not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                  8.9      AGREEMENT OF AFFILIATES. Valley has disclosed in
Section 8.9 of the Valley Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Valley for purposes of Rule 145 under the 1933 Act. Valley shall use its reasonable efforts to cause each such Person to deliver to American Home not later than the Effective Time, a written agreement, in substantially the form attached as
Exhibit 4 to this Agreement, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Valley Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of American Home Common Stock to be received by such Person upon consummation of the Reorganization except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Shares of American Home Common Stock issued to such affiliates of Valley in exchange for shares of Valley Common Stock shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.9, except as provided herein. American Home shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of American Home Common Stock by such affiliates.

                  8.10 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, American Home shall provide generally to officers and employees of the Valley Companies, who at or after the Effective Time become employees of an American Home Company ("Continuing Employees"), employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of American Home Common Stock except as set forth in this
Section 8.10), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the American Home Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of Valley shall be treated as service under American Home's qualified defined benefit plans, (ii) service under any qualified defined contribution plans of Valley shall be treated as service under American Home's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Valley shall be treated as service under any similar employee benefit plans maintained by American Home. American Home shall cause the American Home welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Valley's welfare benefit plans to be credited to such Continuing Employees under the American Home welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the American Home welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefits plans maintained by Valley and/or any Valley Subsidiary immediately prior to the Effective Time during a transition period shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of American Home and its Subsidiaries, provided that after the Effective Time there is no material reduction (determined on an overall basis) in the benefits provided under the Valley employee benefit plans. American Home also shall cause Valley and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.10 of the Valley Disclosure Memorandum to American Home between any Valley Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Valley Benefit

Plans. American Home shall be responsible for the fees related to the termination of the Valley Benefit Plans.

                  8.11     INDEMNIFICATION.

                           (a)      From and after the Effective Time, in the
event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Valley or any Valley Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of Valley, any of the Valley Subsidiaries, or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, American Home shall indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any Liability (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (a) American Home shall have the right to assume the defense thereof and upon such assumption American Home shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if American Home elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between American Home and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and American Home shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) American Home shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (c) American Home shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. American Home's obligations under this Section 8.11(a) continue in full force and effect for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                           (b)      American Home agrees that all rights to
indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Valley and its Subsidiaries (the "Covered Parties") as provided in their respective Articles of Incorporation, Bylaws, or similar governing instruments as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Reorganization and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 8.11(b) shall be deemed to preclude the liquidation, consolidation, or merger of Valley or any Valley Subsidiary, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by American Home is required to effectuate any indemnification, American Home shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between American Home and the Indemnified Party.

                           (c)      American Home, from and after the Effective
Time, will directly or indirectly cause the persons who served as directors or officers of the Valley Companies at or before the Effective Time to be covered by the Valley Companies' existing directors' and officers' liability insurance policy (provided that American Home may substitute therefor policies from financially capable insurers of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to claims arising from facts or events which occurred prior to the Effective Time. Such insurance coverage, shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

                           (d)      If American Home or any of its successors or
assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of American Home shall assume the obligations set forth in this Section 8.11.

                           (e)      The provisions of this Section 8.11 are
intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                  9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and the applicable Plan of Merger and to consummate the Reorganization and the other transactions contemplated hereby and thereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                           (a)      Stockholder Approval.  The stockholders of
Valley shall have adopted this Agreement and the applicable Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including the Reorganization, as and to the extent required by Law and Valley's Articles of Incorporation.

                           (b)      Regulatory Approvals.  All Consents of,
filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Reorganization, including the effectiveness of any registration statement filed with respect to the American Home Common Stock to be issued in connection with the Reorganization and the listing of such American Home Common Stock on the Nasdaq NMS, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of American Home would so materially adversely impact the economic or business benefits assumptions of the transactions contemplated by this Agreement or the applicable Plan of Merger that, had such condition or requirement been known, American Home would not, in its reasonable judgment, have entered into this Agreement.

                           (c)      Consents and Approvals.  Each Party shall
have obtained any and all Consents required for consummation of the Reorganization (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such party after the Effective Time. No Consent so obtained which is necessary to consummate the transactions contemplated in this Agreement or the applicable Plan of Merger shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of American Home would so materially adversely impact the economic or business benefits assumptions of the transactions contemplated by this Agreement or the applicable Plan of Merger that, had such condition or requirement been known, American Home would not, in its reasonable judgment, have entered into this Agreement.

                           (d)      Legal Proceedings.  No court or governmental
or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                           (e)      Registration Statement.  The Registration
Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

                           (f)      Tax Opinion. In the event the Merger is
consummated, each Party shall have received a written opinion from Alston & Bird LLP in a form reasonably satisfactory to such Party (the "Tax Opinion"), dated the date of the Effective Time, substantially setting forth: (i) that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and (ii) the federal income tax consequences of the Reorganization to the Valley stockholders. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Valley and American Home reasonably satisfactory in form and substance to such counsel.

                  9.2 CONDITIONS TO OBLIGATIONS OF AMERICAN HOME. The obligations of American Home to perform this Agreement and consummate the Reorganization and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by American Home pursuant to Section 11.6(b):

                           (a)      Representations and Warranties.  For
purposes of this Section 9.2(a), the accuracy of the representations and warranties of Valley set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Valley set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Valley set forth in Sections 5.18 and 5.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Valley set forth in this Agreement (including the representations and warranties set forth in Sections 5.18 and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Valley; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                           (b)      Performance of Agreements and Covenants.
Each and all of the agreements and covenants of Valley to be performed and complied with pursuant to this Agreement and the applicable Plan of Merger and the other agreements contemplated hereby and thereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                           (c)      Certificates.  Valley shall have delivered
to American Home (i) a certificate, dated as of the Effective Time and signed on Valley's behalf by its duly authorized officers, to the effect that the conditions set forth in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Valley's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the applicable Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as American Home and its counsel shall request.

                           (d)      Stockholders' Equity.  Valley shall have as
of the Effective Time, stockholders' equity of at least 80% of the stockholders' equity of Valley as of June 30, 2001, as reflected in the Valley Financial Statements.

                           (e)      Opinion of Counsel.  American Home shall
have received an opinion of Cozen O'Connor, special counsel to Valley, dated as of the Effective Time, in form reasonably satisfactory to American Home, as to the matters set forth in Exhibit 5 to this Agreement.

                  9.3 CONDITIONS TO OBLIGATIONS OF VALLEY. The obligations of Valley to perform this Agreement and the applicable Plan of Merger and consummate the Reorganization and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Valley pursuant to Section 11.6(a):

                           (a)      Representations and Warranties.  For
purposes of this Section 9.3(a), the accuracy of the representations and warranties of American Home set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of American Home set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Section 6.11 shall be correct and complete in all material respects. There shall not exist inaccuracies in the representations and warranties of American Home set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on American Home; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                           (b)      Performance of Agreements and Covenants.
Each and all of the agreements and covenants of American Home to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                           (c)      Certificates.  American Home shall have
delivered to Valley (i) a certificate, dated as of the Effective Time and signed on American Home's behalf by its duly authorized officers, to the effect that the conditions set forth in Section 9.3(a) and 9.3(b) have been satisfied, and
(ii) certified copies of resolutions duly adopted by American Home's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Valley and its counsel shall request.

                           (d)      Opinion of Counsel.  Valley shall have
received an opinion of Alston & Bird LLP counsel to American Home, dated as of the Effective Time, in form reasonably acceptable to Valley, as to the matters set forth in Exhibit 6 to this Agreement.

                                   ARTICLE 10
                                   TERMINATION

                  10.1 TERMINATION. Notwithstanding any other provision of this Agreement or the applicable Plan of Merger, and notwithstanding the approval of this Agreement by the stockholders of Valley, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Effective
Time:

                           (a)      By mutual consent of Valley and American
Home; or

                           (b)      By the Board of Directors of either Party
(provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Valley and Section 9.3(a) of this Agreement in the case of American Home or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Reorganization under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Valley and Section 9.3(a) of this Agreement in the case of American Home; or

                           (c)      By the Board of Directors of either Party
(provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Valley and Section 9.3(a) in the case of American Home or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                           (d)      By the Board of Directors of either Party in
the event (i) any Consent of any Regulatory Authority required for consummation of the Reorganization and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority, or (ii) the stockholders of Valley fail to vote their approval of this Agreement at the Stockholders' Meeting where this Agreement was presented to such stockholders for approval and voted upon; or

                           (e)      By the Board of Directors of either Party in
the event that the Reorganization shall not have been consummated by December 31, 2002, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

                  10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement and the applicable Plan of Merger shall become void and have no effect, except that the provisions of this Section 10.2, Article 11 and Section 8.5(b) shall survive any such termination and abandonment.

                  10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.


                                   ARTICLE 11
                                  MISCELLANEOUS

                  11.1     DEFINITIONS.

                           (a)      Except as otherwise provided herein, the
capitalized terms set forth below shall have the following meanings:

                           "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of Valley or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Valley or any of its Subsidiaries.

                           "AFFILIATE" of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person,
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person, or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                           "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                           "AHM COMMON STOCK" shall mean the $.01 par value common stock of AHM.

                           "ALTERNATIVE MERGER" shall mean the merger of AHM with and into Valley and which shall be consummated in the event the events occur as contemplated in Section 3.1(d) or 3.1(e)(i) of this Agreement.

                           "ALTERNATIVE PLAN OF MERGER" shall mean the plan of merger providing for the Alternative Merger, in substantially the form of Exhibit 1.

                           "AMERICAN HOME COMMON STOCK" shall mean the $.01 par value common stock of American Home.

                           "AMERICAN HOME COMPANIES" shall mean, collectively, American Home and all American Home Subsidiaries and Affiliates.

                           "AMERICAN HOME FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of American Home as of June 30, 2001 and as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 2001 and for each of the three years ended December 31, 2000, 1999, and 1998, as filed by American Home in SEC Documents, and (ii) the consolidated statements of condition of American Home (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 2001.

                           "AMERICAN HOME SUBSIDIARIES" shall mean the Subsidiaries of American Home at the Effective Time.

                           "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by American Home and Valley and filed with the Secretary of State of the State of Maryland related to the Reorganization and contemplated by Section 1.1.

                           "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                           "AVERAGE PRICE" shall mean the average of the daily volume weighted averages of trading prices of American Home Common Stock for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the Effective Time.

                           "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act.

                           "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by American Home and filed with the Secretary of State of the State of Delaware relating to the Reorganization as contemplated by Section 1.1.

                           "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements between Valley and American Home.

                           "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                           "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                           "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                           "DGCL" shall mean the General Corporation Law of the State of Delaware.

                           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including CERCLA, as amended, 42 U.S.C. 9601 et seq. the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                           "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                           "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                           "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                           "KNOWLEDGE" as used with respect to a Person
         (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                           "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority, and specifically shall include the Real Estate Settlement Practices Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Electronic Funds Transfer Act, the Fair Housing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Truth in Savings Act, and the Home Mortgage Disclosure Act.

                           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                           "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                           "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                           "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter and Party in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                           "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on
         (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Reorganization or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, investment banks, broker-dealers, mortgage companies and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) general economic or market conditions or the securities industry in general, and (e) this Agreement or the announcement thereof.

                           "MERGER" shall mean the merger of Valley with and into AHM and which shall be consummated in the event the events occur as contemplated by Section 3.1(c) or 3.1(e)(ii) of this Agreement.

                           "MGCL" shall mean the General Corporation Law of the State of Maryland.

                           "NASDAQ NMS" shall mean the National Market System of the Nasdaq Stock Market, Inc.

                           "1933 ACT" shall mean the Securities Act of 1933, as amended.

                           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                           "OPTION EXCHANGE RATIO" shall equal the quotient obtained by dividing (i) $40.8042 by (ii) the Average Price, provided, that in the event the Average Price is greater than $22.9259, the Option Exchange Ratio shall be 1.7798.

                           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                           "OTS" shall mean the Office of Thrift Supervision.

                           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                           "PARTY" shall mean either American Home or Valley, and "PARTIES" shall mean both American Home and Valley.

                           "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                           "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "PLAN OF MERGER" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 2.

                           "PROXY STATEMENT" shall mean the proxy statement used by Valley to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement.

                           "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by American Home under the 1933 Act with respect to the shares of American Home Common Stock to be issued to the stockholders of Valley in connection with the transactions contemplated by this Agreement.

                           "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the Nasdaq NMS, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board, the "OTS"), the Federal Deposit Insurance Corporation, and all other federal, state, county, local, or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                           "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other agent or representative engaged by a Person.

                           "SEC" shall mean the United States Securities and Exchange Commission.

                           "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                           "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Valley to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                           "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                           "SUPERIOR PROPOSAL" means any written Acquisition Proposal made by a Person other than American Home (i) which is for (1) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share purchase, or similar transaction involving Valley as a result of which either (x) Valley's stockholders prior to such transaction (by virtue of their ownership of shares of Valley Common Stock) in the aggregate cease to own at least 75% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (y) the individuals composing the Board of Directors of Valley prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (2) a sale, lease, exchange, transfer, or other disposition of at least 75% of the Assets of Valley and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (3) the acquisition, directly or indirectly, by a Person of beneficial ownership of 25% or more of the common stock of Valley whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of Valley in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (1) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (after giving effect to the provisions of Section 11.2) and
         (2) is reasonably capable of being completed.

                           "SUPPORT AGREEMENT" shall mean a written agreement in substantially the form attached as Exhibit 3 to this Agreement.

                           "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local, or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                           "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                           "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or a Tax is required to be paid.

                           "TOTAL CASH CONSIDERATION" shall mean, collectively, all payments which are to be or may be made in cash pursuant to Article 3 of this Agreement.

                           "TOTAL CONSIDERATION" shall mean, collectively, the Total Cash Consideration and the value as of the Effective Time of the product of the Average Price and the total number of shares of American Home Common Stock to be issued in connection with Reorganization.

                           "VALLEY COMMON STOCK" shall mean the $.01 par value common stock of Valley.

                           "VALLEY DISCLOSURE MEMORANDUM" shall mean the written information entitled "Valley Bancorp, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Valley describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                           "VALLEY COMPANIES" shall mean, collectively, Valley and all Valley Subsidiaries.

                           "VALLEY FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Valley as of June 30, 2001, and as of September 30, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended June 30, 2001, and for each of the two years ended September 30, 2000 and 1999, included in the Valley Disclosure Memorandum, and (ii) the consolidated statements of condition of Valley (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 2001.

                           "VALLEY STOCK PLANS" shall mean the existing stock option and other stock based compensation plans of Valley.

                           "VALLEY SUBSIDIARIES" shall mean the Subsidiaries of Valley, which shall include the Valley Subsidiaries described in
         Section 6.4.

                           (b)      The terms set forth below shall have the
meanings ascribed thereto in the referenced sections:

                           Alternative Cash Payment................................Section 3.1(d)
                           American Home SEC Reports...............................Section 6.4(a)
                           Cash Payment Amount.....................................Section 3.1(c)
                           Claim...................................................Section 8.11(a)
                           Closing.................................................Section 1.2
                           Continuing Employees....................................Section 8.10
                           Covered Parties.........................................Section 8.11(b)
                           Director Stock Options..................................Section 3.4(a)
                           Effective Time..........................................Section 1.3
                           Exchange Agent..........................................Section 4.1(a)
                           Exchange Fund...........................................Section 4.1(a)
                           Exchange Ratio..........................................Section 3.1(c)
                           Indemnified Parties.....................................Section 8.11(a)
                           New Certificates........................................Section 4.1(a)
                           Stock Payment Amount....................................Section 3.1(c)
                           Reorganization..........................................Section 1.1
                           Surviving Corporation...................................Section 1.1
                           Tax Opinion.............................................Section 9.1(f)
                           Valley Benefit Plans....................................Section 5.13(a)
                           Valley Contracts........................................Section 5.14
                           Valley ERISA Affiliate..................................Section 5.13(e)
                           Valley ERISA Plan.......................................Section 5.13(a)
                           Valley Pension Plan.....................................Section 5.13(a)
                           Valley Right............................................Section 3.4(a)

                           (c)      Any singular term in this Agreement shall be
deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  11.2     EXPENSES.

                           (a)      Except as otherwise provided in this Section
11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that American Home shall pay for the filing, application fees, and printing fees of each of the Parties.

                           (b)      Notwithstanding the foregoing, (i) in the
event the Reorganization is not consummated due to (x) the failure of American Home to obtain the Consent of the OTS to the Reorganization (provided that the failure to obtain such approval is not due to the fault of Valley, and provided further that, if such Consent is conditioned or restricted in a manner which is not acceptable to American Home and such condition or restriction is not due to the fault of Valley, for purposes of this Section 11.2(b), American Home shall have failed to obtain such Consent) or (y) a termination of this Agreement by Valley under Section 10.1(b) or 10.1(c) of this Agreement, American Home shall (within seven business days after termination of this Agreement and after receipt of written evidence of such expenses) reimburse Valley for the actual legal, accounting, and financial advisory expenses incurred by Valley in connection with the Reorganization plus $25,000, and (ii) in the event the Reorganization is not consummated due to a termination of this Agreement under Section 10.1(d)(ii) of this Agreement as a result of the failure of Valley to obtain stockholder approval of the Reorganization after the receipt by Valley of a Superior Proposal from a third party and Valley subsequently enters into an acquisition agreement with such third party, Valley or such third party shall (within seven business days after termination of this Agreement and after receipt of written evidence of such expenses) reimburse American Home for the actual legal, accounting, and financial advisory expenses incurred by American Home in connection with the Reorganization.

                  11.3 BROKERS AND FINDERS. Except for Milestone Merchant Partners, LLC as to American Home and except for Feldman Financial Advisers, Inc. as to Valley (whose fee for its services in connection with the Reorganization is set forth in Section 11.3 of the Valley Disclosure Memorandum), each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by American Home or by Valley, each of American Home and Valley, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                  11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral other than the Confidentiality Agreements which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.11.

                  11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Valley Common Stock, there shall be made no amendment that pursuant to the MGCL requires further approval by such stockholders without the further approval of such stockholders.

                  11.6     WAIVERS.

                           (a)      Prior to or at the Effective Time, Valley,
acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by American Home, to waive or extend the time for the compliance or fulfillment by American Home of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Valley under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer or other authorized officer of Valley.

                           (b)      Prior to or at the Effective Time, American
Home, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Valley, to waive or extend the time for the compliance or fulfillment by Valley of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of American Home under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of American Home.

                           (c)      The failure of any Party at any time or
times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. Receipt of information pursuant to the terms of this Agreement by one Party from the other Party, shall not be deemed to be a waiver by the receiving Party of any rights under this Agreement

                  11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

                  11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  American Home:    AMERICAN HOME MORTGAGE HOLDINGS, INC.
                                    520 Broadhollow Road
                                    Melville, New York  11747
                                    Telecopy Number:  (208) 692-0508

                                    Attention:  Michael Strauss
                                                Chairman of the Board, President
                                                  and Chief Executive Officer

                  Copy to Counsel:  ALSTON & BIRD LLP
                                    North Building, 10th Floor
                                    601 Pennsylvania Avenue, N.W.
                                    Washington, D.C.  20004-2601
                                    Telecopy Number:  (202) 756-3333

                                    Attention:  Frank M. Conner III

                  Valley:           VALLEY BANCORP, INC.
                                    130 Lakefront Drive
                                    Hunt Valley, Maryland  21030-2215
                                    Telecopy Number:  (410) 785-3875

                                    Attention:  Joseph M. Solomon
                                                President and Chief Executive
                                                  Officer

                  Copy to Counsel:  COZEN O'CONNOR
                                    Suite 500
                                    1667 K Street, N.W.
                                    Washington, D.C.  20006-1605
                                    Telecopy Number:  (202) 912-4881

                                    Attention:  Edward B. Crosland, Jr.

                  11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law provisions thereof except to the extent the laws of the State of Maryland apply to the Reorganization.

                  11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

                  11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

                  11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid, illegal, or unenforceable by any Law or public policy in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                       [SIGNATURES ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ATTEST:                                             AMERICAN HOME MORTGAGE HOLDINGS, INC.


By: /s/ Joseph C. Piscopo                           By: /s/ Michael Strauss
    ------------------------------------------          ----------------------------------------------
    Joseph C. Piscopo                                   Michael Strauss
    Corporate Secretary                                 Chairman of the Board, President and
                                                           Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                                             VALLEY BANCORP, INC.


By: /s/ Irwin E. Epstein                            By: /s/ Joseph M. Solomon
    --------------------------------------------        ----------------------------------------------
    Irwin E. Epstein                                    Joseph M. Solomon
    Corporate Secretary                                 President and Chief Executive Officer

[CORPORATE SEAL]

                                                                    APPENDIX B

                                PLAN OF MERGER

                                      OF

                             VALLEY BANCORP, INC.

                                WITH AND INTO

                            AHM MERGER CORPORATION


        Pursuant to this Plan of Merger ("Plan of Merger"), Valley Bancorp, Inc. ("Valley"), a corporation organized and existing under the laws of the State of Maryland, will be merged with and into AHM Merger Corporation ("AHM"), a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of American Home Mortgage Holdings, Inc. ("American Home"), a corporation organized and existing under the laws of the State of Delaware.


                                  ARTICLE I
                                 DEFINITIONS

        Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

        1.1 "AFFILIATE" of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person, (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person, or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

        1.2 "AHM COMMON STOCK" shall mean the $.01 par value common stock of AHM.

        1.3 "ALTERNATIVE CASH PAYMENT AMOUNT" shall have the meaning as set forth in the Merger Agreement.

        1.4 "AMERICAN HOME COMMON STOCK" shall mean the $.01 par value common stock of American Home.

        1.5 "AMERICAN HOME COMPANY" shall mean, collectively, American Home and all American Home Subsidiaries and Affiliates.

        1.6 "AVERAGE PRICE" shall mean the average of the daily volume weighted averages of trading prices of American Home Common Stock for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the Effective Time.

        1.7 "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by AHM and filed with the Secretary of State of the State of Delaware as contemplated by Section 2.1 of this Plan of Merger.

        1.8 "DGCL" shall mean the Delaware General Corporation Law, as in effect at the Effective Time.

        1.9 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the State of Delaware as defined in Section 2.2 of this Plan of Merger.

        1.10 "EXCHANGE RATIO" shall have the meaning as set forth in the Merger Agreement.

        1.11 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        1.12 "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority, and specifically shall include the Real Estate Settlement Practices Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Electronic Funds Transfer Act, the Fair Housing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Truth in Savings Act, and the Home Mortgage Disclosure Act.

        1.13 "MERGER" shall mean the merger of Valley with and into AHM as provided in Section 2.1 of this Plan of Merger.

        1.14 "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of August 24, 2001, by and between American Home and Valley.

        1.15 "MGCL" shall mean the General Corporation Law of the State of Maryland, as in effect at the Effective Time.

        1.16 "NASDAQ NMS" shall mean the National Market System of the Nasdaq Stock Market, Inc.

        1.17 "OPTION EXCHANGE RATIO" shall have the meaning as set forth in the Merger Agreement.

        1.18 "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

        1.19 "REGULATORY AUTHORITY" shall mean, collectively, the Securities and Exchange Commission, the New York Stock Exchange, the Nasdaq National Market, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board, the "OTS"), the Federal Deposit Insurance Corporation, and all other federal, state, county, local, or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the parties and their respective Subsidiaries.

        1.20 "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

        1.21   "SURVIVING CORPORATION" shall have the meaning set forth in
Section 2.1 of this Plan of Merger.

        1.22 "TOTAL CASH CONSIDERATION" shall mean, collectively, all payments which are to be or may be made in cash pursuant to Article 3 of this Plan of Merger.

        1.23 "TOTAL CONSIDERATION" shall mean, collectively, the Total Cash Consideration and the value as of the Effective Time of the product of the Average Price and the total number of shares of American Home Common Stock to be issued in connection with Merger.

        1.24 "VALLEY COMMON STOCK" shall mean the $.01 par value common 00stock of Valley.

        1.25 "VALLEY COMPANY" shall mean, collectively, Valley and all Valley Subsidiaries.

        1.26 "VALLEY STOCK PLANS" shall mean the existing stock option and other stock based compensation plans of Valley.


                                  ARTICLE II
                               TERMS OF MERGER

        2.1 MERGER. Subject to the terms and conditions set forth in this Plan of Merger and this Plan of Merger, at the Effective Time, Valley shall be merged with and into AHM in accordance with Section 252 of the DGCL and
Section 3-105 of the MGCL and with the effect specified in Section 259 of the DGCL and Section 3-114 of the MGCL (the "Merger"). AHM shall be the surviving corporation (the "Surviving
Corporation") resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware.

        2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time specified in the Certificate of Merger to be filed with the Secretary of State of the State of Delaware as provided in Section 252 of the DGCL.

        2.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of AHM shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

        2.4 BYLAWS. The Bylaws of AHM shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed as provided by Law or by such Bylaws.


                                 ARTICLE III
                         MANNER OF CONVERTING SHARES

        3.1 CONVERSION OF SHARES. Subject to the terms and conditions set forth in the Merger Agreement and the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Valley, AHM, American Home, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

               (a) Each share of American Home Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

               (b) Each share of AHM Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and each stock certificate of AHM evidencing ownership of any shares of AHM Common Stock shall continue to evidence ownership of such common stock.

               (c) Subject to the provisions of Sections 3.1(d), each share of Valley Common Stock (excluding shares subject to the provisions of Sections
3.2 and 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from American Home a combination of:

                      (i) that number of shares of American Home Common Stock equal to the quotient obtained by dividing (x) $20.4021 (the "Stock Payment Amount") by (y) the Average Price (as possibly adjusted as contemplated by this Plan of Merger) (the "Exchange Ratio"); and

                      (ii) a cash payment, without interest thereon, in the amount of $20.4021 (the "Cash Payment Amount"); provided however, in the event that (A) in the reasonable judgment of American Home, the Total Cash Consideration to be paid to the Valley stockholders by American Home in the Merger exceeds at the Effective Time 50% of the Total Consideration to be paid to the Valley stockholders by American Home in the Merger (whether as a result of the payment of cash in lieu of fractional shares or the exercise of dissenters' rights or otherwise), and (B) the provisions of Section 9.1(f) of the Merger Agreement cannot be satisfied, then the Cash Payment Amount shall be decreased so that the Total Cash Consideration constitutes that percentage of the Total Consideration that is as close to 50% of the Total Consideration as possible without exceeding 50% of the Total Consideration and the Stock Payment Amount will be increased accordingly.

               (d) In the event the Average Price is greater than $22.9259, in lieu of receiving the consideration provided for by Section 3.1(c), each share of Valley Common Stock (excluding shares subject to the provisions of Sections 3.2 and 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from American Home a combination of:

                      (i)    .8899 of a share of American Home Common Stock;
        and

                      (ii) the Cash Payment Amount; provided however, in the event that (i) in the reasonable judgment of American Home, the Total Cash Consideration to be paid to the Valley stockholders by American Home in the Merger exceeds at the Effective Time 50% of the Total Consideration to be paid to the Valley stockholders by American Home in the Merger (whether as a result of the payment of cash in lieu of fractional shares or the exercise of dissenters' rights or otherwise), and (ii) the provision of Section 9.1(f) cannot be satisfied, then the Cash Payment Amount shall be decreased so that the Total Cash Consideration constitutes that percentage of the Total Consideration that is as close to 50% of the Total Consideration as possible without exceeding 50% of the Total Consideration and the Stock Payment Amount will be increased accordingly.

        3.2 SHARES HELD BY AMERICAN HOME OR VALLEY. Each of the shares of Valley Common Stock held by any Valley Company or by any American Home Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        3.3 DISSENTING VALLEY STOCKHOLDERS. Any holder of shares of Valley Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Sections 3-201 et seq. of the MGCL shall be entitled to receive such payment as may be determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the MGCL and surrendered to American Home the Valley certificate or certificates representing the shares of Valley Common Stock for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Valley fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares of Valley Common Stock, American Home shall issue and deliver the consideration provided for in Section 3.1 of this Plan of Merger.

        3.4    CONVERSION OF STOCK RIGHTS.

               (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Valley Common Stock pursuant to stock options, stock appreciation rights, or stock awards (each, a "Valley Right"), in each case granted by Valley under the Valley Stock Plans, which is outstanding at the Effective Time, whether or not exercisable, shall, except as provided in Section 3.4(d) with respect to the options granted to non-employee directors of Valley (the "Director Stock Options"), be converted into and become rights with respect to American Home Common Stock, and American Home shall assume each Valley Right, in accordance with the terms of the Valley Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) American Home and its Compensation Committee shall be substituted for Valley and the Committee of Valley's Board of Directors (including, if applicable, the entire Board of Directors of Valley) administering such Valley Stock Plan, and (ii) (A) each Valley Right assumed by American Home may be exercised solely for shares of American Home Common Stock, (B) the number of shares of American Home Common Stock subject to such Valley Right shall be equal to the number of shares of Valley Common Stock subject to such Valley Right immediately prior to the Effective Time multiplied by the Option Exchange Ratio, and (C) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Valley Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Valley Right by the Option Exchange Ratio and rounding up to the nearest cent. Each Valley Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. American Home agrees to take all necessary steps to effectuate the foregoing provisions of this
Section 3.4.

               (b) All restrictions or limitations on transfer with respect to Valley Common Stock awarded under the Valley Stock Plans or any other plan, program, or arrangement of any Valley Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of American Home Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Plan of Merger.

               (c) At the Effective Time, each holder of an American Home Right granted by Valley under the Director Stock Options which is outstanding at the Effective Time, whether or not exercisable, shall be entitled to receive upon surrender of such Valley Right a check in the amount equal to the difference (if positive) between (i) the Alternative Cash Payment Amount and
(ii) the exercise price of such Valley Right.

        3.5 ANTI-DILUTION PROVISIONS. In the event American Home changes the number of shares of American Home Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio and the Option Exchange Ratio shall be proportionately adjusted.

        3.6 FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Valley Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of American Home Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to a fractional part of a share of American Home Common Stock multiplied by the market value of one share of American Home Common Stock at the Effective Time. The market value of one share of American Home Common Stock at the Effective Time shall be the last sale price of American Home Common Stock at the close of regular trading on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by American Home) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.


                                  ARTICLE IV
                             EXCHANGE PROCEDURES

        4.1    EXCHANGE PROCEDURES.

               (a) At or prior to the Effective Time, American Home shall deposit, or shall cause to be deposited, with the exchange agent selected by American Home (the "Exchange Agent"), for the benefit of the former holders of Valley Common Stock, for exchange in accordance with Article 3 of this Plan of Merger and this Article 4 to the extent necessary under Article 3, certificates representing the shares of American Home Common Stock to be issued in the Merger ("New Certificates") and/or an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Article 3 of this Plan of Merger and this Article 4 in exchange for outstanding shares of Valley Common Stock.

               (b) As promptly as practicable after the Effective Time, American Home shall send or cause to be sent to each former holder of record of shares of Valley Common Stock immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's certificates representing shares of Valley Common Stock for the consideration set forth in
Article 3 of this Plan of Merger (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Valley Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). American Home shall cause, as appropriate, the New Certificates and checks in respect of the Cash Payment Amount into which shares of each stockholder's Valley Common Stock are converted at the Effective Time and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the

Exchange Agent of certificates representing shares of Valley Common Stock. No interest will be paid on any such cash to be paid pursuant to Article 3 and this Article 4 upon such delivery.

               (c) Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to any former holder of Valley Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (d) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Valley for 12 months after the Effective Time shall be paid to American Home. Any stockholders of Valley who have not theretofore complied with this Article 4 shall thereafter look only to American Home for payment of the consideration deliverable in respect of each share of Valley Common Stock such stockholder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon.

        4.2 RIGHTS OF FORMER VALLEY STOCKHOLDERS. At the Effective Time, the stock transfer books of Valley shall be closed as to holders of Valley Common Stock immediately prior to the Effective Time and no transfer of Valley Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Valley Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger or as to which dissenters' rights of appraisal are perfected pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor. To the extent permitted by Law, former stockholders of record of Valley shall be entitled to vote after the Effective Time at any meeting of American Home stockholders the number of whole shares of American Home Common Stock into which their respective shares of Valley Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Valley Common Stock for New Certificates representing American Home Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by American Home on the American Home Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of American Home Common Stock issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of American Home Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Valley Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender by a former Valley stockholder of a certificate representing shares of Valley Common Stock, the consideration to which such person is entitled pursuant to Section 3.1 of this Plan of Merger and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid to such person with respect to each share represented by such certificate. In the event any Valley Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by American Home, the posting by such person of a bond in such amount as American Home may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate, the consideration deliverable in respect thereof pursuant to this Plan of Merger.


                                  ARTICLE V
                                MISCELLANEOUS

        5.1 CONDITIONS PRECEDENT. Consummation of the Merger by AHM shall be conditioned on the satisfaction of, or waiver by American Home of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement. Consummation of the Merger by Valley shall be conditioned on the satisfaction of, or waiver by Valley of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement.

        5.2 AMENDMENT AND WAIVER. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the parties.

        5.3 NOTICES. All notices or other communications which are required or permitted hereunder shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

        5.4 GOVERNING LAW. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provision thereof.

        5.5 CAPTIONS. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

        5.6 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.7 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

                      [SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized all as of the ____ day of _____, 2002.


                                            VALLEY BANCORP, INC.


[CORPORATE SEAL]
                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


ATTEST:
        ------------------------------
        Name:
        Secretary



                                            AHM MERGER CORPORATION


[CORPORATE SEAL]
                                            By:
                                                ------------------------------
                                                Name:
                                                Title:



ATTEST:
        ------------------------------
        Name:
        Secretary

                                                                    APPENDIX C

                                PLAN OF MERGER

                                      OF

                            AHM MERGER CORPORATION

                                INTO AND WITH

                             VALLEY BANCORP, INC.


        Pursuant to this Plan of Merger ("Plan of Merger"), AHM Merger Corporation ("AHM"), a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of American Home Mortgage Holdings, Inc. ("American Home"), a corporation organized and existing under the laws of the State of Delaware, shall be merged into and with Valley Bancorp, Inc. ("Valley"), a corporation organized and existing under the laws of the State of Maryland.


                                  ARTICLE 1
                                 DEFINITIONS

        Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

        1.1 "AFFILIATE" of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person, (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person, or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

        1.2 "AHM COMMON STOCK" shall mean the $.01 par value common stock of AHM.

        1.3 "AMERICAN HOME COMMON STOCK" shall mean the $.01 par value common stock of American Home.

        1.4 "AMERICAN HOME COMPANY" shall mean, collectively, American Home and all American Home Subsidiaries and Affiliates.

        1.5 "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Valley and filed with the State Department of Assessments and Taxation of the State of Maryland as contemplated by Section 2.1 of this Plan of Merger.

        1.6 "AVERAGE PRICE" shall mean the average of the daily volume weighted averages of trading prices of American Home Common Stock for the five consecutive full trading days ending at the closing of trading on the seventh full trading day prior to the Effective Time.

        1.7 "DGCL" shall mean the General Corporation Law of the State of Delaware, as in effect at the Effective Time.

        1.8    "EFFECTIVE TIME" shall have the meaning set forth in Section
2.2 of this Plan of Merger.

        1.9 "EXCHANGE RATIO" shall have the meaning as set forth in the Merger Agreement.

        1.10 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        1.11 "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority, and specifically shall include the Real Estate Settlement Practices Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Electronic Funds Transfer Act, the Fair Housing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Truth in Savings Act, and the Home Mortgage Disclosure Act.

        1.12 "MERGER" shall mean the merger of AHM with and into Valley as provided in Section 2.1 of this Plan of Merger.

        1.13 "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of August 24, 2001, by and between American Home and Valley.

        1.14 "MGCL" shall mean the General Corporation Law of the State of Maryland, as in effect at the Effective Time.

        1.15 "NASDAQ NMS" shall mean the National Market System of the Nasdaq Stock Market, Inc.

        1.16 "OPTION EXCHANGE RATIO" shall have the meaning as set forth in the Merger Agreement.

        1.17 "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

        1.18 "REGULATORY AUTHORITY" shall mean, collectively, the Securities and Exchange Commission, the New York Stock Exchange, the Nasdaq National Market, the Federal Trade

Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board, the "OTS"), the Federal Deposit Insurance Corporation, and all other federal, state, county, local, or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the parties and their respective Subsidiaries.

        1.19 "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

        1.20   "SURVIVING CORPORATION" shall have the meaning set forth in
Section 2.1 of this Plan of Merger.

        1.21 "VALLEY COMMON STOCK" shall mean the $.01 par value common stock of Valley.

        1.22 "VALLEY COMPANY" shall mean, collectively, Valley and all Valley Subsidiaries.

        1.23 "VALLEY STOCK PLANS" shall mean the existing stock option and other stock based compensation plans of Valley.


                                  ARTICLE 2
                               TERMS OF MERGER

        2.1 MERGER. Subject to the terms and conditions set forth in the Merger Agreement and this Plan of Merger, at the Effective Time, AHM shall be merged with and into Valley in accordance with the provisions of Section 252 of the DGCL and Section 3-105 of the MGCL and with the effect specified in
Section 259 of the DGCL and Section 3-114 of the MGCL (the "Merger"). Valley shall be the surviving corporation (the "Surviving Corporation") resulting from the Merger and shall continue to be governed by the Laws of the State of Maryland.

        2.2 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective in accordance with the provisions of Section 3-113 of the MGCL (the "Effective Time").

        2.3 CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Valley shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

        2.4 BYLAWS. The Bylaws of Valley shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed as provided by Law or by such Bylaws.


                                  ARTICLE 3
                         MANNER OF CONVERTING SHARES

        3.1 CONVERSION OF SHARES. Subject to the terms and conditions set forth in the Merger Agreement and the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Valley, AHM, American Home, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

               (a) Each share of American Home Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

               (b) Each share of AHM Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding from and after the Effective Time and shall be converted into one share of Valley Common Stock.

               (c) Each share of Valley Common Stock (excluding shares subject to the provisions of Sections 3.2 and 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from American Home a cash payment, without interest thereon, in the amount of $40.8042 (the "Alternative Cash Payment Amount").

        3.2 SHARES HELD BY AMERICAN HOME OR VALLEY. Each of the shares of Valley Common Stock held by any Valley Company or by any American Home Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        3.3 DISSENTING VALLEY STOCKHOLDERS. Any holder of shares of Valley Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Sections 3-201 et seq. of the MGCL shall be entitled to receive such payment as may be determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the MGCL and surrendered to American Home the Valley certificate or certificates representing the shares of Valley Common Stock for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Valley fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares of Valley Common Stock, American Home shall issue and deliver the consideration provided for in Section 3.1 of this Plan of Merger.

        3.4    CONVERSION OF STOCK RIGHTS.

               (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Valley Common Stock pursuant to stock options, stock appreciation rights, or stock awards (each, a "Valley Right"), in each case granted by Valley under the Valley Stock Plans, which is outstanding at the Effective Time, whether or not exercisable, shall, except as provided in Section 3.4(d) with respect to the options granted to non-employee directors of Valley (the "Director Stock Options"), be converted into and become rights with respect to American Home Common Stock, and American Home shall assume each Valley Right, in accordance with the terms of the Valley Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) American Home and its Compensation Committee shall be substituted for Valley and the Committee of Valley's Board of Directors (including, if applicable, the entire Board of Directors of Valley) administering such Valley Stock Plan, and (ii) (A) each Valley Right assumed by American Home may be exercised solely for shares of American Home Common Stock, (B) the number of shares of American Home Common Stock subject to such Valley Right shall be equal to the number of shares of Valley Common Stock subject to such Valley Right immediately prior to the Effective Time multiplied by the Option Exchange Ratio, and (C) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Valley Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Valley Right by the Option Exchange Ratio and rounding up to the nearest cent. Each Valley Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. American Home agrees to take all necessary steps to effectuate the foregoing provisions of this
Section 3.4.

               (b) All restrictions or limitations on transfer with respect to Valley Common Stock awarded under the Valley Stock Plans or any other plan, program, or arrangement of any Valley Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of American Home Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Plan of Merger.

               (c) At the Effective Time, each holder of an American Home Right granted by Valley under the Director Stock Options which is outstanding at the Effective Time, whether or not exercisable, shall be entitled to receive upon surrender of such Valley Right a check in the amount equal to the difference (if positive) between (i) the Alternative Cash Payment Amount and
(ii) the exercise price of such Valley Right.

        3.5 ANTI-DILUTION PROVISIONS. In the event American Home changes the number of shares of American Home Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Option Exchange Ratio shall be proportionately adjusted.

                                  ARTICLE 4
                             EXCHANGE PROCEDURES

        4.1    EXCHANGE PROCEDURES.

               (a) At or prior to the Effective Time, American Home shall deposit, or shall cause to be deposited, with the exchange agent selected by American Home (the "Exchange Agent"), for the benefit of the former holders of Valley Common Stock, for exchange in accordance with Article 3 of this Plan of Merger and this Article 4 an estimated amount of cash (such cash, together with any dividends or distributions of Valley Common Stock with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Article 3 of this Plan of Merger and this Article 4 in exchange for outstanding shares of Valley Common Stock.

               (b) As promptly as practicable after the Effective Time, American Home shall send or cause to be sent to each former holder of record of shares of Valley Common Stock immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's certificates representing shares of Valley Common Stock for the consideration set forth in
Article 3 of this Plan of Merger (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Valley Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). American Home shall cause checks in respect of the Alternative Cash Payment Amount into which shares of each stockholder's Valley Common Stock are converted at the Effective Time and any dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of certificates representing shares of Valley Common Stock. No interest will be paid on any such cash to be paid pursuant to Article 3 and this Article 4 upon such delivery.

               (c) Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to any former holder of Valley Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (d) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Valley for 12 months after the Effective Time shall be paid to American Home. Any stockholders of Valley who have not theretofore complied with this Article 4 shall thereafter look only to American Home for payment of the consideration deliverable in respect of each share of Valley Common Stock such stockholder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon.

        4.2 RIGHTS OF FORMER VALLEY STOCKHOLDERS. At the Effective Time, the stock transfer books of Valley shall be closed as to holders of Valley Common Stock immediately prior to the Effective Time and no transfer of Valley Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Valley Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger or as to which dissenters' rights of appraisal are perfected pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor. In the event any Valley Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by American Home, the posting by such person of a bond in such amount as American Home may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate, the consideration deliverable in respect thereof pursuant to this Plan of Merger.


                                  ARTICLE 5
                                MISCELLANEOUS

        5.1 CONDITIONS PRECEDENT. Consummation of the Merger by AHM shall be conditioned on the satisfaction of, or waiver by American Home of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement. Consummation of the Merger by Valley shall be conditioned on the satisfaction of, or waiver by Valley of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement.

        5.2 AMENDMENT AND WAIVER. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the parties.

        5.3 NOTICES. All notices or other communications which are required or permitted hereunder shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

        5.4 GOVERNING LAW. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provision thereof.

        5.5 CAPTIONS. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

        5.6 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.7 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

                      [SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized all as of the ____ day of _____, 2002.


                                            VALLEY BANCORP, INC.


[CORPORATE SEAL]
                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


ATTEST:
        ------------------------------
        Name:
        Secretary



                                            AHM MERGER CORPORATION


[CORPORATE SEAL]
                                            By:
                                                ------------------------------
                                                Name:
                                                Title:



ATTEST:
        ------------------------------
        Name:
        Secretary

                                                                    APPENDIX D


FELDMAN FINANCIAL ADVISORS, INC.
------------------------------------------------------------------------------
                                                 1725 K STREET, NW - SUITE 205
                                                         WASHINGTON, DC  20006
                                           (202) 467-6862 - FAX (202) 467-6963


January 16, 2002

Board of Directors
Valley Bancorp, Inc.
130 Lakefront Drive
Hunt Valley, MD  21030-2215

Members of the Board:

        Valley Bancorp, Inc., a Maryland corporation ("Valley"), and American Home Mortgage Holdings, Inc., a Delaware corporation ("American Home"), have entered into an Agreement and Plan of Merger ("Agreement") dated as of August 24, 2001. The Agreement provides, among other things, for the merger (the "Merger") of Valley with AHM Merger Corporation, a wholly-owned subsidiary of American Home formed for the purpose of effecting this transaction. As set forth in the Agreement, at the Effective Time, each share of Valley Common Stock will be converted into and exchanged for the right to receive from American Home a combination of: that number of shares of American Home equal to the quotient obtained by dividing (x) $20.4021 by (y) the Average Price (as defined in the Agreement) and a cash payment of $20.4021. In the event that the American Home Average Price is less than $11.0384, each share of Valley Common Stock will be converted and exchanged for the right to receive consideration in the form of a cash payment of $40.8042. In the event that the Average Price is greater than $22.9259, each share of Valley Common Stock will be converted and exchanged for the right to receive consideration in the form of a cash payment of $40.8042, or a combination of 0.8899 shares of American Home Common Stock and a Cash Payment in the amount of $20.4021 (collectively, the "Exchange Ratio"). You have asked us to advise you with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Valley Common Stock. Options granted to non-employee directors will receive the difference between the Alternative Cash Payment Amount (as defined in the Agreement) and the exercise price of such options while options granted to employees will be converted into the right to receive American Home Common Stock based upon the Option Exchange Ratio (as defined in the Agreement).

        Feldman Financial Advisors, Inc. ("Feldman Financial") specializes in providing financial advisory and consulting services to financial services companies. As part of our business, we are regularly engaged in the independent valuation of businesses and securities in connection with merger and acquisition transactions, initial public offerings, private placements, and recapitalizations. In rendering this opinion pursuant to our engagement, we will receive a fee from Valley for our services.

        During the course of our engagement, we reviewed and analyzed publicly available and confidential materials bearing upon the financial and operating conditions of Valley, and materials prepared in connection with the proposed Merger, including, but not limited to, the following: the Agreement; certain historical financial information concerning Valley; the terms of recent merger and acquisition transactions involving companies that we considered relevant; and financial and other information provided to us by the management of Valley. With respect to American Home, we reviewed, relied upon, and assumed the accuracy and completeness of both publicly available and private information regarding the financial condition and the results of operations of American Home and the performance of its stock price.

        In the course of our review, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was provided to us by Valley or its representatives. We did not independently verify and have relied on and assumed that the aggregate allowance for loan losses set forth in the balance sheet of Valley at September 30, 2001 was adequate to cover such losses and complied fully with applicable accounting and sound business practices as of the date of such financial statements. We were not retained and did not conduct a physical inspection of any of the properties or facilities of Valley. We did not make any independent evaluation or appraisal of the assets, liabilities, or prospects of Valley, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files. American Home has informed us and you, and we have assumed, that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes.

        In addition, we have discussed financial projections with Valley's senior management for the purpose of reviewing the future prospects of Valley. We assumed that, as of the date such projections were prepared, they were reasonably prepared reflecting the best estimates and judgements of the management of Valley as to the future operating and financial performance of Valley. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. Additionally, we performed such other studies, analyses, and examinations as we deemed appropriate. We also took into account our assessment of general market and financial conditions and our experience in other transactions, as well as our knowledge of the financial services industry and our general experience in securities valuations.

        We have also assumed that there has been no material adverse change in Valley's or American Home's assets, financial condition, results of operations, business, or prospects since the date of the most recent financial statements made available to us by Valley and American Home. Our opinion is necessarily based upon economic, market, monetary, and other conditions as they exist and can be evaluated as of the date hereof and the information made available to us through the date hereof.

We are not expressing any opinion as to the actual value of American Home Common Stock when issued to the holders of Valley Common Stock or the prices at which American Home Common Stock will trade at any time.

        It is understood that this letter is for the information of the Board of Directors, and we are not expressing any opinion herein as to the relative merits of the Merger, nor does our opinion constitute a recommendation to any holder of Valley's Common Stock as to how such stockholder should vote with respect to the Merger at any meeting of stockholders of Valley.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of Valley Common Stock.

                                            Sincerely,


                                            FELDMAN FINANCIAL ADVISORS, INC.



                                            BY:    /s/ Trent R. Feldman
                                                   ----------------------------
                                                   TRENT R. FELDMAN, PRESIDENT

                                                                    APPENDIX E


                              DISSENTERS' RIGHTS


Section 3-201.  Successor Defined.

        (a) Corporation amending charter -- In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

        (b) Corporation whose stock is acquired -- When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.


Section 3-202.  Right to fair value of stock.

        (a) General rule -- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

               (1) The corporation consolidates or merges with another corporation;

               (2) The stockholder's stock is to be acquired in a share exchange;

               (3) The corporation transfers its assets in a manner requiring action under Section 3-105(e) of this title;

               (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

               (5) The transaction is governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title.

        (b)    Basis of fair value --

               (1)    Fair value is determined as of the close of business:

                      (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under Section 3-106; or

                      (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

               (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

               (3) In any transaction governed by Section 3-602 of this title or exempted by Section 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of Section 3-603 (b) of this title.

        (c) When right to fair value does not apply -- Unless the transaction is governed by Section 3-602 of this title or is exempted by
Section 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

               (1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

                      (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under Section 3-106; or

                      (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

               (2)    The stock is that of the successor in a merger, unless:

                      (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

                      (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

               (3) The stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

               (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

               (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.


Section 3-203.  Procedure by Stockholder.

        (a) Specific duties -- A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

               (1) Shall file with the corporation a written objection to the proposed transaction:

                      (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under Section 3-106; or

                      (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under Section 2-505(b) of this article, within 10 days after the corporation gives the notice required by Section 2-505(b) of this article;

               (2)    May not vote in favor of the transaction; and

               (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

        (b) Failure to comply with section -- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.


Section 3-204.  Effect of demand on dividend and other rights.

        A stockholder who demands payment for his stock under this subtitle:

               (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle; and

               (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.


Section 3-205.  Withdrawal of demand.

        A demand for payment may be withdrawn only with the consent of the successor.


Section 3-206.  Restoration of dividend and other rights.

        (a) When rights restored -- The rights of a stockholder who demands payment are restored in full, if:

               (1)    The demand for payment is withdrawn;

               (2) A petition for an appraisal is not filed within the time required by this subtitle;

               (3) A court determines that the stockholder is not entitled to relief; or

               (4)    The transaction objected to is abandoned or rescinded.

        (b) Effect of restoration -- The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.


Section 3-207.  Notice and offer to stockholders.

        (a)    Duty of successor.

               (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

               (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

                      (i) A balance sheet as of a date not more than six months before the date of the offer;

                      (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

                      (iii) Any other information the successor considers pertinent.

        (b) Manner of sending notice -- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.


Section 3-208. Petition for appraisal; consolidation of proceedings; joinder of objecters.

        (a) Petition for appraisal -- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

        (b)    Consolidation of suits; joinder of objectors.

               (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

               (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.


Section 3-209.  Notation on stock certificate.

        (a) Submission of certificate -- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

        (b) Transfer of stock bearing notation -- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.


Section 3-210.  Appraisal of fair value.

        (a) Court to appoint appraisers -- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

        (b) Report of appraisers -- Filing -- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

        (c) Same -- Contents -- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

        (d)    Same -- Service; objection.

               (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

               (2) Within 15 days after the report is filed, any party may object to it and request a hearing.


Section 3-211.  Action by court on appraisers' report.

        (a) Order of court -- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

               (1)    Confirms, modifies, or rejects it; and

               (2) If appropriate, sets the time for payment to the stockholder.

        (b)    Procedure after order.

               (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

               (2)    If the appraisers' report is rejected, the court may:

                      (i) Determine the fair value of the stock and enter judgment for the stockholder; or

                      (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

        (c)    Judgment includes interest.

               (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Section 3-202 of this subtitle.

               (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under
        Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

                      (i) The price which the successor offered for the stock;

                      (ii) The financial statements and other information furnished to the stockholder; and

                      (iii)  Any other circumstances it considers relevant.

        (d)    Costs of proceedings.

               (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

                      (i) The price which the successor offered for the stock;

                      (ii) The financial statements and other information furnished to the stockholder; and

                      (iii)  Any other circumstances it considers relevant.

               (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

                      (i) The successor did not make an offer for the stock under Section 3-207 of this subtitle; or

                      (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

        (e) Effect of judgment -- The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.


Section 3-212.  Surrender of stock.

        The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

               (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

               (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.


Section 3-213.  Rights of successor with respect to stock.

        (a) General rule -- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle.

        (b) Successor in transfer of assets -- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

        (c) Successor in consolidation, merger, or share exchange -- Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                                                   Appendix F

                          INDEPENDENT AUDITOR'S REPORT



Stockholders and Board of Directors
Valley Bancorp, Inc.
Hunt Valley, Maryland

We have audited the accompanying consolidated statements of financial condition of Valley Bancorp, Inc. and Subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the two year period ended September 30, 2000. These consolidated financial statements are the responsibility of Valley Bancorp, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement position. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Valley Bancorp, Inc. and Subsidiary at September 30, 2000 and 1999, and the consolidated results of their operations and cash flows for each of the two years in the two year period ended September 30, 2000, in conformity with generally accepted accounting principles.


                                                     /s/ ANDERSON ASSOCIATES LLP


December 6, 2000
Baltimore, Maryland

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                         September 30,
                                                                -------------------------------
                                                                    2000               1999
                                                                ------------       ------------
                                     ASSETS
Cash and due from banks                                         $    518,913       $    642,854
Federal funds                                                        681,655          1,489,346
Interest bearing deposits in other financial institutions            419,258            787,810
Investments held to maturity                                       9,647,937          9,495,802
Mortgage backed securities                                         1,803,346          2,172,840
Loans held for sale - at lower of cost or market                     125,000                 --
Loans receivable - net                                            26,519,403         21,847,901
Accrued interest receivable - loans                                  183,382            143,033
                            - investments                            181,768            171,344
                            - mortgage backed securities               9,532              9,759
Federal Home Loan Bank of Atlanta stock - at cost                    462,500            275,000
Investment in ground rents                                         2,440,318          2,450,541
Premises and equipment, net                                          221,295            269,938
Prepaid income taxes                                                      --            113,305
Deferred income tax                                                   25,337              2,680
Prepaid expenses and other assets                                     47,593             45,823
                                                                ------------       ------------
     Total assets                                               $ 43,287,237       $ 39,917,976
                                                                ============       ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Outstanding checks in excess of bank balance                 $     55,000       $         --
   Deposits                                                       29,862,854         29,843,901
   Borrowings                                                      8,750,000          5,500,000
   Advance payments by borrowers for taxes and insurance             124,792            119,322
   Accrued interest payable                                           68,493             39,431
   Income taxes payable                                               14,633                 --
   Accounts payable and accrued expenses                             139,138            141,215
                                                                ------------       ------------
         Total liabilities                                        39,014,910         35,643,869

Stockholders' equity
   Serial preferred stock, authorized 1,000,000 shares
    of  $.01par value, none issued                                        --                 --
   Common stock, $.01 par value; authorized 2,000,000
     shares, issued and outstanding 130,135 shares                     1,301              1,301
Additional paid-in capital                                         1,154,639          1,154,639
Retained earnings - substantially restricted                       3,286,004          3,118,167
Management Stock Bonus Plan                                          (59,215)                --
Treasury stock                                                      (110,402)                --
                                                                ------------       ------------
    Total stockholders' equity                                     4,272,327          4,274,107
                                                                ------------       ------------
Total liabilities and stockholders' equity                      $ 43,287,237       $ 39,917,976
                                                                ============       ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        Years Ended September 30,
                                                                      ----------------------------
                                                                          2000             1999
                                                                      -----------      -----------
Interest income
   Loans                                                              $ 2,396,591      $ 1,939,080
   Investments held to maturity                                           626,308          554,703
   Mortgage backed securities                                             127,958          115,819
   Interest bearing deposits                                              103,475          260,203
   Other interest income                                                  286,962          262,359
                                                                      -----------      -----------
                                                                        3,541,294        3,132,164
Interest expense
   Interest on deposit accounts                                         1,618,746        1,742,157
   Interest on borrowings                                                 466,865          219,495
                                                                      -----------      -----------
                                                                        2,085,611        1,961,652
                                                                      -----------      -----------
        Net interest income                                             1,455,683        1,170,512
Provision for losses on loans                                                  --               --
                                                                      -----------      -----------
         Net interest income after provision for losses on loans        1,455,683        1,170,512

Other income
   Gain on sale of loans                                                   29,066           48,861
   Gain on ground rent redemption                                           7,077           19,399
   Loss on disposal of premises and equipment                                  --           (4,936)
   Loan servicing fees                                                     14,491            8,136
   Other operating income                                                  48,834           59,288
                                                                      -----------      -----------
                                                                           99,468          130,748
Non-interest expense
   Employee compensation and benefits                                     759,162          733,069
   Premises and occupancy expenses                                        134,667          145,466
   Professional fees                                                       63,165           68,072
   Federal deposit insurance premiums                                       9,182           18,078
   Data processing service center charges                                  81,168           95,771
   Advertising expense                                                     40,558           39,605
   Furniture, fixture and equipment expense                                77,161           77,388
   Organizational expense                                                     850           70,000
   Other operating expenses                                               130,000          150,988
                                                                      -----------      -----------
                                                                        1,295,913        1,398,437
                                                                      -----------      -----------
Earnings (loss) before income taxes                                       259,238          (97,177)
Income taxes (benefit)                                                     91,401          (29,468)
                                                                      -----------      -----------
   NET EARNINGS (LOSS)                                                $   167,837      $   (67,709)
                                                                      ===========      ===========
    BASIC EARNINGS PER SHARE                                          $      1.35      $      (.52)
                                                                      ===========      ===========

    DILUTED EARNINGS PER SHARE                                        $      1.33      $      (.52)
                                                                      ===========      ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 2000 and 1999


                                    Serial                  Additional                                  Management
                                  Preferred     Common        Paid-in      Retained       Treasury      Stock Bonus
                                    Stock       Stock         Capital      Earnings         Stock          Plan           Total
                                  ---------  -----------    -----------   -----------    -----------    -----------    -----------
Balance at September
 30, 1998                         $     --   $   130,135    $ 1,025,805   $ 3,250,943    $        --    $        --    $ 4,406,883

Net loss                                --            --             --       (67,709)            --             --        (67,709)
Dividends paid ($.50 per share)         --            --             --       (65,067)            --             --        (65,067)
Reorganization                          --      (128,834)       128,834            --             --             --             --
                                  --------   -----------    -----------   -----------    -----------    -----------    -----------

Balance at September
 30, 1999                               --         1,301      1,154,639     3,118,167             --             --      4,274,107

Net income                              --            --             --       167,837             --             --        167,837
Purchase of 5,332 shares of
 common stock for options               --            --             --            --       (110,402)            --       (110,402)
Purchase of 5,206 shares of
 common stock for Management
 Stock Bonus Plan                       --            --             --            --             --        (84,597)       (84,597)
Compensation under Management
 Stock Bonus Plan                       --            --             --            --             --         25,382         25,382
                                  --------   -----------    -----------   -----------    -----------    -----------    -----------

Balance at September
 30, 2000                         $     --   $     1,301    $ 1,154,639   $ 3,286,004    $  (110,402)   $   (59,215)   $ 4,272,327
                                  ========   ===========    ===========   ===========    ===========    ===========    ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Years Ended September 30,
                                                                     ----------------------------
                                                                         2000             1999
                                                                     -----------      -----------
Cash flows from operating activities
    Net earnings (loss)                                              $   167,837      $   (67,709)
    Adjustments to reconcile net earnings to
      net cash provided by operating activities
        Accretion of discount on investments held to maturity            (52,135)         (34,788)
        Amortization of premium on mortgage backed securities              4,727            8,052
        Accretion of discount on mortgage backed securities                 (936)              --
        Loans originated for sale in secondary market                 (3,949,873)      (3,992,037)
        Proceeds from the sale of loans                                3,853,939        4,588,239
        Amortization of deferred loan origination fees                  (152,800)        (134,025)
        Loan fees deferred                                               115,501          132,354
        Gain on sale of loans                                            (29,066)         (48,861)
        Non-cash compensation under Management
         Stock Bonus Plan                                                 25,382               --
        Increase in accrued interest receivable                          (50,546)         (15,423)
        Gain on ground rent redemption                                    (7,077)         (19,399)
        Loss on disposal of premises and equipment                            --            4,936
        Depreciation and amortization                                     50,872           51,819
        Decrease (increase) in prepaid income taxes                      113,305         (100,199)
        (Increase) decrease in deferred taxes                            (22,657)          24,248
        (Increase) decrease in prepaid expenses and other assets          (1,770)          32,035
        Increase in outstanding checks in excess of bank balance          55,000               --
        Increase in accrued interest payable                              29,062           16,380
        Increase (decrease) in income taxes payable                       14,633          (25,938)
        Decrease in accounts payable and accrued expenses                 (2,077)          (3,083)
                                                                     -----------      -----------
           Net cash provided by operating activities                     161,321          416,601

Cash flows from investing activities
    Proceeds from maturing investments                                        --        5,998,706
    Purchase of investment securities                                   (100,000)      (7,846,339)
    Purchase of mortgage backed securities                              (215,095)      (3,030,154)
    Principal collected on mortgage backed securities                    580,798          849,262
    Net increase in loans                                             (4,634,204)      (2,017,098)
    Proceeds from redemption of Federal Home Loan
     Bank stock                                                               --          163,200
    Purchase of Federal Home Loan Bank stock                            (187,500)              --
    Proceeds from redemption of ground rents                              17,300           45,943
    Acquisition of premises and equipment                                 (2,229)         (53,262)
                                                                     -----------      -----------
           Net cash used in investing activities                      (4,540,930)      (5,889,742)

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued



                                                                    Years Ended September 30,
                                                                  ----------------------------
                                                                      2000             1999
                                                                  -----------      -----------
Cash flows from financing activities
    Net (decrease) increase in demand deposits, money
       market, passbook accounts and advances by
       borrowers for taxes and insurance                          $(2,034,485)     $ 1,196,524
    Net increase (decrease) in certificates of deposit              2,058,909       (1,776,186)
    Proceeds from borrowings                                        3,250,000        2,000,000
    Stock repurchase for options                                     (110,402)              --
    Stock repurchase for Management Stock Bonus Plan                  (84,597)              --
     Dividends paid on common stock                                        --          (65,067)
                                                                  -----------      -----------

        Net cash provided by financing activities                   3,079,425        1,355,271
                                                                  -----------      -----------

    Net decrease in cash and cash equivalents                      (1,300,184)      (4,117,870)

Cash and cash equivalents at the beginning of the period            2,920,010        7,037,880
                                                                  -----------      -----------

Cash and cash equivalents at the end of the period                $ 1,619,826      $ 2,920,010
                                                                  ===========      ===========

The Following is a Summary Cash and Cash Equivalents:
    Cash                                                          $   518,913      $   642,854
    Federal funds                                                     681,655        1,489,346
    Interest bearing deposits in other financial institutions         419,258          787,810
                                                                  -----------      -----------

Cash and cash equivalents reflected on the Statement
 of Cash Flows                                                    $ 1,619,826      $ 2,920,010
                                                                  ===========      ===========

Supplemental Disclosure of Cash Flow Information
    Cash paid during the year for:
        Interest                                                  $ 2,056,549      $ 1,945,272
        Income taxes                                                       --          173,000


The accompanying notes to consolidated financial statements are an integral part of these statements.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


Note 1 - Summary of Significant Accounting Policies

        A. Principles of Consolidation - The consolidated financial statements include the accounts of Valley Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Valley Bank of Maryland (the "Bank"). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

        B. Business - The Bank's primary business activity is the acceptance of deposits from the general public and the use of the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

        C. Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. See Note G below for a discussion of the determination of that estimate.

        D. Federal Funds - Federal funds sold are carried at cost which approximates market.

        E. Investments and Mortgage Backed Securities - Investments and mortgage backed securities are carried at amortized cost since management has the ability and intention to hold them to maturity. Amortization of premiums and accretion of discounts on purchases are computed using the interest method.

        F. Loans Receivable - Net - Loans receivable are stated at unpaid principal balances, less undisbursed loans in process, deferred loan origination fees and the allowance for loan losses, since management has the ability and intention to hold them to maturity.

            Loans held for sale are carried at the lower of cost or market, determined in the aggregate. In computing cost, deferred loan origination fees are deducted from the principal balances of the related loans. There were no loans held for sale at September 30, 1999.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1 - Summary of Significant Accounting Policies - Continued

        F. The Bank services loans for others and pays the participant its share of the Bank's collections, net of a stipulated servicing fee. Loan servicing fees are credited to income when earned and servicing costs are charged to expense as incurred.

        G. Allowance for Loan Losses - An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions, which is permitted under generally accepted accounting principles. Actual results could differ significantly from those estimates. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

            Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118, addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1 - Summary of Significant Accounting Policies - Continued

        G. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

            The direct costs of originating and acquiring loans have been capitalized and all non-refundable fees deferred. Net costs or fees, determined on a loan-by-loan basis, are amortized over the life of the loans as an adjustment to yield.

            Premiums and discounts on loans purchased are recognized in income over the estimated life of the related loans using the level yield method.

        H. Investment in Ground Rents - Investment in ground rents was recorded at acquisition cost.

        I. Premises and Equipment - Premises and equipment are carried at cost less accumulated depreciation. Depreciation and amortization of premises and equipment are accumulated by the use of the straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized, and charges for repairs and maintenance are expensed when incurred. The related cost and accumulated depreciation are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

        J. Stock-Based Compensation - SFAS No. 123, "Accounting for Stock-Based Compensation" defines a "fair value based method" of accounting for an employee stock option whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. FASB encourages all entities to adopt the fair value based method, however, it will allow entities to continue the use of the "intrinsic value based method" prescribed by Accounting Principles Board ("APB") Opinion No. 25. Management decided to continue using the "intrinsic value based method" as prescribed by APB Opinion No. 25. (See Note 9)

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1 - Summary of Significant Accounting Policies - Continued

        K. Income Taxes - Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        L. Basic and Diluted Earnings Per Share ("EPS") - Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the appropriate period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of stock options and unvested stock awards based on the "treasury stock" method. Information relating to the calculation of net income per share of common stock is summarized for the years ended September 30, as follows:

                                        2000          1999
                                     ---------     ---------
Net income (loss)                    $ 167,837     $ (67,709)
                                     =========     =========
Weighted Average Shares
   Outstanding basic EPS               124,755       130,135
Dilutive Items
   Stock options                           993            --
   Unvested stock awards                   281            --
                                     ---------     ---------
Adjusted weighted average shares
 used for dilutive EPS                 126,029       130,135
                                     =========     =========

        M. Statement of Cash Flows - Cash and cash equivalents in the statement of cash flows include cash, federal funds and interest bearing deposits in other banks with an original maturity of ninety days or less.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 1 - Summary of Significant Accounting Policies - Continued

        N. Reclassification - Certain prior year's amounts have been reclassified to conform to the current year's presentation.

Note 2 - Investments - Held to Maturity

            The amortized cost and fair values of investment securities are as follows as of September 30:

                                                 Gross         Gross
                                Amortized     Unrealized     Unrealized        Fair
                                  Cost           Gains         Losses          Value
                               ----------     ----------     ----------     ----------
                                                        2000
                               -------------------------------------------------------
Description
-----------
Trust Debentures               $  600,000     $       --     $   89,610     $  510,390
U.S. Government and Agency
  obligations                   9,047,937             --        726,160      8,321,777
                               ----------     ----------     ----------     ----------

                               $9,647,937     $       --     $  815,770     $8,832,167
                               ==========     ==========     ==========     ==========

                                                        1999
                               -------------------------------------------------------
Description
-----------
Bankers Trust Debenture        $  500,000     $       --     $   27,255     $  472,745
U.S. Government and Agency
  obligations                   8,995,802          4,674        228,872      8,771,604
                               ----------     ----------     ----------     ----------

                               $9,495,802     $    4,674     $  256,127     $9,244,349
                               ==========     ==========     ==========     ==========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 2 - Investments - Held to Maturity - Continued

                Investment securities mature as follows at September 30:

                                                    2000                          1999
                                          -------------------------     -------------------------
                                          Amortized        Fair         Amortized         Fair
                                             Cost          Value          Cost            Value
                                          ----------     ----------     ----------     ----------
         Due after one year through
          five years                      $3,050,000     $2,969,460     $3,050,000     $2,990,498
         Due after five years through
          ten years                        5,793,919      5,493,924      5,793,220      5,618,467
         Due after ten years                 804,018        368,783        652,582        635,384
                                          ----------     ----------     ----------     ----------
                                          $9,647,937     $8,832,167     $9,495,802     $9,244,349
                                          ==========     ==========     ==========     ==========

                No gains or losses were realized for the years ended September 30, 2000 and 1999.

Note 3 - Mortgage Backed Securities

            The amortized cost and fair value of mortgage backed securities at September 30, 2000 are as follows:

                                                                Gross         Gross
                                               Amortized     Unrealized     Unrealized        Fair
                                                 Cost           Gains         Losses          Value
                                              ----------     ----------     ----------     ----------
         GNMA participating certificates      $  931,198     $    4,873     $       --     $  936,071
         FNMA participating certificates         730,565          6,369             --        736,934
         FHLMC participating certificates        141,583             --          1,261        140,322
                                              ----------     ----------     ----------     ----------
                                              $1,803,346     $   11,242     $    1,261     $1,813,327
                                              ==========     ==========     ==========     ==========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 3 - Mortgage Backed Securities - Continued

            The amortized cost and fair value of mortgage backed securities at September 30, 1999 are as follows:

                                                              Gross
                                             Amortized      Unrealized        Fair
                                                Cost          Losses          Value
                                             ----------     ----------     ----------
         GNMA participating certificates     $1,208,775     $   19,509     $1,189,266
         FNMA participating certificates        964,065          8,782        955,283
                                             ----------     ----------     ----------
                                             $2,172,840     $   28,291     $2,144,549
                                             ==========     ==========     ==========

            No gains or losses were realized during the year ended September 30, 2000 and 1999.

Note 4 - Loans Receivable

            Loans receivable are summarized as follows:

                                                                    September 30,
                                                           ------------------------------
                                                               2000              1999
                                                           ------------      ------------
           Residential real estate                         $  9,238,521      $  8,221,241
           Landlord-investor mortgages on residential
            family dwellings                                  2,145,958         2,335,559
           Nonresidential real estate                         4,477,408         4,079,443
           Construction                                       7,089,029         6,396,065
           Land acquisition and development                   9,850,522         4,023,027
           Commercial                                         2,440,675           535,001
           Loans secured by savings accounts                     57,719            37,719
           Line of credit                                     1,107,241         1,175,988
                                                           ------------      ------------
                                                             36,407,073        26,804,043
           Less
               Undisbursed portion of loans in process       (9,464,365)       (4,550,147)
               Deferred loan origination fees                  (158,351)         (195,650)
               Allowance for losses on loans                   (264,954)         (210,345)
                                                           ------------      ------------
                                                           $ 26,519,403      $ 21,847,901
                                                           ============      ============

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 4 - Loans Receivable - Continued

            Activity in the allowance for losses on loans is summarized as follows:

                                        Total
                                      ---------
Balance at September 30, 1998         $ 265,512
   Provision for losses on loans             --
   Charge-offs, net of recoveries       (55,167)
                                      ---------

Balance at September 30, 1999           210,345
 Provision for losses on loans               --
   Charge-offs, net of recoveries        54,609
                                      ---------

Balance at September 30, 2000         $ 264,954
                                      =========

            Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Multifamily residential, commercial, construction and other loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

            Substantially all of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 80% of the appraised value of a property. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for multifamily residential, commercial and construction loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



Note 4 - Loans Receivable - Continued

            There were no impaired loans as defined by SFAS No. 114 at September 30, 2000 and 1999.

            The average recorded investment in impaired loans during 2000 and 1999 was $-0-.

            Non-accrual loans that are not subject to SFAS No. 114 for which interest has been reduced totaled approximately $27,476 and $38,554 at September 30, 2000 and 1999, respectively. The Bank was not committed to fund additional amounts on these loans at September 30, 2000.

            Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended September 30, are summarized below:

                                                              2000       1999
                                                             ------     ------

           Interest income that would have been recorded     $3,042     $5,658
           Interest income recognized                         1,896      2,121
                                                             ------     ------
           Interest income not recognized                    $1,146     $3,537
                                                             ======     ======

            The aggregate outstanding balance of loans to directors and officers of the Bank are as follows:

           Balance at September 30, 1998     $ 238,530
             Loan originations                 156,680
             Loan repayments                   (59,221)
                                             ---------

           Balance at September 30, 1999       335,989
             Loan originations                  80,000
             Loan repayments                   (54,956)
                                             ---------

           Balance at September 30, 2000     $ 361,033
                                             =========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 4 - Loans Receivable - Continued

            Loans to directors and officers are made on substantially the same terms as those to unrelated persons.

            Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans at September 30, are summarized as follows:

                                                         2000           1999
                                                     ----------     ----------
           Mortgage loan portfolio serviced for:
              Other investors                        $5,377,042     $5,280,505
                                                     ==========     ==========

            Custodial escrow balances maintained in connection with the foregoing loan servicings were approximately $2,937 and $2,976 at September 30, 2000 and 1999, respectively.

            The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of loan commitments, letters of credit and loans sold with recourse and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.

            The Bank's exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 4 - Loans Receivable - Continued

            Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

Financial Instruments Whose Contract      Contract Amount at September 30,
------------------------------------      --------------------------------
 Amount Represents Credit Risk                  2000           1999
 -----------------------------               ----------     ----------
   Loan commitments                          $  300,000     $  685,000
   Letters of credit                          1,228,052      1,505,585
   Lines of credit                            1,179,140        474,012
   Loans sold with repurchase provisions             --        853,978
                                             ----------     ----------
                                             $2,707,192     $3,518,575
                                             ==========     ==========

            The Bank had a commitment for an adjustable rate line of credit secured by real property of $300,000 with a rate of prime plus 3% for the year ended September 30, 2000.

            The Bank had commitments for a fixed rate commercial loan of $185,000 with a rate of 9.25% and commitments for adjustable rate mortgage loans secured by real property of $500,000 with rates from 8.75% to 9.25% for the year ended September 30, 1999.


            Letters of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the contract. The Bank evaluates each customer's credit worthiness on a case-by-case basis.

            The Bank sells loans, servicing released, to third parties. The agreements with the third parties require a loan to be repurchased if it becomes two payments or more delinquent within the first six months after origination.

            The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at September 30, 2000 or 1999, as a liability for credit loss.

            The Bank grants loans to customers, substantially all of whom are residents of the State of Maryland.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



Note 5 - Investment in Federal Home Loan Bank of Atlanta Stock

            The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Bank's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

Note 6 - Premises and Equipment

            Premises and equipment at September 30, 2000 and 1999 are summarized by major classification as follows:

                                                      September 30,
                                                 ---------------------      Useful Life
                                                   2000         1999          in Years
                                                 --------     --------     -------------
Leasehold improvements                           $ 79,275     $ 79,275     1 to 5 years
Furniture, fixtures and equipment                 359,959      357,731     5 to 10 years
                                                 --------     --------
                                                  439,234      437,006
   Accumulated depreciation and amortization      217,939      167,068
                                                 --------     --------
                                                 $221,295     $269,938
                                                 ========     ========

            The Company has entered into two operating leases for the premises of the Bank's branch and its administrative offices. Rental expense under these leases for the years ended September 30, 2000 and 1999 was $122,115 and $119,516, respectively. At September 30, 2000, the minimum rental commitments under noncancellable leases are as follows:

               Year Ended September 30,             Total
               ------------------------           --------
                        2001                      $126,702
                        2002                       130,616
                        2003                        81,789
                                                  --------
                                                  $339,107
                                                  ========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 7 - Deposits

            Deposits at September 30, are summarized as follows:

                                              2000                         1999
                                   ------------------------     ------------------------
          Account Type                Amount        Percent        Amount        Percent
          ------------             -----------      -------     -----------      -------
   NOW and Money Fund Accounts     $ 3,422,420       11.45%     $ 5,126,591       17.18%
   Passbook savings                    752,795        2.52        1,088,581        3.65
                                   -----------      ------      -----------      ------
                                     4,175,215       13.97        6,215,172       20.83

   Certificates of deposit          20,970,137       70.24       19,806,253       66.36
   $100,000 minimum accounts         4,717,502       15.79        3,822,476       12.81
                                   -----------      ------      -----------      ------
                                    25,687,639       86.03       23,628,729       79.17
                                   -----------      ------      -----------      ------
                                   $29,862,854      100.00%     $29,843,901      100.00%
                                   ===========      ======      ===========      ======

            At September 30, 2000, scheduled maturities of certificates of deposit are as follows:

One year or less                             $11,677,200
More than one year through two years           9,046,758
More than two years through three years        2,463,661
More than three years through four years         594,010
More than four years                           1,906,010
                                             -----------
                                             $25,687,639
                                             ===========

            Interest expense on deposits for the periods are summarized as follows:

                                       Years Ended
                                      September 30,
                                -------------------------
                                    2000           1999
                                ----------     ----------
NOW and Money Fund Accounts     $  163,303     $  208,239
Passbook savings                    30,006         31,903
Certificates of deposit          1,425,437      1,502,015
                                ----------     ----------
                                $1,618,746     $1,742,157
                                ==========     ==========

            The balance of deposits from directors and officers of the Bank are $724,598 and $472,776 at September 30, 2000 and 1999, respectively.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 8 - Borrowings

            The Bank's borrowings at September 30, 2000 consist of the following:

         5.46% Federal Home Loan Bank advance due 04/07/08                 $1,500,000
         5.51% Federal Home Loan Bank advance due 06/23/08                  1,000,000
         5.01% Federal Home Loan Bank advance due 04/22/04                  1,000,000
         6.94% Federal Home Loan Bank advance due 01/02/01                  2,750,000
         5.79% Federal Home Loan Bank advance due 02/08/10                  1,500,000
         6.66% Federal Home Loan Bank advance due 12/21/09                  1,000,000
                                                                           ----------
                                                                           $8,750,000
                                                                           ==========

            The Bank's borrowings at September 30, 1999 consist of the following:

         5.01% Federal Home Loan Bank advance due 04/22/04                 $1,000,000
         5.46% Federal Home Loan Bank advance due 04/07/08                  1,500,000
         4.97% Federal Home Loan Bank advance due 06/19/08                  1,000,000
         5.51% Federal Home Loan Bank advance due 06/23/08                  1,000,000
         4.95% Federal Home Loan Bank advance due 08/07/09                  1,000,000
                                                                           ----------
                                                                           $5,500,000
                                                                           ==========

            The Bank's stock in the Federal Home Loan Bank of Atlanta is pledged as security for the loan and under a blanket floating lien security agreement with the Federal Home Loan Bank of Atlanta, the Bank is required to maintain as collateral for its advances, qualified home mortgage loans in an amount equal to 175% of the advances.

            At September 30, 2000, $4,494,231 book value of investment securities with a market value of $4,287,518 were pledged as collateral.

Note 9 - Common Stock and Stock Options

              On September 19, 1995, Valley Bank of Maryland, formerly Baltimore Savings and Loan Association, F.A., entered into an agreement and Plan of Reorganization for the formation of a holding company, Valley Bancorp, Inc. Under the terms of the reorganization, each outstanding share of the Bank's common stock, par value $1.00 per share, was converted into one share of the Company's common stock, par value $.01 per share. After the reorganization was completed on May 1, 1999, the Bank became a wholly-owned subsidiary of the Company.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 9 - Common Stock and Stock Options - Continued

            The Company has a Stock Option Plan (the "Plan") whereby 13,013 shares of common stock have been reserved for issuance under the Plan. Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended or Non-Incentive Stock Options. Options are exercisable in four annual installments at the market price of the common stock at the date of grant. The options must be exercised within ten years from the date of grant. During the year ended September 30, 1999, the Company granted options to purchase 13,013 shares at a weighted average price of $16.25. None of the options granted were exercisable at September 30, 1999.

            The following table summarizes the status of and changes in the Company's stock option plan during the past two years.

                                                       Weighted Average
                                           Shares       Exercise Price
                                           ------      ----------------
Outstanding at September 30, 1998              --          $   --
Grants                                     13,013          $16.25

Outstanding at September 30, 1999          13,013          $16.25
Granted                                        --          $16.25
                                          ------

Outstanding at September 30, 2000          13,013          $16.25
                                          ======

            SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to make certain disclosures as if the fair value method of accounting had been applied to the Bank's stock option grants made subsequent to 1994. Accordingly, the Company estimated the grant date fair value of each option awarded in fiscal 1999 using the Black-Scholes Option-Pricing model with the following relevant assumptions: a dividend yield of zero percent, risk free rate of 4.85% and expected lives of 10 years. The assumption for expected volatility was 20.0%. Had September 30, 2000 compensation cost been determined including the weighted-average estimate of fair value of each option granted of $10.27, the Company's net income would decrease to proforma amount of $147,331. Proforma basic income per share would have been $1.18 and diluted income per share would have been $1.17 for the fiscal year ended September 30, 2000. No options vested during the fiscal year ended September 30, 1999.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 9 - Common Stock and Stock Options - Continued

            The Company has established a Management Stock Bonus Plan (the "Stock Bonus Plan" or "MSBP") to encourage directors and officers to remain in the service of the Bank. Up to 5,206 shares of common stock may be awarded under the terms of the Stock Bonus Plan. Shares of common stock awarded under the plan vest in four annual installments at a rate of 25% each year following the date of grant. During the year ended September 30, 2000, the Bank funded the purchase of 5,206 shares of its common stock at a price of $16.25 to provide shares for distribution under the Stock Bonus Plan. On January 1, 2000, 1,517 shares of common stock were awarded.

Note 10- Retained Earnings

            The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

            Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

            As of September 30, 2000, the most recent notification from the Office of Thrift Supervision has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



Note 10- Retained Earnings - Continued

            The following table presents the Bank's capital position based on the September 30, financial statements.

                                                                                       To Be Well
                                                                                   Capitalized Under
                                                              For Capital           Prompt Corrective
                                        Actual             Adequacy Purposes        Action Provisions
                                 -------------------      -------------------      -------------------
                                   Amount        %          Amount        %          Amount        %
                                 ----------     ----      ----------     ----      ----------     ----
    As of September 30, 2000
       Tangible (1)              $3,987,000      9.3%     $  644,130      1.5%     $      N/A      N/A%
       Tier I capital (2)         3,987,000     15.5             N/A      N/A       1,539,300      6.0
       Core (1)                   3,987,000      9.3       1,717,680      4.0       2,147,100      5.0
       Risk-weighted (2)          4,252,000     16.6       2,052,400      8.0       2,565,500     10.0
    As of September 30, 1999
       Tangible (1)              $3,822,000      9.7%     $  592,245      1.5%     $      N/A      N/A%
       Tier I capital (2)         3,822,000     16.7             N/A      N/A       1,375,200      6.0
       Core (1)                   3,822,000      9.7       1,579,320      4.0       1,974,150      5.0
       Risk-weighted (2)          4,032,000     17.6       1,833,600      8.0       2,292,000     10.0


    (1)  To adjusted total assets.
    (2)  To risk-weighted assets.

            The Bank converted from a federal chartered mutual savings and loan to a federal chartered stock savings bank. At the time of conversion, the Association established a liquidation account in an amount equal to the Association's retained earnings as of January 31, 1987. The liquidation account is maintained for the benefit of eligible savings account holders who maintained their savings account in the Bank after conversion. In the event of a complete liquidation (and only in such event), each eligible savings account holder would be entitled to receive a liquidation distribution from the liquidation account in an amount equal to the account holder's then interest in the liquidation account before any liquidation distribution may be made with respect to capital stock. At September 30, 2000 and 1999, the balance of the liquidation account is included in retained earnings.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 10- Retained Earnings - Continued

            OTS regulations limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during a calendar year without regulatory approval to the extent of the greater of (i) an amount which will reduce by one-half its surplus capital ratio at the beginning of the year plus all its net income determined on the basis of generally accepted accounting principles for that calendar year or (ii) 75% of net income for the last four calendar quarters.

            The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, or an amount that would reduce its retained earnings below its regulatory capital requirement, the accumulated bad debt deduction, or the liquidation account described above.

Note 11- Income Taxes

            The income tax provision (benefit) consists of the following:

                                                         For Years Ended
                                                           September 30,
                                                    ------------------------
                                                       2000           1999
                                                    ---------      ---------
           Current
           -------
              Federal                               $  92,084      $ (45,653)
              State                                    21,974         (8,063)
                                                    ---------      ---------
                                                      114,058        (53,716)
           Deferred
           --------
              Federal                                 (18,191)        16,401
              State                                    (4,466)         7,847
                                                    ---------      ---------
                                                      (22,657)        24,248
                                                    ---------      ---------
           Provision (benefit) for income taxes     $  91,401      $ (29,468)
                                                    =========      =========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 11- Income Taxes - Continued

            The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                         Year Ended
                                                        September 30,
                                                  ------------------------
                                                     2000           1999
                                                  ---------      ---------
Deferred Tax Assets
  Loan and real estate loss allowance             $ 102,325      $  81,235
  Reserve for uncollected interest                       --          1,366
  Accrued expenses                                   12,166         12,216
  Deferred organization expenses                     17,057         19,040
                                                  ---------      ---------
      Total gross deferred tax assets               131,548        113,857

Deferred Tax Liabilities
  Deferred loan fees                                (31,294)       (22,486)
  Federal Home Loan Bank of Atlanta dividends       (31,646)       (61,633)
  Tax reserve for bad debts in excess of base
    year amount                                      (9,753)       (14,630)
  Depreciation                                      (12,428)       (12,428)
  Recoveries in excess of tax bad debt              (21,090)            --
                                                  ---------      ---------
      Total gross deferred tax liabilities         (106,211)      (111,177)
                                                  ---------      ---------

      Net deferred tax assets                     $  25,337      $   2,680
                                                  =========      =========

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 11- Income Taxes - Continued

            The amount computed by applying the statutory federal income tax rate to income before taxes differs from the taxes provided for the following reasons:

                                                     Years Ended September 30,
                                       --------------------------------------------------
                                                2000                       1999
                                       -----------------------    -----------------------
                                                      Percent                    Percent
                                                     of Pretax                  of Pretax
                                        Amount        Income       Amount        Income
                                       --------       --------    --------      ---------
Tax at statutory rate                  $ 88,141       34.00%      $(33,040)      (34.00)%
Increases (Decreases)
 Resulting From
-------------------------------
   Surtax exemption                      (8,216)      (3.17)         4,516        4.64
   State income tax net of federal
     income tax benefit                  11,555        4.46           (143)       (.14)
   Other                                    (79)       (.03)          (801)       (.82)
                                       --------       -----       --------       -----
                                       $ 91,401       35.26%      $(29,468)      30.32%
                                       ========       =====       ========       =====

            The Company and its Subsidiary file a consolidated federal income tax return on a fiscal year basis.

            Qualified thrift lenders such as the Bank are not required to provide a deferred tax liability for bad debt reserves for tax purposes that arose in fiscal years beginning before December 31, 1987. Such bad debt reserve for the Bank amounted to approximately $681,000 with an income tax effect of approximately $147,000 at September 30, 2000. This bad debt reserve would become taxable if certain conditions are not met by the Bank.

Note 12 - Disclosures About Fair Value of Financial Instruments

            The estimated fair values of the Bank's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 12- Disclosures About Fair Value of Financial Instruments - Continued

            The carrying amount is a reasonable estimate of fair value for cash and interest-bearing deposits in other banks, due to the short-term nature of these investments. Fair value is based upon market prices quoted by dealers for marketable equity securities, mortgage-backed securities and investment securities. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report. The carrying amount of ground rents owned is a reasonable estimate of fair value. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities.

            The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments, letters of credit and lines of credit. The loan commitments were a blended rate based on the relative risk of the properties involved and the lines of credit are at adjustable rates. The off-balance sheet fair values are based on fees charged for similar agreements. No fair value was computed for lines of credit and letters of credit because it is impractical to obtain a market value.

                                                    September 30, 2000
                                                  ----------------------
                                                  Carrying    Estimated
                                                   Amount     Fair Value
                                                  --------    ----------
                                                  (Amounts in Thousands)
Financial Assets
Cash and due from banks, federal funds and
  interest bearing deposits in other financial
  institutions                                     $ 1,620     $ 1,620
Investments held to maturity                         9,648       8,832
Mortgage backed securities                           1,803       1,813
Loans receivable - net                              26,519      26,920
Federal Home Loan Bank of Atlanta stock                463         463
Investment in ground rents                           2,440       2,440

                              VALLEY BANCORP, INC.
                                 AND SUBSIDIARY
                              Hunt Valley, Maryland

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Note 12- Disclosures About Fair Value of Financial Instruments - Continued

                                             September 30, 2000
                                           ----------------------
                                           Carrying    Estimated
                                            Amount     Fair Value
                                           --------    ----------
                                           (Amounts in Thousands)
Financial Liabilities
---------------------
Deposits                                    $29,883     $30,010
Borrowings                                    8,750       8,566

Financial Instruments Off-balance Sheet
---------------------------------------
Loan commitments                            $   300     $    --


Note 13- Related Party Transactions

            A director of the Bank is a member of the law firm which serves as general counsel to the Bank. The firm regularly performs loan closing services for borrowers from the Bank. During the years ended September 30, 2000 and 1999, the law firm received approximately $16,611 and $29,166, respectively, from borrowers for services rendered in connection with loan closings and approximately $10,965 and $13,695, respectively, from the Bank for legal fees. In addition, trustee fees and commissions are received in connection with foreclosed properties, the amounts of which are not readily determinable.

            The Bank has loans to various shareholders totaling $361,033 and $335,989 at September 30, 2000 and 1999, respectively.

Note 14 - Recent Accounting Pronouncements

            SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June, 1998. This Statement standardizes the accounting for derivative instruments including certain derivative instruments embedded in other contracts, by requiring that an entity recognize these items as assets or liabilities in the statement of financial position and measure them at fair value. This Statement generally provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. The Statement, which is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, will not affect the Bank's financial position or its results of operations.